As filed with the Securities and Exchange Commission on May 16, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DaVita Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	8000	51-0354549
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

601 Hawaii Street, El Segundo, CA 90245

(800) 310-4872

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

See table of Additional Registrants

With copies to:

Joseph Schohl, Esq. Corinna B. Polk, Esq. 601 Hawaii Street El Segundo, CA 90245 Telephone: (310) 536-2400	Paul C. Pringle, Esq. Sharon R. Flanagan, Esq. Sidley Austin LLP 555 California Street, Suite 2000 San Francisco, CA 94104 Telephone: (415) 772-1200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

6 5/8% Senior Notes due 2013	$400,000,000	100%	$400,000,000	$12,280
Guarantees of 6 5/8% Senior Notes due 2013(1)	$400,000,000	(2)	(2)	None

(1)

Each of the following subsidiaries of DaVita Inc. (each, a “Guarantor” and collectively, the “Guarantors”) will guarantee the obligations of DaVita Inc. under the 6 5/8% Senior Notes due 2013: Astro, Hobby, West Mt. Renal Care Limited Partnership, Bay Area Dialysis Partnership, Beverly Hills Dialysis Partnership, Carroll County Dialysis Facility, Inc., Continental Dialysis Center of Springfield-Fairfax, Inc., Continental Dialysis Centers, Inc., DaVita Nephrology Associates of Utah, L.L.C., DaVita—West, LLC, Dialysis Center of Abilene, LP, Dialysis Holdings, Inc., Dialysis Specialists of Dallas, Inc., Downriver Centers, Inc., DVA Healthcare Nephrology Partners, Inc., DVA Healthcare of Maryland, Inc., DVA Healthcare of Massachusetts, Inc., DVA Healthcare of Pennsylvania, Inc., DVA Healthcare Procurement Services, Inc., DVA Healthcare Renal Care, Inc., DVA Laboratory Services, Inc., DVA Nephrology Partners, Inc., DVA Nephrology Services, Inc., DVA of New York, Inc., DVA Renal Healthcare, Inc., DVA Supply Corp., East End Dialysis Center, Inc., Eastmont Dialysis Partnership, Elberton Dialysis Facility, Inc., Flamingo Park Kidney Center, Inc., Freehold Artificial Kidney Center, LLC, Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership, Kidney Care Rx, Inc., Kidney Care Services, LLC, Lincoln Park Dialysis Services, Inc., Mason-Dixon Dialysis Facilities, Inc., Mid-City New Orleans Dialysis Center, LLC, Nephrology Medical Associates of Georgia, LLC, Neptune Artificial Kidney Center, LLC, North Atlanta Dialysis Center, LLC, Ontario Dialysis Center, LLC, Open Access Sonography, Inc., Orange Dialysis, LLC, Pacific Coast Dialysis Center, PDI Holdings, Inc., PDI Supply, Inc., Peninsula Dialysis Center, Inc., Physicians Dialysis Acquisitions, Inc., Physicians Dialysis Ventures, Inc., Physicians Dialysis, Inc., Renal Life Link, Inc., Renal Treatment Centers—California, Inc., Renal Treatment Centers—Hawaii, Inc., Renal Treatment Centers—Illinois, Inc., Renal Treatment Centers—Mid-Atlantic, Inc., Renal Treatment Centers—Northeast, Inc., Renal Treatment Centers—Southeast, LP, Renal Treatment Centers—West, Inc., Renal Treatment Centers, Inc., RMS DM, LLC, RTC—Texas Acquisition, Inc., RTC Holdings, Inc., RTC TN, Inc., Sierra Rose Dialysis Center, LLC, South Shore Dialysis Center, LP, Southeast Florida Dialysis, LLC, Southwest Atlanta Dialysis Centers, LLC, Total Acute Kidney Care, Inc., Total Renal Care / Eaton Canyon Dialysis Center Partnership, Total Renal Care of Colorado, Inc., Total Renal Care of Utah, L.L.C., Total Renal Care Texas Limited Partnership, Total Renal Care, Inc., Total Renal Care/Peralta Renal Center Partnership, Total Renal Care/Piedmont Dialysis Partnership, Total Renal Laboratories, Inc., Total Renal Research, Inc., TRC—Indiana, LLC, TRC of New York, Inc., TRC West, Inc., and Tri-City Dialysis Center, Inc.

(2)

No additional consideration for the guarantees of the 6 5/8% Senior Notes due 2013 will be furnished. Pursuant to Rule 457(n), no additional registration fee is payable with respect to such guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Astro, Hobby, West Mt. Renal Care Limited Partnership	Delaware	76-0520167
Bay Area Dialysis Partnership	Florida	91-1869022
Beverly Hills Dialysis Partnership	California	95-4504550
Carroll County Dialysis Facility, Inc.	Maryland	52-1693649
Continental Dialysis Center of Springfield-Fairfax, Inc.	Virginia	62-1238381
Continental Dialysis Center, Inc.	Virginia	22-2470712
DaVita Nephrology Associates of Utah, LLC	Utah	80-0058484
DaVita—West, LLC	Delaware	01-0561202
Dialysis Center of Abilene, LP	Delaware	20-2388935
Dialysis Holdings, Inc.	Delaware	94-3096645
Dialysis Specialists of Dallas, Inc.	Texas	75-2533856
Downriver Centers, Inc.	Michigan	38-3500376
DVA Healthcare Nephrology Partners, Inc.	Nevada	94-3259141
DVA Healthcare of Maryland, Inc.	Maryland	62-1605235
DVA Healthcare of Massachusetts, Inc.	Massachusetts	62-1529463
DVA Healthcare of Pennsylvania, Inc.	Pennsylvania	91-1867238
DVA Healthcare Procurement Services, Inc.	California	33-0731597
DVA Healthcare Renal Care, Inc.	Nevada	95-2977916
DVA Laboratory Services, Inc.	Florida	65-0127483
DVA Nephrology Partners, Inc.	Tennessee	62-1634344
DVA Nephrology Services, Inc.	Delaware	33-0606825
DVA of New York, Inc.	New York	91-1806157
DVA Renal Healthcare, Inc.	Tennessee	62-1323090
DVA Supply Corp.	Tennessee	62-1287600
East End Dialysis Center, Inc.	Virginia	54-1318452
Eastmont Dialysis Partnership	California	91-1819193
Elberton Dialysis Facility, Inc.	Georgia	58-1721014
Flamingo Park Kidney Center, Inc.	Florida	65-0431823
Freehold Artificial Kidney Center, LLC	New Jersey	22-3328300
Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership	Delaware	76-0509917
Kidney Care Rx, Inc.	Delaware	95-4393983
Kidney Care Services, LLC	Delaware	11-3685202
Lincoln Park Dialysis Services, Inc.	Illinois	36-3191860
Mason-Dixon Dialysis Facilities, Inc.	Maryland	52-1766772
Mid-City New Orleans Dialysis Center, LLC	Delaware	20-1680408
Nephrology Medical Associates of Georgia, LLC	Georgia	91-2160693
Neptune Artificial Kidney Center, LLC	New Jersey	22-3328303
North Atlanta Dialysis Center, LLC	Delaware	20-0336249
Ontario Dialysis Center, LLC	Delaware	20-1757176
Open Access Sonography, Inc.	Florida	59-3245347
Orange Dialysis, LLC	California	01-0721696
Pacific Coast Dialysis Center	California	95-3964201
PDI Holdings, Inc.	Delaware	23-3084850
PDI Supply, Inc.	Delaware	23-3086823
Peninsula Dialysis Center, Inc.	Virginia	54-1721545
Physicians Dialysis Acquisitions, Inc.	Delaware	04-3546654
Physicians Dialysis Ventures, Inc.	Delaware	04-3546656

1

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Physicians Dialysis, Inc.	Delaware	04-3535478
Renal Life Link, Inc.	Delaware	20-1649898
Renal Treatment Centers—California, Inc.	Delaware	23-2741218
Renal Treatment Centers—Hawaii, Inc.	Delaware	23-2830661
Renal Treatment Centers—Illinois, Inc.	Delaware	23-2798598
Renal Treatment Centers—Mid-Atlantic, Inc.	Delaware	23-2536597
Renal Treatment Centers—Northeast, Inc.	Delaware	23-2709856
Renal Treatment Centers—Southeast, LP	Delaware	23-2791135
Renal Treatment Centers—West, Inc.	Delaware	23-2763722
Renal Treatment Centers, Inc.	Delaware	23-2518331
RMS DM, LLC	Delaware	20-0174548
RTC—Texas Acquisition, Inc.	Texas	74-2811204
RTC Holdings, Inc.	Delaware	51-0340369
RTC TN, Inc.	Delaware	51-0378828
Sierra Rose Dialysis Center, LLC	Delaware	02-0614476
South Shore Dialysis Center, LP	Delaware	20-2386656
Southeast Florida Dialysis, LLC	Delaware	20-2207697
Southwest Atlanta Dialysis Centers, LLC	Delaware	20-0336205
Total Acute Kidney Care, Inc.	Florida	65-0086334
Total Renal Care/Eaton Canyon Dialysis Center Partnership	California	95-4584694
Total Renal Care of Colorado, Inc.	Colorado	84-0612148
Total Renal Care of Utah, L.L.C.	Delaware	87-0570546
Total Renal Care Texas Limited Partnership	Delaware	74-2794200
Total Renal Care, Inc.	California	95-3372911
Total Renal Care/Peralta Renal Center Partnership	California	94-3249675
Total Renal Care/Piedmont Dialysis Partnership	California	94-3249677
Total Renal Laboratories, Inc.	Florida	59-3205549
Total Renal Research, Inc.	Delaware	94-3269918
TRC—Indiana, LLC	Indiana	91-1971775
TRC of New York, Inc.	New York	91-1849180
TRC West, Inc.	Delaware	88-0364717
Tri-City Dialysis Center, Inc.	Virginia	54-1636509

*	The address for each of the Additional Registrants is c/o DaVita Inc., 601 Hawaii Street, El Segundo, California, 90245. The primary standard industrial classification number for each of the Additional Registrants is 8000.

2

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion

Preliminary Prospectus dated May 16, 2007

DaVita Inc.

Offer to exchange

$400,000,000 6 5/8% Senior Notes due 2013

which have been registered under the Securities Act of 1933,

for any and all outstanding 6 5/8% Senior Notes due 2013 issued on February 23, 2007

The terms of the notes we are issuing will be substantially identical to the outstanding 6 5/8% Senior Notes due 2013 that we issued on February 23, 2007, except for the elimination of certain transfer restrictions, registration rights and the conditional right to receive additional interest payments.

The notes will mature on March 15, 2013. Interest on the notes is payable on March 15 and September 15 of each year.

We previously issued $500,000,000 aggregate principal amount of our 6 5/8% Senior Notes due 2013 on March 22, 2005. The notes we are issuing hereby are part of the same series of debt securities under the applicable indenture as the 6 5/8% Senior Notes due 2013 we issued on March 22, 2005. As of the date of this prospectus, we have $900,000,000 aggregate principal amount of our 6 5/8% Senior Notes due 2013 outstanding.

We may redeem some or all of the notes at any time on or after March 15, 2009 at the redemption price set forth in this prospectus. We may also redeem up to 35% of the aggregate principal amount of the notes using the proceeds of certain equity offerings, before March 15, 2008. Upon certain sales of assets or if we experience specific kinds of changes of control, we must make an offer to purchase the notes.

The notes will be our unsecured obligations. The notes will rank equally in right of payment to all of our existing and future unsecured senior debt and senior in right of payment to all of our existing and future unsecured subordinated debt. The notes will be effectively subordinated to our existing and future secured indebtedness (including our senior secured credit facilities) to the extent of the assets securing that indebtedness. The notes will be guaranteed on an unsecured senior basis by our subsidiaries (subject to certain exceptions), including each subsidiary that guarantees our senior secured credit facilities.

The exchange offer expires 5:00 p.m., New York City time,                     , 2007, unless extended by us. You should carefully review the procedures for tendering outstanding notes beginning on page 26 of this prospectus. If you fail to tender your outstanding notes, you will continue to hold unregistered securities and your ability to transfer the outstanding notes will be restricted. The exchange of notes will not be a taxable event for U.S. federal income tax purposes. The exchange offer is not subject to any condition other than (1) that the exchange offer does not violate any applicable law or SEC staff interpretations and (2) that no action or proceeding shall have been instituted in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to prevent us and our subsidiary guarantors from proceeding with or completing the exchange offer. No public market currently exists for the notes. We do not intend to list the notes on a securities exchange and, therefore, no active public market is anticipated.

See “ Risk factors” beginning on page 10 for a discussion of certain risks that you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2007.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with other information, you should not rely on it.

We are offering to exchange the notes only in places where such offers and exchanges are permitted.

You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Each broker-dealer that receives notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, or the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of notes received in exchange for restricted notes where such restricted notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, until the earlier of (a) 180 days after the closing of the exchange offer or (b) the first day after the consummation of the exchange offer when participating broker-dealers no longer have a prospectus delivery obligation under SEC staff interpretations, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of distribution.”

This prospectus incorporates by reference certain business and financial information about us that is not included in or delivered with this document. You may obtain copies of the documents incorporated by reference in this document, without charge, by writing us at the following address or calling us at the following telephone number:

DaVita Inc.

601 Hawaii Street

El Segundo, California 90245

Telephone: (310) 536-2420

Attention: LeAnne Zumwalt, Vice President, Investor Relations

To obtain timely delivery of documents requested, you must request the information no later than five business days prior to the expiration date for the exchange offer.

i

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus contain statements that are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. We intend these forward-looking statements to be covered by the safe harbor provisions for such statements contained in these documents. All statements other than statements of historical fact in this prospectus or referred to or incorporated or deemed to be incorporated by reference into this prospectus are “forward-looking statements” for purposes of these sections. These statements include, among other things, statements about our expectations, beliefs, intentions or strategies for the future, statements concerning our future operations, financial condition and prospects, statements regarding our expectations for treatment growth rates, revenue per treatment, expense growth, levels of the provision for uncollectible accounts receivable, operating income, cash flow, operating cash flow, estimated tax rates, capital expenditures, the development of new centers and center acquisitions, the impact of the DVA Renal Healthcare, Inc. acquisition and our level of indebtedness on our financial performance, including earnings per share, and anticipated integration costs and any statement of assumptions underlying any of the foregoing. These statements can sometimes be identified by the use of the forward-looking words such as “may,” “believe,” “will,” “should,” “could,” “would,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “continue,” “seek,” “pro forma,” “forecast,” or “intend” or other similar words or expressions of the negative thereof.

These statements involve substantial known and unknown risks and uncertainties. Some of the factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this prospectus are described under “Risk factors” and in the documents incorporated or deemed to be incorporated by reference in this prospectus. These factors include, but are not limited to:

•	the concentration of profits generated from commercial payor plans,

•	possible reductions in private and government payment rates,

•	changes in pharmaceutical or anemia management practice patterns, payment policies or pharmaceutical pricing,

•	our ability to maintain contracts with physician medical directors,

•

legal compliance risks, including our continued compliance with complex government regulations and the subpoena from the U.S. Attorney’s Office for the Eastern District of New York, the subpoenas from the U.S. Attorney’s Office for the Eastern District of Missouri and DVA Renal Healthcare’s compliance with its corporate integrity agreement,

•	our ability to complete and integrate acquisitions of businesses, and

•	the successful integration of DVA Renal Healthcare, including its billing and collection operations.

Our actual results may differ materially from results described in our forward-looking statements. We base our forward-looking statements on information currently available to us, and we undertake no obligation to update or revise any of these statements, whether as a result of changes in underlying factors, new information, future events or other developments.

ii

SUMMARY

This summary may not contain all the information that may be important to you. You should read the entire prospectus and the documents incorporated or deemed to be incorporated by reference herein, including our financial statements and related notes, before making an investment decision. Unless this prospectus indicates otherwise or the context otherwise requires the terms “we,” “our,” “us,” “DaVita” and “the Company” refer to DaVita Inc. and its consolidated subsidiaries. We sometimes refer to (i) the 6 5/8% Senior Notes due 2013 issued on February 23, 2007 as the “restricted notes,” (ii) the exchange of the restricted notes for notes that have been registered under the Securities Act as the “exchange offer” and (iii) the restricted notes, the notes being issued in exchange for the restricted notes pursuant to this exchange offer and the 6 5/8% Senior Notes due 2013 issued originally on March 22, 2005 as the “notes.”

OUR BUSINESS

We are a leading provider of dialysis services in the United States for patients suffering from chronic kidney failure, also known as end stage renal disease, or ESRD. We currently operate or provide administrative services to approximately 1,300 outpatient dialysis centers located in 42 states and the District of Columbia, serving approximately 104,000 patients. We also provide acute inpatient dialysis services in approximately 750 hospitals and related laboratory services. All other ancillary services and strategic initiatives, which currently account for approximately 2% of our consolidated revenues, relate to our core business of providing renal care services.

Our principal executive offices are located at 601 Hawaii Street, El Segundo, California 90245 and our telephone number at that address is (310) 536-2400.

THE EXCHANGE OFFER

The exchange offer relates to the exchange of up to $400,000,000 aggregate principal amount of our 6 5/8% Senior Notes due 2013 that have been registered under the Securities Act for an equal aggregate principal amount of our restricted unregistered 6 5/8% Senior Notes due 2013 issued on February 23, 2007. The form and terms of the notes to be issued pursuant to the exchange offer are substantially the same as the form and terms of the restricted notes, except that the notes to be issued pursuant to the exchange offer have been registered under the Securities Act and will not bear legends restricting their transfer, and will not be entitled to the conditional right to receive additional interest payments or to registration rights. We issued the restricted notes under an indenture which grants a number of rights. The notes to be issued pursuant to the exchange offer also will be issued under that indenture and will have the same rights under the indenture as the restricted notes. See “Description of notes.” We are offering to exchange $1,000 principal amount of notes for each $1,000 principal amount of restricted notes. This exchange offer is intended to satisfy your exchange rights under the registration rights agreement we entered into in connection with the issuance of the restricted notes.

No minimum condition	We are not conditioning the exchange offer on the tender of any minimum principal amount of restricted notes.

Expiration date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2007 unless we decide to extend the exchange offer.

Withdrawal rights	You may withdraw your tender at any time before the exchange offer expires.

Conditions to the exchange offer

The exchange offer is not subject to any condition other than that (1) the exchange offer does not violate any applicable law or applicable SEC staff interpretations and (2) no action or proceeding shall have been instituted in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to prevent us and the subsidiary guarantors from proceeding with or completing the exchange offer. We reserve the right to terminate or end the exchange offer at any time before the expiration date if either of the foregoing conditions occurs. For additional information, see “The exchange offer—Certain conditions to the exchange offer.”

Procedures for tendering restricted notes	If you are a holder of restricted notes who wishes to accept the exchange offer, you must:

•

arrange for The Depository Trust Company to transmit certain required information, including an agent’s message forming part of a book-entry transfer in which you agree to be bound by the terms of the accompanying letter of transmittal, to the exchange agent in connection with a book-entry transfer; or

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, and mail or otherwise deliver the letter of transmittal to the exchange agent at the address provided in the section “The exchange offer—Exchange agent.”

Resale without further registration

We believe that you may resell or otherwise transfer the notes that you receive in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act so long as you meet the following conditions:

•	any notes to be received by you in the exchange offer will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the notes;

•	you are not an affiliate (as defined in Rule 405 under the Securities Act) of us or any of the guarantors;

•	you are not engaged in, and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the notes;

•

if you are a broker-dealer, you will receive notes in exchange for restricted notes that were acquired for your own account as a result of market-making activities or other trading activities and you acknowledge that you will deliver a prospectus in connection with any resale of such notes;

•

if you are a broker-dealer, you did not purchase the notes being tendered in the exchange offer directly from us for resale pursuant to Rule 144A or Regulation S under the Securities Act or any other available exemption from registration under the Securities Act; and

•	you are not acting on behalf of any person who could not truthfully make the foregoing representations.

By tendering your restricted notes, you will be making representations to this effect. You may incur liability under the Securities Act if:

•	any of the representations listed above are not true; and

•

you transfer any note issued to you in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, unless the transfer otherwise meets an exemption from the registration requirements under the Securities Act.

We, the trustee and the exchange agent do not assume, or indemnify you against, liability under these circumstances which means that we, the trustee and the exchange agent will not protect you from any loss you incur as a result of this liability.

Restrictions on resale by broker-dealers

Each broker-dealer that has received notes pursuant to this exchange offer in exchange for restricted notes that were acquired for its own account as a result of market-making or other trading activities (a

“participating broker-dealer”), must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those notes. Participating broker-dealers who notify us may use this prospectus in connection with any resale until the earlier of (a) 180 days after the closing of the exchange offer or (b) the first day after the consummation of the exchange offer when participating broker-dealers no longer have a prospectus delivery obligation under SEC staff interpretations, subject to exceptions, including all rights to suspend the use of this prospectus as described under “Plan of distribution.” Each participating broker-dealer will be subject to certain of the civil liability provisions under the Securities Act in connection with resales made pursuant to this prospectus.

Special procedures for beneficial owners

If you beneficially own restricted notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your restricted notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal, either arrange to have your restricted notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time and may not be possible to complete before the exchange offer expires.

Guaranteed delivery procedures

If you wish to tender your restricted notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedures for book-entry transfer cannot be completed on time, you may tender your restricted notes according to the guaranteed delivery procedures described in the section “The exchange offer—Procedures for tendering restricted notes.”

Acceptance of restricted notes and delivery of notes

We will accept for exchange all restricted notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The notes issued in the exchange offer will be delivered promptly following the expiration date. For additional information, see “The exchange offer—Acceptance of restricted notes for exchange; delivery of notes.”

Use of proceeds	We will not receive any proceeds from the issuance of notes in the exchange offer. We will pay for our expenses incident to the exchange offer.

U.S. federal income tax considerations

The exchange of notes for restricted notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. For additional information, see “U.S. federal income tax considerations” in this prospectus.

Consequences of failure to exchange notes

Any restricted notes that are not tendered in exchange for notes to be issued pursuant to the exchange offer will remain restricted following the exchange offer and will continue to be subject to transfer restrictions and to bear interest at the same per annum rate of interest, but will not be entitled to any additional interest or registration rights under the registration rights agreement relating to the restricted notes. If restricted notes are tendered and accepted by us in the exchange offer, a holder’s ability to sell any restricted notes that remain restricted could be adversely affected and there may be no trading market for the restricted notes. See “Risk factors—If you fail to exchange your restricted notes by properly tendering them for notes to be issued pursuant to the exchange offer, your restricted notes will continue to be subject to transfer restrictions and may have reduced liquidity.”

Exchange agent	The Bank of New York Trust Company, N.A. is serving as exchange agent in connection with the exchange offer.

THE NOTES

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the notes, please refer to the section of this prospectus entitled “Description of notes.”

Issuer	DaVita Inc.

Securities

$400 million in principal amount of 6 5/8% Senior Notes due 2013. On March 22, 2005, we issued $500 million aggregate principal amount of our 6 5/8% Senior Notes due 2013 (the “Initial Notes”). The notes that will be issued in exchange for the restricted notes are part of the same series of debt securities under the indenture as the Initial Notes and have the same terms as the Initial Notes. We currently have outstanding $900 million aggregate principal amount of our 6 5/8% Senior Notes due 2013. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to our “6 5/8% Senior Notes due 2013” and the “notes” include the restricted notes, the notes that will be issued in exchange for the restricted notes and the Initial Notes.

Maturity date	March 15, 2013.

Interest payment dates	March 15 and September 15 of each year.

Interest on the notes to be issued in this exchange offer will accrue from March 15, 2007.

Holders whose restricted notes are accepted for exchange will be deemed to have waived the right to receive any interest accrued on the restricted notes; provided, that if the expiration date of the exchange offer falls after a record date for the payment of interest on the restricted notes but on or before the applicable interest payment date, the interest payable on such interest payment date shall be payable to the persons who were the record holders of the restricted notes as of such record date.

Guarantees

All of our subsidiaries that guarantee our senior secured credit facilities unconditionally guarantee the notes on a senior unsecured basis. The guarantors will include substantially all of our domestic, wholly-owned subsidiaries.

Ranking

The notes will be our unsecured senior obligations and will rank equally in right of payment to all of our existing and future unsecured senior debt and will be senior in right of payment to all of our existing and future unsecured subordinated obligations and will be effectively subordinated to all debt of our non-guarantor subsidiaries.

Similarly, the guarantees of the notes by our subsidiary guarantors will be unsecured obligations of our subsidiary guarantors and will rank equally in right of payment to all existing and future unsecured senior debt of such subsidiary guarantors and senior in right of payment to all existing and future unsecured subordinated debt of such subsidiary guarantors.

The notes will be effectively subordinated to our existing and future secured indebtedness (including under our senior secured credit facilities) to the extent of the assets securing that indebtedness.

Optional redemption

We may redeem some or all of the notes at any time on or after March 15, 2009. We may also redeem up to 35% of the aggregate principal amount of the notes using the proceeds of certain equity offerings at any time prior to March 15, 2008. The redemption prices are described under “Description of notes—Optional redemption.”

Change of control

If we experience specific kinds of changes of control, we will be required to make an offer to purchase the notes at a purchase price of 101% of the principal amount thereof, plus accrued but unpaid interest to the purchase date. See “Description of notes—Change of control.”

Certain covenants	The indenture governing the notes restricts our ability and the ability of our restricted subsidiaries to, among other things:

•	incur additional indebtedness,

•	pay dividends on, redeem or repurchase our capital stock and make other restricted payments,

•	make certain restricted investments,

•	create certain liens and otherwise use assets as security in transactions,

•	sell or otherwise dispose of assets,

•	enter into transactions with affiliates,

•	create restrictions on our ability to receive dividends or other payments from restricted subsidiaries,

•	engage in unrelated businesses,

•	create or designate unrestricted subsidiaries, and

•	merge, consolidate or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

These covenants are subject to important exceptions and qualifications described under the heading “Description of notes.” Certain of these covenants applicable to the notes will be suspended during any period that the specified rating agencies assign the notes investment grade ratings in the future and no event of default exists under the indenture. However, if the notes are subsequently downgraded from an investment grade rating, the covenants will be reinstated. See “Description of notes—Certain covenants—Covenant suspension.”

Use of proceeds

We used the net proceeds from the offering of the restricted notes to repay a portion of the outstanding amounts under the term loan portion of our senior secured credit facilities, and pay related fees and expenses. See “Use of proceeds.”

Risk factors	See “Risk factors” for a discussion of certain factors that you should carefully consider before participating in the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for the periods shown. The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. Earnings for this purpose is defined as pretax income from continuing operations adjusted by adding back fixed charges expensed during the period. Fixed charges include debt expense (interest expense and the amortization of deferred financing costs), the estimated interest component of rent expense on operating leases, and capitalized interest.

	Three Months Ended March 31,		Year Ended December 31,
	2007	2006	2006	2005	2004	2003	2002
Ratio of Earnings to Fixed Charges	2.49	2.11	2.38	2.86	5.26	3.98	3.67

RISK FACTORS

You should carefully consider the risks described below, as well as the risk factors described in the documents incorporated or deemed to be incorporated by reference in this prospectus, in addition to the other risks and uncertainties described in this prospectus and the documents incorporated or deemed to be incorporated by reference herein, before exchanging your restricted notes. If any of the events described herein or therein occur, our business, financial condition or results of operations could be materially harmed, the trading price of the notes could decline and you may lose part or all of your investment.

Risks related to our business

If the average rates that commercial payors pay us decline significantly, it would have a material adverse effect on our revenues, earnings and cash flows.

Approximately 35% of our dialysis revenue for the year ended December 31, 2006 and the quarter ended March 31, 2007 was generated from patients who have commercial payors as the primary payor. The majority of these patients have insurance policies that pay us on terms and at rates materially higher than Medicare rates. We expect that some of our commercial reimbursement rates will be materially lower in the future as a result of general conditions in the market, recent and future consolidations among commercial payors, downward trends in health insurance premiums, increased focus on dialysis services, our acquisition of DVA Renal Healthcare, including the reconciliation of existing contracts with differing rates, and other factors. We are continuously in the process of negotiating agreements with our commercial payors. In the event that our negotiations result in overall commercial rate reductions in excess of overall commercial rate increases, the cumulative effect could have a material adverse effect on our financial results. Consolidations have significantly increased the negotiating leverage of commercial payors. In addition, we believe that payors and employers continue to encourage members to obtain care with in-network providers and network rates are typically lower than out-of-network rates. If the average rates that commercial payors pay us decline significantly, it would have a material adverse effect on our revenues, earnings and cash flows.

If the number of patients with higher-paying commercial insurance declines, then our revenues, earnings and cash flows would be substantially reduced.

Our revenue levels are sensitive to the percentage of our patients with higher-paying commercial insurance coverage. A patient’s insurance coverage may change for a number of reasons, including as a result of changes in the patient’s or a family member’s employment status. For a patient covered by an employer group health plan, Medicare generally becomes the primary payor after 33 months, or earlier if the patient’s employer group health plan coverage terminates. When Medicare becomes the primary payor, the payment rate we receive for that patient shifts from the employer group health plan rate to the Medicare payment rate. If there is a significant reduction in the number of patients under higher-paying commercial plans relative to government-based programs that pay at lower rates, it would have a material adverse effect on our revenues, earnings and cash flows.

Future declines, or the lack of further increases, in Medicare payment rates would reduce our revenues, earnings and cash flows.

Approximately one-half of our dialysis revenue for the year ended December 31, 2006 and the quarter ended March 31, 2007 was generated from patients who have Medicare as their primary payor. The Medicare End Stage Renal Disease (ESRD) program pays us for dialysis treatment services at fixed rates. Unlike most other services covered by Medicare, the Medicare ESRD program has not provided for regular inflation increases in payment rates. Increases in operating costs that are subject to inflation, such as labor and supply costs, have occurred and are expected to continue to occur regardless of whether there is a compensating increase in payment rates. We cannot predict with certainty the nature or extent of future rate changes, if any. To the extent these rates decline or are not adjusted to keep pace with inflation, our revenues, earnings and cash flows would be adversely affected.

Changes in the structure of, and payment rates under, the Medicare ESRD program could substantially reduce our revenues, earnings and cash flows.

The Medicare composite rate is the payment rate for a dialysis treatment including the supplies used in those treatments, specified laboratory tests and certain pharmaceuticals. Other services and pharmaceuticals, including EPO (a pharmaceutical used to treat anemia, a common complication associated with ESRD), vitamin D analogs and iron supplements, are separately billed. Changes to the structure of the composite rate and separately billable payment rates went into effect in January 2006, as Medicare moved to payment rates for pharmaceuticals from average acquisition cost to average sale price plus 6%. Future changes in the structure of, and payment rates under, the Medicare ESRD program could substantially reduce our revenues, earnings and cash flows.

Pharmaceuticals were approximately 30% and 35% of our total Medicare revenue for the year ended December 31, 2006 and the quarter ended March 31, 2007, respectively. ESRD pharmaceutical payment rates and utilization continue to receive attention from the government, which may lead to downward pressure on utilization and reimbursement changes in the future. If Medicare begins to bundle other services for payment by including in its composite payment rate the pharmaceuticals, laboratory services or other ancillary services that it currently pays separately, or if there are further changes to or decreases in the payment rate for these items without a corresponding increase in the composite rate, it could have a material adverse effect on our revenues, earnings and cash flows.

Changes in state Medicaid programs or payment rates could reduce our revenues, earnings and cash flows.

Approximately 5% of our dialysis revenue for the year ended December 31, 2006 and the quarter ended March 31, 2007 was generated from patients who have Medicaid as their primary coverage. As state governments face increasing budgetary pressure, they may propose reductions in payment rates, limitations on eligibility or other changes to Medicaid programs. Currently, Medicaid eligibility requirements mandate that citizen enrollees in Medicaid programs provide documented proof of citizenship. Our revenues, earnings and cash flows could be negatively impacted to the extent that we are not paid by Medicaid or other state programs for services provided to patients that are unable to satisfy the revised eligibility requirements, including undocumented patients living in the U.S. If state governments reduce the rates paid by those programs for dialysis and related services, further limit eligibility for Medicaid coverage or adopt changes similar to those adopted by Medicare, then our revenues, earnings and cash flows could be adversely affected.

Delays in state Medicare and Medicaid certification of our dialysis centers could adversely affect our revenues, earnings and cash flows.

Before we can begin billing for patients treated in our outpatient dialysis centers who are enrolled in government-based programs, we are required to obtain state and federal certification for participation in the Medicare and Medicaid programs. As state governments face increasing budgetary pressure, certain states may have difficulty certifying dialysis centers in the normal course and significant delays may result. If state governments are unable to certify new centers in the normal course and we experience significant delays in our ability to treat and bill for services provided to patients covered under government programs, our revenues, earnings and cash flows could be adversely affected.

Changes in clinical practices and payment rates or rules for Epogen, or EPO, and other pharmaceuticals could substantially reduce our revenues, earnings and cash flows.

The administration of EPO and other pharmaceuticals accounted for approximately 30% of our dialysis revenue for the year ended December 31, 2006 and the quarter ended March 31, 2007. Since late 2006, there has been significant media discussion and government scrutiny regarding anemia management practices in the United States. In late 2006, the House Ways and Means Committee held a hearing on the issue of EPO utilization and continues to review the issue. In March 2007, the FDA required changes to the labeling of Epogen® and Aranesp® to include a new black box warning which has created confusion and concern in the nephrology community and could result in changes in physician practice patterns or accepted clinical practices that could have a significant impact on the utilization of EPO. In addition, the labeling change may cause CMS to change their reimbursement policies. Changes in physician practice patterns and accepted clinical practices, changes in labeling of other pharmaceuticals in a manner that alters physician practice patterns or accepted clinical practices, changes in private and governmental payment criteria, including the introduction of EPO administration policies by private payors, the introduction of new pharmaceuticals or the conversion to alternate types of administration of EPO or other pharmaceuticals could have a material adverse effect on our revenues, earnings and cash flows.

Changes in EPO pricing and the use and marketing of alternatives to EPO could materially reduce our revenues, earnings and cash flows and affect our ability to care for our patients.

Amgen Inc. is the sole supplier of EPO and may unilaterally decide to increase its price for EPO, subject to certain contractual limitations. Future changes in the cost of EPO could have a material adverse effect on our earnings and cash flows and ultimately reduce our income. Although our agreement with Amgen for EPO continues for a fixed time period and includes potential pricing discounts depending upon the achievement of certain clinical and other criteria, we cannot predict whether we will continue to receive the discount structure for EPO that we currently receive, or whether we will continue to achieve the same levels of discounts within that structure as we have historically achieved. In addition, our contract with Amgen provides for specific rebates and incentives that are based on patient outcomes, process improvement, data submission, purchase volume growth and some combination of these factors. Factors that could impact our ability to qualify for the discounts, rebates and incentives provided for in our agreement with Amgen include our ability to achieve certain clinical outcomes, changes in pharmaceutical intensities and our growth. We have and may from time to time accelerate our EPO purchase volume in a given period to take advantage of certain incentives provided for in the agreement, which could result in an increase in our inventory levels. Failure to qualify for discounts or meet or exceed the targets and earn the specified rebates and incentives due to changes in prescribing patterns or otherwise could have a material adverse effect on our earnings and cash flows.

Amgen has developed and obtained FDA approval for Aranesp®, a pharmaceutical used to treat anemia that may replace EPO or reduce its use with dialysis patients. In addition, Roche has developed and is seeking approval for CERA, a pharmaceutical also used to treat anemia. Unlike EPO, which is generally administered in conjunction with each dialysis treatment, these pharmaceuticals are administered less frequently. In the event that these similar alternatives to EPO are marketed for the treatment of dialysis patients, we may realize lower margins on the administration of such pharmaceuticals than are currently realized with EPO. In addition, to the extent that changes in administration practices occur as a result of the recent changes in labeling of these pharmaceuticals in a manner that alters physician practice patterns or accepted clinical practices or such pharmaceuticals begin to be administered to patients through channels other than DaVita, we would realize a significant reduction in revenue or profit from such administration. A significant increase in the development and use of similar alternatives to EPO, or a change in administration practices, could have a material adverse effect on our revenues, earnings and cash flows.

The investigation related to the subpoena we received on March 4, 2005 from the U.S. Attorney’s Office for the Eastern District of Missouri could result in substantial penalties against us.

We are voluntarily cooperating with the U.S. Attorney’s Office for the Eastern District of Missouri with respect to the subpoena we received on March 4, 2005, which requested a wide range of documents relating to our operations, including documents related to, among other things, pharmaceutical and other services provided to patients, relationships with pharmaceutical companies and financial relationships with physicians and joint ventures, the related request for additional documents related to specific medical director and joint venture arrangements we received in October 2005, and the additional subpoena we received in February 2006 requesting documents related to certain patient records relating to the administration and billing of EPO. It is possible that criminal proceedings may be initiated against us in connection with this inquiry. Any negative findings could result in substantial financial penalties against us, exclusion from future participation in the Medicare and Medicaid programs and criminal penalties. To our knowledge, no proceedings have been initiated against us at this time. Although we cannot predict whether or when proceedings might be initiated or when these matters may be resolved, it is not unusual for investigations such as this to continue for a considerable period of time. Responding to the subpoenas will continue to require management’s attention and significant legal expense.

The investigation related to the subpoena we received on October 25, 2004 from the U.S. Attorney’s Office for the Eastern District of New York could result in substantial penalties against us.

We are voluntarily cooperating with the U.S. Attorney’s Office for the Eastern District of New York and the OIG with respect to the subpoena we received on October 25, 2004, which requires production of a wide range of documents relating to our operations, including DaVita Laboratory Services. DVA Renal Healthcare received a similar subpoena in November 2004. It is possible that criminal proceedings may be initiated against us and DVA Renal Healthcare in connection with this inquiry. Any negative findings could result in substantial financial penalties against us and DVA Renal Healthcare, exclusion from future participation in the Medicare and Medicaid programs and criminal penalties. To our knowledge, no proceedings have been initiated against us or DVA Renal Healthcare at this time. Although we cannot predict whether or when proceedings might be initiated or when these matters may be resolved, it is not unusual for investigations such as this to continue for a considerable period of time. Responding to the subpoenas may require management’s attention and significant legal expense.

If we fail to adhere to all of the complex government regulations that apply to our business, we could suffer severe consequences that would substantially reduce our revenues, earnings and cash flows.

Our dialysis operations are subject to extensive federal, state and local government regulations, including Medicare and Medicaid payment rules and regulations, federal and state anti-kickback laws, the Stark II physician self-referral prohibition and analogous state referral statutes, and federal and state laws regarding the collection, use and disclosure of patient health information. The Medicare and Medicaid reimbursement rules related to claims submission, cost reporting, and payment processes impose complex and extensive requirements upon dialysis providers, and a violation or departure from such requirements may result in government audits, lower reimbursements, recoupments or voluntary repayments and the potential loss of certification.

The regulatory scrutiny of healthcare providers, including dialysis providers, has increased significantly in recent years. Medicare has increased the frequency and intensity of its certification inspections of dialysis centers. For example, we are required to provide substantial documentation related to the administration of pharmaceuticals, including EPO, and, to the extent that any such documentation is found insufficient, we may be required to refund any amounts received from such administration by government or private payors, and be subject to substantial penalties under applicable laws or regulations. In addition, fiscal intermediaries have increased their prepayment and post-payment reviews.

We endeavor to comply with all of the requirements for receiving Medicare and Medicaid payments and to structure all of our relationships with referring physicians to comply with state and federal anti-kickback laws and the Stark II physician self-referral law. However, the laws and regulations in this area are complex and subject to varying interpretations. For example, none of our medical director agreements establishes compensation using the Stark II safe harbor method; rather, compensation under our medical director agreements is the result of individual negotiation and, we believe, exceeds amounts determined under the safe harbor method. If an enforcement agency were to challenge the level of compensation that we pay our medical directors, we could be required to change our practices, face criminal or civil penalties, pay substantial fines or otherwise experience a material adverse effect as a result of a challenge to these arrangements.

Because of regulatory considerations unique to each of these states, all of our dialysis operations in New York and some of our dialysis operations in New Jersey are conducted by privately-owned companies to which we provide a broad range of administrative services. These operations accounted for approximately 6% of our 2006 dialysis revenue. We believe that we have structured these operations to comply with the laws and regulations of these states, but we can give no assurances that they will not be challenged. If any of our operations are found to violate these or other government regulations, we could suffer severe consequences that would have a material adverse effect on our revenues, earnings and cash flows including:

•	Suspension or termination of our participation in government payment programs;

•	Refunds of amounts received in violation of law or applicable payment program requirements;

•	Loss of required government certifications or exclusion from government payment programs;

•

Loss of licenses required to operate healthcare facilities in some of the states in which we operate, including the loss of revenues from operations in New York and New Jersey conducted by privately-owned companies as described above;

•	Reductions in payment rates or coverage for dialysis and ancillary services and related pharmaceuticals;

•

Fines, damages or monetary penalties for anti-kickback law violations, Stark II violations, submission of false claims, civil or criminal liability based on violations of law, or other failures to meet regulatory requirements;

•	Claims for monetary damages from patients who believe their protected health information has been used or disclosed in violation of federal or state patient privacy laws;

•	Mandated practice changes that significantly increase operating expenses; and

•	Termination of relationships with medical directors.

If our joint ventures were found to violate the law, we could suffer severe consequences that would have a material adverse effect on our revenues, earnings and cash flows.

As of March 31, 2007 we owned a controlling interest in approximately 90 dialysis related joint ventures, representing approximately 15% of our dialysis revenue for the quarter ended March 31, 2007 and year ended December 31, 2006. We anticipate that we will continue to increase the number of our joint ventures during 2007. Many of our joint ventures with physicians or physician groups also have the physician owners providing medical director services to those centers or other centers we own and operate. Because our relationships with physicians are governed by the “anti-kickback” statute contained in the Social Security Act, we have sought to structure our joint venture arrangements to satisfy as many safe harbor requirements as we believe are reasonably possible. However, our joint venture arrangements do not satisfy all elements of any safe harbor under the federal anti-kickback statute. Based on the exceptions applicable to ESRD services, we believe that our joint venture arrangements and operations materially comply with the Stark II law. The subpoena we received from the United States Attorney’s Office for the Eastern District of Missouri on March 4, 2005, and the related request for additional documents received in October 2005, includes a request for documents related to our joint ventures.

If our joint ventures are found to be in violation of the anti-kickback statute or the Stark provisions, we could be required to restructure the joint ventures or refuse to accept referrals for designated health services from the physicians with whom the joint venture centers have a financial relationship. We also could be required to repay amounts received from Medicare and certain other payors by the joint ventures pursuant to prohibited referrals, and we could be subject to monetary penalties and exclusion from government healthcare programs. If our joint venture centers are subject to any of these penalties, we could suffer severe consequences that would have a material adverse effect on our revenues, earnings and cash flows.

There are significant estimating risks associated with the amount of dialysis revenue that we recognize and if we are unable to accurately estimate our revenue, it could impact the timing of our revenue recognition or have a significant impact on our operating results.

There are significant estimating risks associated with the amount of dialysis revenue that we recognize for a reporting period. Ongoing insurance coverage changes, geographic coverage differences, differing interpretations of contract coverage, and other payor issues complicate the billing and collection process. Determining applicable primary and secondary coverage for our approximately 104,000 patients at any point in time, together with the changes in patient coverages that occur each month, requires complex, resource-intensive processes and errors in determining the correct coordination of benefits may result in refunds to payors. Revenues associated with Medicare and Medicaid programs are also subject to estimating risk related to the amounts not paid by the primary government payor that will ultimately be collectible from other government programs paying secondary coverage, the patient’s commercial health plan secondary coverage or the patient. Collections, refunds and payor retractions typically continue to occur for up to three years and longer after services are provided. If our estimates of dialysis revenue are materially inaccurate, it could impact the timing of our revenue recognition and have a significant impact on our operating results.

If the ancillary services we provide or the strategic initiatives we invest in are ultimately unsuccessful, we may have to write off our investment in one or more of these activities.

Our ancillary services and strategic initiatives include pharmacy services, vascular access services, disease management services, ESRD clinical research programs and administrative services provided to minority-owned and third-party owned centers and clinics, each of which is related to our core business of providing dialysis services. If any of our ancillary services or strategic initiatives do not perform at the level that we anticipate, we may be required to write off our investment in one or more of these activities. As an example, our investment in pharmacy services of approximately $17 million at the end of the first quarter of 2007 may be subject to future write-offs.

If a significant number of physicians were to cease referring patients to our dialysis centers, whether due to regulatory or other reasons, our revenues, earnings and cash flows would be substantially reduced.

Many physicians prefer to have their patients treated at dialysis centers where they or other members of their practice supervise the overall care provided as medical director of the center. As a result, the primary referral source for most of our centers is often the physician or physician group providing medical director services to the center. Neither our current nor former medical directors have an obligation to refer their patients to our centers. If a medical director agreement terminates, whether before or at the end of its term, and a new medical director is appointed, it may negatively impact the former medical director’s decision to treat his or her patients at our center. If we are unable to enforce noncompetition provisions contained in the terminated medical director agreements, former medical directors may choose to provide medical director services for competing providers or establish their own dialysis centers in competition with ours. Also, if the quality of service levels at our centers deteriorates, it may negatively impact patient referrals and treatment volumes.

Our medical director contracts are for fixed periods, generally three to ten years. Medical directors have no obligation to extend their agreements with us. We may take actions to restructure existing relationships or take positions in negotiating extensions of relationships to assure compliance with the safe harbor provisions of the anti-kickback statute, Stark II law and other similar laws. These actions could negatively impact the decision of physicians to extend their medical director agreements with us or to refer their patients to us. If the terms of any existing agreement are found to violate applicable laws, we may not be successful in restructuring the relationship which could lead to the early termination of the agreement, or cause the physician to stop referring patients to our centers. If a significant number of physicians were to cease referring patients to our dialysis centers, whether due to regulatory or other reasons, then our revenues, earnings and cash flows would be substantially reduced.

If the current shortage of skilled clinical personnel continues or if we experience a higher than normal turnover rate, we may experience disruptions in our business operations and increases in operating expenses.

We are experiencing increased labor costs and difficulties in hiring nurses due to a nationwide shortage of skilled clinical personnel. We compete for nurses with hospitals and other health care providers. This nursing shortage may limit our ability to expand our operations. If we are unable to hire skilled clinical personnel when needed, or if we experience a higher than normal turnover rate for our skilled clinical personnel, our operations and treatment growth will be negatively impacted, which would result in reduced revenues, earnings and cash flows.

The integration of DVA Renal Healthcare’s clinical, billing and collection systems into our operations is significant and the failure to successfully integrate the systems could have a material adverse effect on our revenues, cash flows and operating results.

The integration of DVA Renal Healthcare requires the successful implementation of uniform information technology systems, including clinical, billing and collections systems. We may experience difficulties in our ability to successfully bill and collect for services rendered as a result of our upgrade and integration of the billing and collection systems. Complications associated with the integration of our clinical, billing and collections systems could cause increased risk of retractions from and refunds to commercial and government payors, noncompliance with reimbursement regulations and could have an adverse impact on the claims review required by DVA Renal Healthcare’s corporate integrity agreement. We may experience difficulties in effectively implementing these and other systems across our operations, including DVA Renal Healthcare. The failure to successfully integrate these and other systems could have a material adverse effect on our revenues, cash flows and operating results.

If DVA Renal Healthcare does not comply with its corporate integrity agreement, or DVA Renal Healthcare otherwise has failed or fails to comply with government regulations applicable to its operations, we could be subject to additional penalties and otherwise may be materially harmed.

DVA Renal Healthcare entered into a settlement agreement with the Department of Justice and certain agencies of the United States government relating to the Department of Justice’s investigation of DVA Renal Healthcare’s Medicare and Medicaid billing practices and its relationships with physicians and pharmaceutical manufacturers. If DVA Renal Healthcare does not comply with the terms of the corporate integrity agreement or otherwise has failed or fails to comply with the extensive federal, state and local government regulations applicable to its operations, we could be subject to additional penalties, including monetary penalties or exclusion from participation in government programs, and otherwise may be materially harmed. The costs associated with compliance with the corporate integrity agreement and cooperation with the government are substantial and may be greater than we currently experience. In addition, as a result of the settlement agreement, commercial payors and other third parties may initiate legal proceedings against DVA Renal Healthcare related to the billing practices and other matters covered by the settlement agreement.

Our alliance and product supply agreement with Gambro Renal Products Inc. may limit our ability to achieve cost savings with respect to products and equipment we are required to purchase under this agreement.

In August 2006, we amended our alliance and product supply agreement with Gambro Renal Products Inc., a subsidiary of Gambro AB, pursuant to which we are required to purchase from Gambro Renal Products specified percentages of hemodialysis products, supplies and equipment at fixed prices. The amended supply agreement, among other things, reduces our purchase obligations with respect to our requirements for such products, supplies and equipment and permits the termination of our obligations with respect to certain products under certain circumstances. The amended supply agreement continues to require us to purchase a significant majority of our hemodialysis product supplies and equipment at fixed prices and may limit our ability to realize future cost savings in regard to products and equipment for which we remain obligated to make purchases under the agreement. Our total spending on hemodialysis products, supplies and equipment with Gambro Renal Products was approximately 4% and 2% of our total operating costs for the year ended December 31, 2006 and the quarter ended March 31, 2007, respectively.

Our ability to effectively provide the services we offer could be negatively impacted if certain of our suppliers are unable to meet our needs, which could substantially reduce our revenues, earnings and cash flows.

We have significant suppliers that are either the sole or primary source of products critical to the services we provide or to which we have committed obligations to make purchases, including Amgen, Gambro Renal Products, Baxter Healthcare Corporation, as well as others. If any of these suppliers are unable to meet our needs for the products they supply and we are not able to find adequate alternative sources, our revenues, earnings and cash flows could be substantially reduced.

We may be subject to liability claims for damages and other expenses not covered by insurance that could reduce our earnings and cash flows.

The administration of dialysis and related services to patients may subject us to litigation and liability for damages. Our business, profitability and growth prospects could suffer if we face negative publicity or we pay damages or defense costs in connection with a claim that is outside the scope of any applicable insurance coverage, including claims related to contractual disputes and professional and general liability claims. In addition, we have received several notices of claims from commercial payors and other third parties related to our historical billing practices and the historical billing practices of DVA Renal Healthcare and other matters related to their settlement agreement with the Department of Justice. Although the ultimate outcome of these claims cannot be predicted, an adverse result with respect to one or more of these claims could have a material adverse effect on our financial condition, results of operations, and cash flows. We currently maintain programs of general and professional liability insurance. However, a successful claim, including a professional liability, malpractice or negligence claim which is in excess of our insurance coverage, could have a material adverse effect on our earnings and cash flows.

In addition, if our costs of insurance and claims increase, then our earnings could decline. Market rates for insurance premiums and deductibles have been steadily increasing. Our earnings and cash flows could be materially and adversely affected by any of the following:

•	further increases in premiums and deductibles;

•	increases in the number of liability claims against us or the cost of settling or trying cases related to those claims; and

•	an inability to obtain one or more types of insurance on acceptable terms.

If businesses we acquire have liabilities that we are not aware of, we could suffer severe consequences that would substantially reduce our revenues, earnings and cash flows.

Our business strategy includes the acquisition of dialysis centers and businesses that own and operate dialysis centers, as well as other ancillary businesses. Businesses we acquire may have unknown or contingent liabilities or liabilities that are in excess of the amounts that we estimated. Although we generally seek indemnification from the sellers of businesses we acquire for matters that are not properly disclosed to us, we are not always successful. In addition, even in cases where we are able to obtain indemnification, we may discover liabilities greater than the contractual limits or the financial resources of the indemnifying party. In the event that we are responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification, we could suffer severe consequences that would substantially reduce our revenues, earnings and cash flows.

Provisions in our charter documents, compensation programs and Delaware law may deter a change of control that our stockholders would otherwise determine to be in their best interests.

Our charter documents include provisions that may deter hostile takeovers, delay or prevent changes of control or changes in our management, or limit the ability of our stockholders to approve transactions that they may otherwise determine to be in their best interests. These include provisions prohibiting our stockholders from acting by written consent, requiring 90 days advance notice of stockholder proposals or nominations to our Board of Directors and granting our Board of Directors the authority to issue preferred stock and to determine the rights and preferences of the preferred stock without the need for further stockholder approval. In addition, on November 14, 2002, the Board of Directors approved a shareholder rights plan that would substantially dilute the interest sought by an acquirer that our Board of Directors does not approve.

Most of our outstanding employee stock options include a provision accelerating the vesting of the options in the event of a change of control. We also maintain a change of control protection program for our employees who do not have a significant number of stock awards, which provides for cash bonuses to the employees in the event of a change of control which has been in place since September 2001. Based on the shares of our common stock outstanding and the market price of our stock on March 31, 2007, these cash bonuses would total approximately $217 million if a change of control transaction occurred at that price and our Board of Directors did not modify this program. These compensation programs may affect the price an acquirer would be willing to pay for us.

We are also subject to Section 203 of the Delaware General Corporation Law that, subject to exceptions, would prohibit us from engaging in any business combinations with any interested stockholder, as defined in that section, for a period of three years following the date on which that stockholder became an interested stockholder.

These provisions may discourage, delay or prevent an acquisition of our Company at a price that our stockholders may find attractive. These provisions could also make it more difficult for our stockholders to elect directors and take other corporate actions and could limit the price that investors might be willing to pay for shares of our common stock.

Risks related to the notes

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

As of March 31, 2007, we had $3,750 million in outstanding debt (excluding the premium of approximately $5 million associated with the issuance of the restricted notes) on our consolidated balance sheet and $200 million of available unused borrowing capacity under the revolving portion of our senior secured credit facilities (after giving effect to letters of credit for approximately $50 million). Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the notes,

•	increase our vulnerability to general adverse economic and industry conditions,

•

require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes,

•	expose us to interest rate fluctuations because the interest on the debt under our senior secured credit facilities may be at variable rates,

•	limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate,

•	place us at a competitive disadvantage compared to our competitors that have less debt, and

•	limit our ability to borrow additional funds.

In addition, we may incur substantial additional indebtedness in the future. The terms of the indentures governing the notes and our 7 1/4% senior subordinated notes due 2015, or the senior subordinated notes, and the senior secured credit facilities allow us to incur additional debt subject to certain limitations. If new debt is added to current debt levels, the related risks described above could intensify. If additional debt financing is not available when required or is not available on acceptable terms, we may be unable to grow our business, take advantage of business opportunities, respond to competitive pressures or refinance maturing debt, any of which could have a material adverse effect on our operating results and financial condition.

We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

Our ability to make interest and principal payments on our indebtedness, including the notes, and to fund planned capital expenditures and expansion efforts including any strategic acquisitions we may make in the future will depend on our ability to generate cash. This, to a certain extent, is subject to general economic, financial, competitive, regulatory and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in revenue and cash flow will be realized on schedule or that future borrowings will be available to us in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our senior secured credit facilities are secured by substantially all of our and the subsidiary guarantors’ assets. In particular, these facilities are secured by first priority pledges of 100% of the equity interests owned by us in our direct and indirect domestic subsidiaries and 65% of the equity interests of our direct foreign subsidiaries, if any, and any successor credit facility is likely to be secured on a similar basis. As such, our ability to refinance the notes or seek additional financing could be limited by such security interest. We cannot assure you that we will be able to refinance our indebtedness on commercially reasonable terms or at all.

Holders of secured debt would be paid first and would receive payments from assets used as security before you would receive payments if we were to become insolvent or default in the payment of our debt.

The notes and the guarantees will not be secured by any of our assets or the assets of our subsidiaries and will therefore be effectively subordinated to our existing and future secured debt to the extent of the assets securing that debt. Our senior secured credit facilities are secured by substantially all of our and the subsidiary guarantors’ assets, including by first priority pledges of 100% of the equity interests owned by us in our direct and indirect domestic subsidiaries and 65% of the equity interests of our direct foreign subsidiaries, if any, and any successor credit facility is likely to be secured on a similar basis. The indentures governing the notes and our senior subordinated notes permit us to incur additional debt, including purchase money debt and other secured debt (including debt under our senior secured credit facilities). If we were to become insolvent, holders of any current and future secured debt (including obligations outstanding under our senior secured credit facilities) would be paid first and would receive payments from the assets used as security before you would receive any payments. You may therefore not be fully repaid if we remain insolvent in such circumstances.

As of March 31, 2007, we had $3,750 million in outstanding debt (excluding the premium of approximately $5 million associated with the issuance of the restricted notes) on our consolidated balance sheet, of which $1,999 million was secured and effectively senior to the notes, and $200 million of available unused borrowing capacity under the revolving portion of our senior secured credit facilities (after giving effect to letters of credit for approximately $50 million).

The agreement governing the senior secured credit facilities and the indentures governing the notes and our senior subordinated notes contain various covenants which limit our management’s discretion in the operation of our business.

The indentures related to the notes and our senior subordinated notes contain various provisions that restrict our ability to:

•	incur additional indebtedness,

•	pay dividends on, redeem or repurchase our capital stock and make other restricted payments,

•	make certain restricted investments,

•	create certain liens and otherwise use assets as security in transactions,

•	sell or otherwise dispose of assets,

•	enter into transactions with affiliates,

•	create restrictions on our ability to receive dividends or other payments from restricted subsidiaries,

•	engage in unrelated businesses,

•	create or designate unrestricted subsidiaries and

•	merge, consolidate or transfer all or substantially all of our assets and the assets of our subsidiaries on a consolidated basis.

In addition, our senior secured credit facilities require us to maintain certain financial ratios and contain negative covenants. Our ability to comply with these ratios and covenants may be affected by events beyond our control.

Any failure to comply with the restrictions of the indentures related to the notes and our senior subordinated notes, the senior secured credit facilities or any other subsequent financing agreements may result in an event of default under those agreements. Such default may allow the creditors, if the agreements so provide, to declare the related debt immediately due and payable as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, lenders may have the right in these circumstances to terminate any commitments they have to provide further borrowings. Our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt agreements if accelerated upon an event of default.

The notes will be effectively subordinated to the claims of the creditors of our non-guarantor subsidiaries.

Many, but not all, of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets and earnings of such subsidiaries before any assets of the non-guarantor subsidiaries are available for distribution to us, creditors of DaVita and creditors of the subsidiary guarantors, including holders of the notes.

As of March 31, 2007, our non-guarantor subsidiaries had aggregate total indebtedness of $9 million on their respective balance sheets and their aggregate total assets accounted for approximately 9% of our consolidated total assets at that date. The indentures governing the notes and our senior subordinated notes and our senior secured credit facilities permit the incurrence of certain additional indebtedness by our non-guarantor subsidiaries in the future.

Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the notes.

The issuance of the guarantees of the notes may be subject to review under United States federal bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of a subsidiary guarantor’s unpaid creditors. Under the laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time the subsidiary guarantor issued the guarantee of the notes:

•	it issued the guarantee to delay, hinder or defraud present or future creditors, or

•	it received less than reasonably equivalent value or fair consideration for issuing the guarantee and at the time it issued the guarantee:

–	it was insolvent or rendered insolvent by reason of issuing the guarantee,

–	it was engaged, or about to engage, in a business or transaction for which its assets, after giving effect to its potential liability under the guarantee, constituted unreasonably small capital to carry on its business, or

–	it intended to incur, or believed that it would incur, debts beyond its ability to pay as they mature,

then the court could void the obligations under the guarantees of the notes, subordinate the guarantees of the notes to that subsidiary guarantor’s other obligations or take other action detrimental to holders of the guarantees of the notes.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied in any proceeding to determine whether a fraudulent transfer had occurred. Generally, however, a person would be considered insolvent if, at the time it incurred the debt:

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

•	it could not pay its debts as they become due.

We cannot be sure as to the standard that a court would use to determine whether a subsidiary guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to a subsidiary guarantor’s other debt. If such a case were to occur, a guarantee could also be subject to the claim that, since the guarantee was incurred for DaVita’s benefit, and only indirectly for the benefit of the subsidiary guarantor, the guarantee was incurred for less than fair consideration.

An active trading market may not develop for the notes.

There is no established trading market for the notes and we cannot assure you that an active or liquid trading market will develop. We do not intend to apply for a listing of the notes on any securities exchange or automated interdealer quotation system. The liquidity of any market for the notes will depend upon the number of holders, our own financial performance, the market for similar securities, the interest of securities dealers in making a market, prevailing interest rates, the prospects for companies in our industry and other factors.

We may be unable to purchase your notes upon a change of control.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to purchase all outstanding notes. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required purchase of notes or that restrictions in our senior secured credit facilities or other agreements will not allow such purchases. If a change of control occurs, we cannot assure you that we will have sufficient funds to repay other debt obligations which will be required to be repaid, in addition to the notes. See “Description of notes—Change of control.”

If you fail to exchange your restricted notes by properly tendering them for notes to be issued pursuant to the exchange offer, your restricted notes will continue to be subject to transfer restrictions and may have reduced liquidity.

In this exchange offer, we will issue notes only in exchange for restricted notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the letter of transmittal and the tender of your restricted notes, and you should carefully follow the instructions on how to tender your restricted notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of restricted notes.

The restricted notes have not been registered under the Securities Act or any state securities law and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption from those requirements. The transfer of the restricted notes is also subject to other conditions and restrictions set forth in the indenture. If you do not exchange your restricted notes for notes to be issued pursuant to the exchange offer by properly tendering them, your restricted notes will continue to be subject to these restrictions and the restrictions on transfer described in the legend on your restricted notes. In general, you may only offer or sell the restricted notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. As we do not intend to register the restricted notes under the Securities Act, if the exchange offer is completed, holders of restricted notes that have not been exchanged who seek liquidity in their investment would have to rely on exemptions from the registration requirements under the securities laws, including the Securities Act. Consequently, holders of restricted notes who do not participate in the exchange offer could experience significant diminution in the value of their restricted notes compared to the value of the notes.

If any restricted notes are tendered and accepted by us in the exchange offer, there may be no trading market for the restricted notes that remain outstanding and the ability of a holder of such restricted notes to sell the restricted notes could be adversely affected. To the extent that restricted notes are tendered and accepted by us in the exchange offer, the principal amount of outstanding restricted notes will decrease, which will likely adversely affect the liquidity of any trading market for the restricted notes that may exist.

In connection with the offering of the restricted notes, we and the guarantors entered into a registration rights agreement. The registration rights agreement provides, in general and among other things, that if we do not consummate the exchange offer by a specified date, additional interest will be payable on the restricted notes until the exchange offer is consummated. Following completion of the exchange offer, the restricted notes will not be entitled to any additional interest, registration rights or other rights under the registration rights agreement and will continue to bear interest at the respective per annum rates originally applicable to such restricted notes.

USE OF PROCEEDS

We used the net proceeds from the issuance of the restricted notes of approximately $402 million to repay a portion of outstanding amounts under the term loan portion of our senior secured credit facilities and pay related fees and expenses.

The issuance of the notes in this exchange offer will not result in any increase in our indebtedness. We will not receive any proceeds from the issuance of notes in the exchange offer.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2007. You should read the following table in conjunction with the financial statements incorporated by reference in this prospectus and the related notes thereto.

As of March 31, 2007
(Dollars in millions)
Cash and cash equivalents	$356

Total debt (including current maturities):
Senior secured credit facilities
Revolving credit facility(1)	$—
Term loans	1,985
6 5/8% senior notes due 2013	900
7 1/4% senior subordinated notes due 2015	850
Other debt	15

Total outstanding debt(2)	3,750

Total shareholders’ equity	1,354

Total capitalization	$5,104

(1)	Our senior secured revolving credit facilities provide commitments for total revolving borrowings of up to $250 million at any time outstanding. The commitments under our senior secured revolving credit facilities remain outstanding. As of March 31, 2007, we had $200 million of available unused borrowing capacity under our revolving credit facilities (after giving effect to letters of credit for approximately $50 million).

(2)	Excludes a premium of approximately $5 million associated with the issuance of the restricted notes.

SELECTED FINANCIAL DATA

The following table presents selected consolidated financial and operating data for the periods indicated. In October 2005, we acquired DVA Renal Healthcare for approximately $3.06 billion. DVA Renal Healthcare was one of the largest dialysis services providers in the United States. In conjunction with a consent order issued by the Federal Trade Commission, on October 4, 2005, we divested a total of 71 centers and terminated two management service agreements. In addition, effective January 1, 2006, we divested three additional centers that were previously pending state regulatory approval. See footnote (6) below. The operating results of DVA Renal Healthcare are included in our operating results from October 1, 2005, and the operating results of the historical DaVita divested centers are reflected as discontinued operations in our consolidated statements of income for 2005 and prior. The following financial and operating data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements filed as part of our quarterly report on Form 10-Q for the quarter ended March 31, 2007 and our annual report on Form 10-K for the year ended December 31, 2006, which are incorporated by reference in this prospectus.

	Three months ended March 31,		Year ended December 31,
	2007	2006	2006	2005	2004	2003	2002
	(in thousands, except share data)
Income statement data:
Net operating revenues(1)	$1,278,166	$1,163,188	$4,880,662	$2,973,918	$2,177,330	$1,919,278	$1,766,564
Operating expenses and charges(2)	1,084,849	1,001,113	4,141,230	2,508,547	1,796,204	1,559,347	1,400,897

Operating income	193,317	162,075	739,432	465,371	381,126	359,931	365,667
Debt expense(3)	(68,870)	(70,459)	(276,706)	(139,586)	(52,411)	(66,821)	(71,612)
Swap valuations gain, net(4)	—	—	—	4,548	—	—	—
Refinancing charges(5)	—	—	—	(8,170)	—	(26,501)	(48,930)
Other income, net	3,195	3,874	13,033	8,934	4,125	3,042	3,980

Income from continuing operations before income taxes	127,642	95,490	475,759	331,097	332,840	269,651	249,105
Income tax expense	51,060	37,710	186,430	123,675	128,332	105,173	102,749

Income from continuing operations	76,582	57,780	289,329	207,422	204,508	164,478	146,356
Income from discontinued operations, net of tax(6)	—	—	—	13,157	17,746	11,313	10,973
Gain on disposal of discontinued operations, net of tax(6)	—	(311)	362	8,064	—	—	—

Net income	$76,582	$57,469	$289,691	$228,643	$222,254	$175,791	$157,329

Basic earnings per common share from continuing operations(6)(7)	$0.73	$0.56	$2.79	$2.06	$2.07	$1.74	$1.36

Diluted earnings per common share from continuing operations(6)(7)	$0.72	$0.55	$2.73	$1.99	$1.99	$1.56	$1.22

Weighted average shares outstanding:(7)(9)
Basic	105,013,000	102,581,000	103,520,000	100,762,000	98,727,000	94,346,000	107,747,000

Diluted	106,739,000	105,388,000	105,793,000	104,068,000	102,861,000	113,760,000	135,720,000

Ratio of earnings to fixed charges(8)	2.49:1	2.11:1	2.38:1	2.86:1	5.26:1	3.98:1	3.67:1

Balance sheet data:
Working capital	$704,986	$708,314	$597,324	$664,675	$426,985	$242,238	$251,925
Total assets	6,537,997	6,189,454	6,491,816	6,279,762	2,511,959	1,945,530	1,775,693
Long-term debt	3,721,373	4,039,333	3,730,380	4,085,435	1,322,468	1,117,002	1,311,252
Shareholders’ equity(9)	1,354,143	962,532	1,245,924	850,609	523,134	306,871	70,264

(1)	Net operating revenues include $3,771 in 2005, $8,293 in 2004, $24,000 in 2003 and $58,778 in 2002 of Medicare lab recoveries relating to prior years’ services.
(2)	Total operating expenses include recoveries of $5,192 in 2002 of accounts receivable reserved in 1999.
(3)	Debt expense for the quarter ended March 31, 2007 and for the year ended December 31, 2006, includes the write-off of approximately $4,188 and $3,270, respectively, of deferred financing costs associated with our principal prepayments on the term loans. Debt expense for the quarter ended March 31, 2007 also includes $248 of other costs that were expensed in connection with the repricing of the term loan B.
(4)	The swap valuation net gains of $4,548 in 2005, represented the accumulated fair value on several swap instruments that were ineffective as cash flow hedges, as a result of the repayment of our credit facilities, as well as changes in the fair values of these swaps until they were redesignated as hedges, and represent changes in the fair value of the swaps during periods in which there was no matching variable rate LIBOR-based interest payments.
(5)

Refinancing charges of $8,170 in 2005 represented the write-off of deferred financing costs associated with the extinguishment of our prior credit facility. Refinancing charges of $26,501 in 2003 represented the consideration paid to redeem the $125,000 5 5/8% Convertible Subordinated Notes due 2006 and the $345,000 7% Convertible Subordinated Notes due 2009 in excess of book value, the write-off of related deferred financing costs and other financing fees associated with the amendment of the prior credit facility. Refinancing charges of $48,930 in 2002 represented the write-off of deferred financing costs associated with the retirement of the $225,000 outstanding 9 1/4% Senior Subordinated Notes due 2011.

(6)	During 2005, we divested a total of 71 outpatient dialysis centers in conjunction with a consent order issued by the Federal Trade Commission on October 4, 2005 in order for us to complete the acquisition of DVA Renal Healthcare. In addition, we completed the sale of three additional centers that were previously pending state regulatory approval in January 2006. The operating results of the historical DaVita divested and held for sale centers were reflected as discontinued operations in our consolidated financial statements for 2005 and prior.
(7)	All share and per-share data for all periods presented prior to 2005 have been adjusted to retroactively reflect the effects of a 3-for-2 stock split that occurred in the second quarter of 2004.
(8)	The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings for this purpose is defined as pretax income from continuing operations adjusted by adding back fixed charges expensed during the period. Fixed charges include debt expense (interest expense and amortization of deferred financing costs), the estimated interest component of rental expense on operating leases, and capitalized interest.
(9)	Share repurchases consisted of 3,350,100 shares of common stock for $96,540 in 2004, 5,162,850 shares of common stock for $107,162 in 2003, 40,991,216 shares of common stock for $642,171 in 2002. Debt of $124,700 and $526 was converted into 7,302,528 and 24,045 shares of common stock in 2003. Shares issued in connection with stock awards amounted to 439,818 in quarter ended March 31, 2007, 2,620,125 in 2006, 3,303,451 in 2005, 5,106,783 in 2004, 3,539,919 in 2003, and 5,131,425 in 2002.

THE EXCHANGE OFFER

Purpose of the exchange offer

We issued the restricted notes on February 23, 2007 in a transaction exempt from the registration requirements of the Securities Act. Accordingly, the restricted notes may not be reoffered, resold, or otherwise transferred unless so registered or unless an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

In connection with the sale of the restricted notes, we entered into a registration rights agreement, which requires us to:

•	file a registration statement providing for the exchange offer with the SEC on or prior to the 90th day after the date that the restricted notes were first issued;

•

use our reasonable best efforts to cause the registration statement to be declared effective under the Securities Act no later than the 180th day after the date the restricted notes were first issued; and

•	use our reasonable best efforts to consummate the exchange offer no later than the 45th day after the date the registration statement is declared effective.

We are making the exchange offer to satisfy our obligations under the registration rights agreement.

Terms of the exchange

We are offering to exchange, subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus, $400,000,000 aggregate principal amount of our 6 5/8% Senior Notes due 2013 that have been registered under the Securities Act for an equal aggregate principal amount of our restricted unregistered 6 5/8% Senior Notes due 2013 issued on February 23, 2007. The terms of the notes to be issued pursuant to the exchange offer are identical in all material respects to the terms of the restricted notes, except that:

•

the notes to be issued pursuant to the exchange offer will have been registered under the Securities Act, will not contain transfer restrictions, and will not bear legends restricting their transfer; and

•

the notes to be issued pursuant to the exchange offer will not contain terms providing for the payment of additional interest due to a default in the performance of certain of our obligations under the registration rights agreement and will not be entitled to registration rights under the registration rights agreement.

For additional information, see the section “Description of notes” in this prospectus.

The exchange offer is not conditioned upon the tender of any minimum principal amount of restricted notes.

Tendering holders of the restricted notes will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of the restricted notes in the exchange offer, except as specified in the instructions in the letter of transmittal.

Expiration date; extension; termination; amendment

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2007, unless we, in our sole discretion, have extended the period of time for which the exchange offer is open. The time and date, as it may be extended, is referred to herein as the “expiration date.” The expiration date will be at least 20 business days after the commencement of the exchange offer. We expressly reserve the right, at any time or from time to time, to extend the period of time during which the exchange offer is open, and thereby delay acceptance for exchange of any restricted notes. We will extend the expiration date by giving oral or written notice of the extension to the exchange agent and by a public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all restricted notes previously tendered will remain subject to the exchange offer unless properly withdrawn.

We expressly reserve the right to:

•	extend the exchange offer from time to time;

•

terminate or amend the exchange offer and not accept for exchange any restricted notes not previously accepted for exchange upon the occurrence of any of the events specified in this section under the subheading “Certain conditions to the exchange offer”; and

•	amend the terms of the exchange offer in any manner, whether before or after any tender of the restricted notes.

If any termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give oral or written notice to the holders of the restricted notes as promptly as practicable.

For purposes of the exchange offer, a “business day” means any day other than Saturday, Sunday or a date on which banking institutions are required or authorized by New York State law to be closed, and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the expiration date, we will exchange the notes for the restricted notes promptly following the expiration date.

Procedures for tendering restricted notes

Our acceptance of restricted notes tendered by a holder will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal. All references in this prospectus to the letter of transmittal are deemed to include a facsimile of the letter of transmittal.

A holder of restricted notes may tender the restricted notes by:

•	complying with the procedure for book-entry transfer described below or properly completing and signing the letter of transmittal;

•	properly completing any required signature guarantees;

•	properly completing any other documents required by the letter of transmittal; and

•	delivering all of the above to the exchange agent at its address set forth below at or prior to 5:00 p.m., New York City time on the expiration date; or

•	complying with the guaranteed delivery procedures described below.

The method of delivery of letters of transmittal and all other required documents is at the election and risk of the holders. If the delivery is by mail, it is recommended that registered mail properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to ensure timely delivery.

The signature on the letter of transmittal need not be guaranteed if:

•	tendered restricted notes are registered in the name of the signer of the letter of transmittal;

•	the notes to be issued in exchange for the restricted notes are to be issued in the name of the registered holder of the restricted notes; and

•	any untendered restricted notes are to be reissued in the name of the registered holder of the restricted notes.

In any other case, the letter of transmittal must be:

•	accompanied by written instruments of transfer in form satisfactory to us;

•	duly executed by the registered holder of the restricted notes; and

•

the signature on the instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution (each, an “eligible institution”) that is a member of a recognized signature guarantee program within the meaning of Rule 17Ad-15 under the Exchange Act.

If the notes and/or restricted notes not exchanged but reissued are to be delivered to an address other than that of the registered holder appearing on the note register for the restricted notes, the signature in the letter of transmittal must be guaranteed by an eligible institution. If any untendered restricted notes are to be reissued in the name of a person other than the registered holder of those restricted notes, then such holder must comply with the transfer restrictions applicable to the restricted notes set forth in the indenture.

The exchange agent will make a request within two business days after the date of this prospectus to establish accounts with respect to the restricted notes at The Depository Trust Company, or DTC (the “book-entry transfer facility”) for the purpose of facilitating the exchange offer. Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of restricted notes by causing the book-entry transfer facility to transfer the restricted notes into the exchange agent’s account with respect to the restricted notes in accordance with the book-entry transfer facility’s procedures for the transfer. Although delivery of restricted notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, an appropriate letter of transmittal with any required signature guarantee and all other required documents, or an agent’s message (as defined below), must in each case be properly transmitted to and received or confirmed by the exchange agent at its address set forth below prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program, or ATOP. Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer restricted notes to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an agent’s message.

The term “agent’s message” means a message which:

•	is transmitted by DTC;

•	is received by the exchange agent and forms part of the book-entry transfer;

•	states that DTC has received an express acknowledgment from a participant in DTC that is tendering restricted notes which are the subject of the book-entry transfer;

•	states that the participant has received and agrees to be bound by all of the terms of the letter of transmittal; and

•	states that we may enforce the agreement against the participant.

If a holder desires to accept the exchange offer and time will not permit a letter of transmittal to reach the exchange agent before the expiration date or the procedure for book-entry transfer cannot be completed on a timely basis, the holder may effect a tender by guaranteed delivery if the exchange agent has received at its address set forth below on or prior to the expiration date, a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery from an eligible institution setting forth:

•	the name and address of the tendering holder;

•	the names in which the restricted notes are registered;

•	the certificate number(s) of the restricted notes;

•	the principal amount of restricted notes being tendered; and

•

a statement that the tender is being made thereby and guaranteeing that within three business days after the expiration date a confirmation of book-entry transfer of such restricted notes into the exchange agent’s account at the book-entry transfer facility and an agent’s message or a properly completed and duly executed letter of transmittal, together with the certificates representing the tendered restricted notes and any other required documents will be delivered to the exchange agent.

Unless restricted notes being tendered by the above-described guaranteed delivery method are deposited with the exchange agent, a tender will be deemed to have been received as of the date when:

•

a properly transmitted agent’s message or the tendering holder’s properly completed and duly signed letter of transmittal, in each case together with a confirmation of book-entry transfer of the restricted notes into the exchange agent’s account at the book-entry transfer facility and any other required documentation, is received by the exchange agent; or

•	a properly completed and duly executed notice of guaranteed delivery is received by the exchange agent by facsimile transmission, mail or hand delivery from an eligible institution.

Issuances of notes in exchange for restricted notes tendered pursuant to a notice of guaranteed delivery by an eligible institution will be made only against receipt by the exchange agent of an agent’s message or a properly completed and duly signed letter of transmittal and any other required documents, together with confirmation of book-entry transfer of such restricted notes into the exchange agent’s account at the book-entry transfer facility.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance of restricted notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tenders of any restricted notes not properly tendered or not to accept any restricted notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any restricted notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender restricted notes in the exchange offer. The interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions contained in the letter of transmittal, by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of restricted notes for exchange must be cured within such reasonable period of time as we determine. Neither we, the exchange agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of restricted notes for exchange, nor will any of us incur any liability for failure to give such notification.

If the letter of transmittal is signed by a person or persons other than the registered holder or holders of restricted notes, the letter of transmittal must be accompanied by appropriate powers of attorney signed exactly in the name or names of the registered holder or holders of the restricted notes.

If the letter of transmittal or any powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, such persons must submit proper evidence satisfactory to us of their authority to so act.

By tendering, you will represent to us that:

•	any notes to be received by you in the exchange offer will be acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the notes;

•	you are not an affiliate (within the meaning of Rule 405 under the Securities Act) of us or any of the guarantors;

•	you are not engaged in, and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the notes;

•	if you are a broker-dealer, you will receive the notes in exchange for restricted notes that were acquired for your own account as a result of market-making activities or other trading activities;

•

if you are a broker-dealer, you did not purchase the restricted notes being tendered in the exchange offer directly from us for resale pursuant to Rule 144A or Regulation S under the Securities Act or any other available exemption from registration under the Securities Act; and

•	you are not acting on behalf of any person who could not truthfully make the foregoing representations.

Each participating broker-dealer that receives notes in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those notes. By so acknowledging and delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Terms and conditions of the letter of transmittal

The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

The party tendering restricted notes for exchange sells, assigns and transfers the restricted notes to us and irrevocably constitutes and appoints the exchange agent as the party’s agent and attorney-in-fact to cause the restricted notes to be assigned, transferred and exchanged. We refer to the party tendering notes herein as the “transferor.” The transferor represents and warrants that the transferor has full power and authority to tender, exchange, assign and transfer the restricted notes and to acquire notes issuable upon the exchange of the tendered restricted notes, and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered restricted notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The transferor also warrants that the transferor will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to transfer ownership of the restricted notes on the account books maintained by a book-entry transfer facility. The transferor further agrees that acceptance of any tendered restricted notes by us and the issuance of notes in exchange for restricted notes will constitute performance in full by us of certain of our obligations under the registration rights agreement. All authority conferred by the transferor will survive the death or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of the transferor.

Withdrawal rights

Tenders of restricted notes may be withdrawn at any time before 5:00 p.m. New York City time, on the expiration date.

For a withdrawal to be effective, a written notice of withdrawal sent by facsimile transmission or letter must be received by the exchange agent at the address set forth in this prospectus before 5:00 p.m. New York City time, on the expiration date. Any notice of withdrawal must:

•	specify the name of the person having tendered the restricted notes to be withdrawn;

•	identify the restricted notes to be withdrawn, including the principal amount of such restricted notes;

•	include a statement that the holder is withdrawing the holder’s election to have the restricted notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the restricted notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the restricted notes into the name of the person withdrawing the tender; and

•

specify the name in which any such restricted notes are to be registered, if different from that of the person who tendered the restricted notes (in which case the signature of the holder must be guaranteed by an eligible institution).

The exchange agent will return the properly withdrawn restricted notes promptly following receipt of the notice of withdrawal. If restricted notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn restricted notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us and our determination will be final and binding on all parties.

Any restricted notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any restricted notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder. In the case of restricted notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the restricted notes will be credited to an account with the book-entry transfer facility specified by the holder. In either case, the restricted notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn restricted notes may be retendered by following one of the procedures described in this section under the subheading “Procedures for tendering restricted notes” at any time before the expiration date.

Acceptance of restricted notes for exchange; delivery of notes

Upon satisfaction of all of the conditions to the exchange offer, we will accept, on the expiration date, all restricted notes properly tendered and not validly withdrawn and will issue or cause to be issued the notes promptly after such acceptance. See the discussion in this section under the subheading “Certain conditions to the exchange offer” for more detailed information. For purposes of the exchange offer, we will be deemed to have accepted properly tendered restricted notes for exchange when, and if, we have given oral or written notice of our acceptance to the exchange agent.

For each restricted note accepted for exchange, the holder of the restricted note will receive a note having a principal amount equal to that of the surrendered restricted note.

In all cases, issuance of notes for restricted notes that are accepted for exchange pursuant to the exchange offer will be made only after:

•	a timely book-entry confirmation of the transfer of the restricted notes into the exchange agent’s account at the book-entry transfer facility;

•	a properly completed and duly executed letter of transmittal, or a properly transmitted agent’s message; and

•	timely receipt by the exchange agent of all other required documents.

If any tendered restricted notes are not accepted for any reason described in the terms and conditions of the exchange offer or if restricted notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or nonexchanged restricted notes will be returned without expense to the tendering holder of the restricted notes. In the case of restricted notes tendered by book-entry transfer into the exchange agent’s account at the book- entry transfer facility pursuant to the book-entry transfer procedures described above, the non-exchanged restricted notes will be credited to an account maintained with the book-entry transfer facility. In either case, the restricted notes will be returned as promptly as practicable after the expiration of the exchange offer.

Certain conditions to the exchange offer

Notwithstanding any other provision of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to issue notes in exchange for, any restricted notes and may terminate or amend the exchange offer, by oral or written notice to the exchange agent or by a timely public announcement, if, at any time before the acceptance of the restricted notes for exchange or the exchange of the notes for such restricted notes, in our reasonable judgment any of the following conditions exist:

•	the exchange offer violates any applicable law or any SEC staff interpretation of the staff of the SEC; or

•

any action or proceeding has been instituted in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, would reasonably be expected to prevent us and the guarantors from proceeding with or consummating the exchange offer.

Regardless of whether any of the conditions has occurred, we may amend the exchange offer in any manner.

The conditions described above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to the condition. Our failure at any time to exercise any of the rights described above will not be deemed a waiver of the right and each right will be deemed an ongoing right which we may assert at any time and from time to time. Any determination by us concerning the events described above will be final and binding upon all parties.

Exchange agent

The Bank of New York Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. Holders should not send letters of transmittal or notices of guaranteed delivery to us. All executed letters of transmittal or notices of guaranteed delivery should be directed to the exchange agent at one of the addresses set forth below:

By registered or certified mail or overnight delivery:	By hand delivery:

The Bank of New York Trust Company, N.A.	The Bank of New York Trust Company, N.A.
c/o The Bank of New York	c/o The Bank of New York
101 Barclay Street, 7E	101 Barclay Street, Lobby Level
Corporate Trust Operations	Corporate Trust Window
Reorganization Unit	New York, NY 10286
New York, NY 10286	Attention: Ms. Diane Amoroso
Attention: Ms. Diane Amoroso

Facsimile transmission:

(Eligible institutions only)

(212) 298-1915

Attention: Ms. Diane Amoroso

You should direct questions, requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or the notice of guaranteed delivery to the exchange agent at the address and telephone number set forth in the letter of transmittal.

Delivery to an address other than as set forth on the letter of transmittal, or transmissions of instructions via a facsimile number other than the one set forth on the letter of transmittal, will not constitute a valid delivery.

Solicitation of tenders; fees and expenses

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this and other related documents to the beneficial owners of the restricted notes and in handling or forwarding tenders for their customers.

No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained or incorporated or deemed to be incorporated by reference in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made pursuant to this prospectus, under any circumstances, creates any implication that there has been no change in our business or affairs since the respective dates as of which information is given in this prospectus or in the documents incorporated or deemed to be incorporated by reference in this prospectus. The exchange offer is not being made to, and tenders will not be accepted from or on behalf of, holders of restricted notes in any jurisdiction in which the making of the exchange offer or the acceptance of the exchange offer would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in the jurisdiction and extend the exchange offer to holders of restricted notes in the jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on our behalf by one or more registered brokers or dealers which are licensed under the laws of the jurisdiction.

Transfer taxes

We will pay all transfer taxes, if any, applicable to the exchange of restricted notes pursuant to the exchange offer. However, the transfer taxes will be payable by the tendering holder if:

•

notes, or restricted notes that are tendered for exchange in part only or that are not accepted for exchange, are to be issued in the name of any person other than the registered holder of the restricted notes tendered; or

•	tendered restricted notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of restricted notes for notes pursuant to the exchange offer.

We will bill the amount of the transfer taxes directly to the tendering holder and/or withhold such amounts from any payments due if satisfactory evidence of payment of the taxes or exemption therefrom is not submitted with the letter of transmittal.

Accounting treatment

For accounting purposes, we will not recognize gain or loss upon the exchange of the notes for restricted notes.

Consequences of failure to exchange

The restricted notes have not been registered under the Securities Act or any state securities law and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws or pursuant to an exemption from those requirements. The transfer of the restricted notes is also subject to other conditions and restrictions set forth in the indenture. If you do not exchange your restricted notes for notes to be issued in the exchange offer by properly tendering them, your restricted notes will continue to be subject to these restrictions and the restrictions on transfer described in the legend on your restricted notes. In general, you may only offer or sell the restricted notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. As we do not intend to register the restricted notes under the Securities Act, if the exchange offer is completed, holders of restricted notes that have not been exchanged who seek liquidity in their investment would have to rely on exemptions from the registration requirements under the securities laws, including the Securities Act. Consequently, holders of restricted notes who do not participate in the exchange offer could experience significant diminution in the value of their restricted notes compared to the value of the notes.

If any restricted notes are tendered and accepted by us in the exchange offer, there may be no trading market for the restricted notes that remain outstanding and the ability of a holder of such restricted notes to sell the restricted notes could be adversely affected. To the extent that restricted notes are tendered and accepted by us in the exchange offer, the principal amount of outstanding restricted notes will decrease, which will likely adversely affect the liquidity of any trading market for the restricted notes that may exist.

In connection with the offering of the restricted notes, we and the guarantors entered into a registration rights agreement. The registration rights agreement provides, in general and among other things, that if we do not consummate the exchange offer by a specified date, additional interest will be payable on the restricted notes until the exchange offer is consummated. Following completion of the exchange offer, the restricted notes will not be entitled to any additional interest, registration rights or other rights under the registration rights agreement and will continue to bear interest at the per annum rate originally applicable to such restricted notes.

Participation in the exchange offer is voluntary, and holders of restricted notes should carefully consider whether to participate. Holders of restricted notes are urged to consult their financial and tax advisors in making their own decision on what action to take.

We may in the future in our sole discretion seek to acquire, subject to the terms of the indenture, untendered restricted notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present obligation or plan to acquire any restricted notes which are not tendered in the exchange offer.

Resale of notes

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in no-action letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter and we can provide no assurance that the staff would make a similar determination with respect to the exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff, we believe that the notes issued pursuant to the exchange offer in exchange for restricted notes will generally be freely transferable by the holders (other than by any holder that is an “affiliate” (as defined in Rule 405 under the Securities Act) of us or any of the guarantors) after the exchange offer without further registration under the Securities Act, except that participating broker-dealers will be required to deliver a prospectus in connection with any resale or other transfer of notes issued pursuant to the exchange offer.

If you tender in the exchange offer for the purpose of participating in a distribution of the notes, or if you are a broker-dealer who purchased the restricted notes from us for resale pursuant to Rule 144A or Regulation S under the Securities Act, you cannot rely on the interpretations by the staff of the SEC stated in these no-action letters. Instead, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer, unless an exemption from these requirements is otherwise available.

Further, each broker-dealer that receives the notes in exchange for the restricted notes acquired for its own account as a result of market-making activities or other trading activities (a “participating broker-dealer”) must acknowledge in a letter of transmittal that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those notes. The letter of transmittal states that by making this acknowledgment and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. We understand that the staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the notes, other than a resale of an unsold allotment from the initial offering of the restricted notes, with this prospectus. Under the registration rights agreement, we have agreed that until the earlier of (a) 180 days after the closing of the exchange offer or (b) the first day after the consummation of the exchange offer when participating broker-dealers no longer have a prospectus delivery obligation under SEC staff interpretations, participating broker-dealers will be entitled to use this prospectus in connection with the resale of notes issued pursuant to the exchange offer, subject to exceptions, including our right under limited circumstances to suspend the use of this prospectus by participating broker-dealers as described below under “Plan of distribution.” Each such participating broker-dealer will be subject to certain of the civil liability provisions under the Securities Act in connection with resales made pursuant to this prospectus.

DESCRIPTION OF NOTES

On February 23, 2007, we issued $400.0 million aggregate principal amount of 6 5/8% Senior Notes due 2013 (the “Restricted Notes”) under an Indenture dated as of March 22, 2005 (the “Indenture”) among us, as issuer, the Subsidiary Guarantors and The Bank of New York Trust Company, N.A., as Trustee (the “Trustee”). The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

We will issue the 6 5/8% Senior Notes due 2013 (the “New Notes”) in exchange for an equal principal amount of Restricted Notes under the Indenture, and any Restricted Notes that remain outstanding after completion of the exchange offer, together with the New Notes, will be treated as a single class of securities under the Indenture. The only material differences between the Restricted Notes and the New Notes is that the New Notes will have been registered under the Securities Act and will not bear legends restricting their transfer, and will not be entitled to the conditional right to receive additional interest payments or to registration rights.

The Restricted Notes issued on February 23, 2007 were Additional Notes (as defined below) issued under the Indenture. On March 22, 2005, we issued and sold $500.0 million aggregate principal amount of 6 5/8% Senior Notes due 2013 (the “Initial Notes”). The New Notes will be pari passu with, of the same series as, vote on any matters submitted to noteholders with and otherwise identical in all respects to, the Initial Notes originally issued on March 22, 2005. Any reference to “Notes” in this description of notes refers, unless the context requires otherwise, to the Initial Notes, the Restricted Notes and the New Notes issued in this exchange offer.

We may issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes (the “Additional Notes”). We will only be permitted to issue such Additional Notes if at the time of such issuance, we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes and will vote on all matters with holders (the “Holders”) of the Notes.

This description of notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this description of notes is only a summary, you should refer to the Indenture which is filed as an exhibit to the registration statement of which prospectus forms a part for a complete description of the obligations of the Company and your rights.

You will find the definitions of capitalized terms used in this description under the heading “Certain definitions.” For purposes of this description, references to “the Company,” “Davita,” “we,” “our” and “us” refer only to Davita Inc. and not to its subsidiaries.

General

Maturity and Interest. The Notes will mature on March 15, 2013 and interest on the Notes will compound semi-annually and:

•	accrue at the rate of 6 5/8% per annum,

•	in the case of the New Notes, accrue from March 15, 2007,

•	be payable in cash semi-annually in arrears on March 15 and September 15 (commencing on September 15, 2007 with respect to the New Notes),

•	be payable to the Holders of record on the March 1 and September 1 immediately preceding the related interest payment dates, and

•	be computed on the basis of a 360-day year comprised of twelve 30-day months.

Holders whose Restricted Notes are accepted for exchange will be deemed to have waived the right to receive any accrued interest on the Restricted Notes; provided, that if the expiration date of the exchange offer falls after a record date for the payment of interest on the Restricted Notes but on or before the applicable interest payment date, the interest payable on such interest payment date shall be payable to the persons who were the record holders of the Restricted Notes as of such record date.

Ranking. The Notes will be our unsecured senior obligations. The Notes:

•	will rank equally in right of payment to all of our existing and future unsecured Senior Indebtedness,

•	will be senior in right of payment to all of our future unsecured Indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes (including the Senior Subordinated Notes),

•

will be effectively subordinated to all of our existing and future secured obligations to the extent of the value of the assets securing such obligations, including Indebtedness under our Senior Credit Facilities, and

•	will be effectively subordinated to all debt, including trade payables, of our non-guarantor Subsidiaries.

Similarly, the Note Guarantees of the Notes by our Subsidiary Guarantors will be unsecured obligations of our Subsidiary Guarantors and:

•

will rank equally in right of payment to all existing and future unsecured obligations of such Subsidiary Guarantors that are not, by their terms, expressly subordinated in right of payment to the Note Guarantees,

•	will be senior in right of payment to all future unsecured Indebtedness of such Subsidiary Guarantors that is, by its terms, expressly subordinated in right of payment to the Note Guarantees, and

•

will be effectively subordinated to all of the existing and future secured obligations of such Subsidiary Guarantors to the extent of the value of the assets securing such obligations, including the Guarantees under our Senior Credit Facilities.

As of March 31, 2007, we had $3,750 million in outstanding Indebtedness (excluding the premium of approximately $5 million associated with the issuance of the restricted notes) on our consolidated balance sheet (of which $1,999 million was secured and effectively senior to the Notes), and $200 million of available unused borrowing capacity under the revolving portion of our Senior Credit Agreements (after giving effect to letters of credit for approximately $50 million).

Payments on the Notes; paying agent and registrar. We will pay principal of, premium, if any, and interest on the Notes at the office or agency designated by the Company in the Borough of Manhattan, The City of New York, except that we may, at our option, pay interest on the Notes by check mailed to Holders of the Notes at their registered address as it appears in the registrar’s books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as our paying agent and registrar. We may, however, change the paying agent or registrar or designate the Company or any of its Restricted Subsidiaries to act as paying agent or registrar without prior notice to Holders of Notes.

We will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered Holder of such global Note.

Gambro Healthcare acquisition. The Indenture provides that to the extent that Gambro Healthcare and each Subsidiary of Gambro Healthcare that, upon the consummation of the Acquisition, became a Restricted Subsidiary of the Company had any Indebtedness, obligations, Investments, Liens, agreements containing encumbrances or restrictions of the types set forth in clause (1), (2) or (3) of the “Limitation on restrictions on distributions from restricted subsidiaries” covenant or agreements that would not be permitted pursuant to the first paragraph of the “Limitation on affiliate transactions” covenant which, in each case, were outstanding or existing (as the case may be) as of the closing of the Acquisition, such Indebtedness, obligations, Investments,

Liens and agreements is deemed to be in existence or outstanding as of the Issue Date (without regard to the last sentence of the definition of “Acquired Indebtedness”).

Transfer and exchange. A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by the Company, the Trustee or the registrar for any registration of transfer or exchange of Notes, but the Company may require a Holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.

Defaulted interest. The Company will pay interest (including post-petition interest in any proceeding under any bankruptcy law) on overdue principal and, to the extent such payments are lawful, interest on overdue installments of interest, without regard to any applicable grace periods, at the rate of 2.0% per annum in excess of the interest rate applicable to the Notes.

Optional redemption

Except as described below, the Notes are not redeemable at our option until March 15, 2009. On and after March 15, 2009, we may at our option redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 15 of the years indicated below:

Year	Percentage
2009	103.313%
2010	101.656%
2011 and thereafter	100.000%

From and after the Issue Date, prior to March 15, 2008, we may, on any one or more occasions, redeem up to 35% of the principal amount of Notes (including Additional Notes) issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a redemption price (expressed as a percentage of the principal amount thereof) of 106.625% plus accrued and unpaid interest, if any, to the redemption date; provided that

(1)	at least 65% of the principal amount of the Notes issued under the Indenture (including any Additional Notes) remains outstanding after each such redemption; and

(2)	the redemption date occurs within 90 days after the closing of such Equity Offering.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name such Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Company.

In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such

Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note.

The Company is not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Note Guarantees

The Company’s obligations under the Notes and the Indenture will be jointly and severally guaranteed by each Restricted Subsidiary that Guarantees any Bank Indebtedness and each other Restricted Subsidiary that the Company shall otherwise cause to become a Subsidiary Guarantor pursuant to the terms of the Indenture.

Not all of our Subsidiaries will guarantee the Notes. Unrestricted Subsidiaries, Foreign Subsidiaries and our Subsidiaries that do not guarantee our other Indebtedness will not be Subsidiary Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

As of March 31, 2007, our non-guarantor Subsidiaries had aggregate total indebtedness of $9 million on their respective balance sheets and their aggregate total assets accounted for approximately 9% of our consolidated total assets at that date.

The Indenture permits the Incurrence of certain additional Indebtedness by our non-guarantor Subsidiaries in the future.

The Indenture provides that under certain circumstances, the Company will be permitted to designate any of its Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be that:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture,

•

a Subsidiary that has previously been a Subsidiary Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee and its obligations under the Indenture and the Registration Rights Agreement, and

•

the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Company for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any Guarantees under the Senior Credit Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

A Subsidiary Guarantor shall be released from its obligations under its Note Guarantee and its obligations under the Indenture and the Registration Rights Agreement:

(1)	in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the equity interests of such Subsidiary Guarantor then held by the Company and the Restricted Subsidiaries,

(2)	if such Subsidiary Guarantor is designated as an Unrestricted Subsidiary or otherwise ceases to be a Restricted Subsidiary, in each case in accordance with the provisions of the Indenture, upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, respectively, or

(3)	if such Subsidiary Guarantor no longer Guarantees any other Indebtedness of the Company or any Restricted Subsidiary of the Company (other than if such Subsidiary Guarantor no longer Guarantees any other Indebtedness of the Company or any Restricted Subsidiary of the Company as a result of payment under any Guarantee of any such Indebtedness by any Subsidiary Guarantor); provided that a Subsidiary Guarantor shall not be permitted to be released from its Note Guarantee if it is an obligor with respect to Indebtedness that would not, under the “Limitation on indebtedness” covenant, be permitted to be Incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor.

Change of control

If a Change of Control occurs, unless the Company has exercised its right to redeem all of the Notes as described under “Optional redemption,” each Holder will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase.

Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Notes as described under “Optional redemption,” the Company will mail a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:

(1)	that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Payment”);

(2)	the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the “Change of Control Payment Date”); and

(3)	the procedures determined by the Company, consistent with the Indenture, that a Holder must follow in order to have its Notes repurchased.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)	deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The paying agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

If a Change of Control Offer is made, there can be no assurance that we will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control we will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving the Company by increasing the capital required to effectuate such transactions. The definition of “Change of Control” includes a disposition of all or substantially all of the property and assets of the Company and its Restricted Subsidiaries taken as a whole to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

Certain covenants

Limitation on indebtedness

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any Subsidiary Guarantor may Incur Indebtedness (including Acquired Indebtedness) if, after giving effect thereto (the “Coverage Ratio Exception”):

(1)	the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.00 to 1.00; and

(2)	no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness (“Permitted Indebtedness”):

(1)	Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to the Senior Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder to the Company and its Restricted Subsidiaries) or a Qualified Receivables Transaction in an aggregate principal amount Incurred pursuant to this clause (1) at any time outstanding not to exceed $3,450.0 million, less the aggregate principal amount of all principal repayments with the proceeds from Asset Dispositions utilized in accordance with clause (3)(a) of the first paragraph under the “Limitation on sales of assets and subsidiary stock” covenant that permanently reduce the commitments thereunder;

(2)	Guarantees by the Company or any Subsidiary Guarantor of Indebtedness Incurred in accordance with the provisions of the Indenture or Guarantees by a Foreign Subsidiary of Indebtedness of a Foreign Subsidiary incurred in accordance with the provisions of the Indenture; provided that in the event such Indebtedness that is being Guaranteed by the Company or a Subsidiary Guarantor is a Subordinated Obligation or a Guarantor Subordinated Obligation relative to the Note Guarantees, then the related Guarantee shall be subordinated in right of payment to the Notes or any Note Guarantee thereof;

(3)	Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided, however,

(i)	any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company; and

(ii)	any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company;

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, not permitted by this clause (3);

(4)	Indebtedness represented by (a) the Notes issued on the Issue Date, the Note Guarantees and the related exchange notes and exchange guarantees issued in a registered exchange offer pursuant to the Registration Rights Agreement, the Senior Subordinated Notes issued on the Issue Date, the Senior Subordinated Note Guarantees and the related exchange notes and exchange guarantees issued in a registered exchange offer pursuant to the Senior Subordinated Registration Rights Agreement, and (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2), (3), (5), (7), (8), (9) and (10)) outstanding on the Issue Date;

(5)	Indebtedness under Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness Incurred without violation of the Indenture, provided that the notional principal amount of such Hedging Obligations at the time Incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate; or (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges, provided that the underlying Currency Agreements with respect to such Hedging Obligations do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6)	the Incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness with respect to assets other than Capital Stock or other Investments, in each case to the extent Incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of acquisition, construction or improvements of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed at any time outstanding the greater of (a) $150.0 million and (b) 5% of Total Tangible Assets at that time;

(7)	Indebtedness Incurred in respect of workers’ compensation claims, self-retention or self-insurance obligations, unemployment insurance, performance, release, appeal, surety and similar bonds and related reimbursement obligations and completion guarantees or similar instruments provided or Incurred by the Company or a Restricted Subsidiary in the ordinary course of business and obligations in connection with participation in government reimbursement or other programs or other similar requirements (in each case, other than for an obligation for money borrowed);

(8)	Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that any amount of such obligations included on the face of the balance sheet of the Company or any Restricted Subsidiary shall not be permitted under this clause (8);

(9)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(10)	shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of Preferred Stock;

(11)	Indebtedness of the Company to the extent the net proceeds thereof are promptly deposited to defease the Notes as described below under “Defeasance” or, to the extent permitted by the Indenture, to defease the Senior Subordinated Notes in accordance with the defeasance provisions of the Senior Subordinated Indenture and the other conditions thereunder have been satisfied in full;

(12)	Refinancing Indebtedness with respect to Indebtedness Incurred pursuant to the Coverage Ratio Exception or clause (4) above or this clause (12);

(13)	Guarantees given by the Company or any Restricted Subsidiary in respect of any Special Purpose Licensed Entity which obligations, when aggregated with the aggregate amount of all Investments made under clause (12) of the definition of “Permitted Investment,” do not exceed $100.0 million at any time outstanding;

(14)	Acquired Indebtedness Incurred by the debtor thereof prior to the time that the debtor thereunder was acquired by or merged into the Company or any of its Subsidiaries, or prior to the time that the related asset or property was acquired by the Company or any of its Subsidiaries, and was not Incurred in connection with, or in anticipation or contemplation of, such acquisition or merger, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed $150.0 million at any time outstanding;

(15)	Indebtedness Incurred in connection with any Sale/Leaseback Transaction; provided that the aggregate outstanding amount of all such Indebtedness does not exceed $40.0 million at any time outstanding;

(16)	Indebtedness of Restricted Subsidiaries that are not Subsidiary Guarantors in an aggregate amount not to exceed $50.0 million at any time outstanding; and

(17)	in addition to the items referred to in clauses (1) through (16) above, Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (17) and then outstanding (including any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness), will not exceed $200.0 million at any time outstanding.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

(1)	subject to clause (2) below, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of Incurrence, or later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant, and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)	(x) all Indebtedness Incurred or outstanding under the Senior Credit Facilities on the date of the Indenture or at the time of the closing of the Acquisition and (y) all other Indebtedness Incurred to finance the Acquisition (or otherwise Incurred in connection with the Acquisition, or in anticipation or contemplation thereof), whether Incurred under the Senior Credit Facilities or otherwise, shall be deemed Incurred under the Senior Credit Facilities on the Issue Date under clause (1) of Permitted Indebtedness and not the Coverage Ratio Exception or any of the other clauses under “Permitted Indebtedness”;

(3)	Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included as long as Incurred by a Person that could have Incurred such Indebtedness;

(4)	if obligations in respect of letters of credit are Incurred pursuant to the Senior Credit Facilities and are being treated as Incurred pursuant to the first or second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)	the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, will be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (not including, in either case, any redemption or repurchase premium);

(6)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness;

(7)	the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP;

(8)	the principal amount of any Indebtedness outstanding in connection with a Qualified Receivables Transaction is the Receivables Transaction Amount relating to such Qualified Receivables Transaction (which amount shall not include dispositions of self-pay receivables in the ordinary course of business, which the Company or any of its Restricted Subsidiaries believes in good faith cannot be paid in full); and

(9)	for purposes of clarity, except as set forth in clause (2) above, Indebtedness may be Incurred under the Senior Credit Facilities pursuant to the Coverage Ratio Exception and clauses (1), (2) (with respect to Guarantees) and (17) of the definition of “Permitted Indebtedness” so long as the borrowing thereunder is permitted to be Incurred pursuant to those provisions.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or the greater of the voluntary or involuntary liquidation preference and the maximum fixed repurchase price thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

In addition, the Company will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this “Limitation on indebtedness” covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on layering

The Indenture provides that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, Incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Note Guarantee of such Subsidiary Guarantor with respect to the Notes, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

For purposes of the foregoing, no Indebtedness will be deemed to be subordinated or junior in right of payment to any other Indebtedness of the Company or any Subsidiary Guarantor solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or similar arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on restricted payments

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)	declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) except:

(a)	dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company; and

(b)	dividends or distributions payable to the Company or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Restricted Subsidiary, to its other holders of common Capital Stock on a pro rata basis);
(2)	purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock));

(3)	purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations or Guarantor Subordinated Obligations (other than (x) such Subordinated Obligations or Guarantor Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement and (y) such Subordinated Obligations or Guarantor Subordinated Obligations held by the Company or any Restricted Subsidiary); or

(4)	make any Restricted Investment in any Person

(any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a “Restricted Payment”), if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(a)	a Default or Event of Default shall have occurred and be continuing (or would result therefrom); or

(b)	the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Exception after giving effect, on a pro forma basis, to such Restricted Payment; or

(c)	the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (excluding Restricted Payments permitted by clauses (2)(ii), (3), (4) and (8) below) would exceed the sum (the “Restricted Payments Basket”) of (without duplication):

(i)	50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the fiscal quarter which includes the date of the Indenture to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(ii)	100% of the aggregate Net Cash Proceeds and the Fair Market Value of Qualified Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions to the common equity of the Company subsequent to the Issue Date (other than (x) Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination and (y) Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock to the extent used to redeem Notes in compliance with the provisions of the third paragraph of “Optional redemption” or to redeem Senior Subordinated Notes in compliance with similar provisions in the Senior Subordinated Notes); plus

(iii)	the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Issue Date convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company or its Restricted Subsidiaries upon such conversion or exchange); plus

(iv)	the amount equal to the net reduction in Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(A)

repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to an unaffiliated purchaser, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than expressly for reimbursement of tax payments) not to exceed the aggregate amount of all such Restricted Investments made since the Issue Date; or

(B)	the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”) not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made since the Issue Date by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount in each case under this clause (iv) was included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under clause (iv)(A) of this paragraph to the extent it is already included in Consolidated Net Income.

The provisions of the preceding paragraph will not prohibit:

(1)	the payment of any dividend within 60 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration;

(2)	if no Default or Event of Default shall have occurred and be continuing, the acquisition, retirement, defeasance or purchase of any shares of Capital Stock of the Company either (i) solely in exchange for shares of Capital Stock of the Company (other than Disqualified Stock) or (ii) through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Capital Stock of the Company (other than Disqualified Stock) (provided that such net proceeds shall not be applied toward the Restricted Payments Basket);

(3)	if no Default or Event of Default shall have occurred and be continuing, the acquisition, making of any principal payment, redemption, defeasance or other retirement of any Subordinated Obligations either (i) solely in exchange for shares of Capital Stock of the Company (other than Disqualified Stock), (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (a) shares of Capital Stock of the Company (other than Disqualified Stock) (provided that such net proceeds shall not be applied toward the Restricted Payments Basket) or (b) Refinancing Indebtedness permitted to be Incurred pursuant to the “Limitation on indebtedness” covenant, (iii) upon a Change of Control or in connection with an Asset Disposition to the extent required by the agreement governing such Subordinated Obligations but only if the Company shall have complied with the “Change of control” covenant and the “Limitations on sale of assets and subsidiary stock” covenant, as applicable, and purchased all Notes validly tendered pursuant to the relevant offer prior to redeeming such Subordinated Obligations or (iv) to the extent such Subordinated Obligations constitutes Acquired Indebtedness not Incurred in connection with or in anticipation or contemplation of the underlying acquisition or merger;

(4)	so long as no Default or Event of Default shall have occurred and be continuing, repurchases by the Company of Common Stock of the Company from officers, directors and employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Company, in an aggregate amount not to exceed $10.0 million in any calendar year;

(5)	repurchases of Capital Stock deemed to occur upon exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

(6)	so long as no Default or Event of Default shall have occurred and be continuing, payments to holders of the Company’s Capital Stock in lieu of issuance of fractional shares of its Capital Stock or to dissenting shareholders if required by applicable law;

(7)	the distribution of Capital Stock of an Unrestricted Subsidiary of the Company to holders of Capital Stock of the Company; and

(8)	additional Restricted Payments not to exceed $150.0 million in the aggregate since the Issue Date.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. If the Company or a Restricted Subsidiary makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the provisions of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustments or restatements made in good faith to the Company’s financial statements.

Limitation on liens

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) of any nature whatsoever against any assets or property of the Company or any Restricted Subsidiary (including Capital Stock of Restricted Subsidiaries), whether owned on the date of the Indenture or acquired after that date, which Lien secures Indebtedness or trade payables, unless contemporaneously therewith:

(1)	in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2)	in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation;

in each case, for so long as such obligation is secured by such Lien.

Limitation on restrictions on distributions from restricted subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)	make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)	transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) above).

The preceding provisions will not prohibit:

(i)	any encumbrance or restriction pursuant to (x) an agreement in effect at or entered into on the date of the Indenture, including, without limitation, the Indenture and the Notes and Note Guarantees issued thereunder, the Senior Subordinated Indenture and the Senior Subordinated Notes and Senior Subordinated Note Guarantees issued thereunder and the Senior Credit Facilities, in each case, in effect on such date or (y) the Senior Credit Facilities in effect at the time of the closing of the Acquisition;

(ii)

any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary

(other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company or in contemplation of the transaction) and outstanding on such date; provided that any such encumbrance or restriction shall not extend to any assets or property of the Company or any other Restricted Subsidiary other than the assets and property so acquired and property acquired by such Restricted Subsidiary after its date of acquisition;

(iii)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting an amendment, restatement, modification, renewal, increase, refunding, replacement or refinancing of an agreement referred to in clause (i) or (ii) of this paragraph or this clause (iii); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement, amendment, restatement, modification, renewal, increase, refunding, replacement or refinancing are not materially less favorable, taken as a whole, to the Holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clause (i) or (ii) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;
(iv)	(a) purchase money obligations for property acquired in the ordinary course of business, (b) Capitalized Lease Obligations permitted under the Indenture, (c) industrial revenue bonds or (d) operating leases, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

(v)	any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(vi)	customary non-assignment provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(vii)	encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(viii)	customary encumbrances or restrictions existing under or by reason of provisions in joint venture or similar agreements required in connection with the entering into of such transaction;

(ix)	customary restrictions imposed on the transfer and assignment of intellectual property;

(x)	restrictions relating to any Lien permitted under the Indenture imposed by the holder of such Lien;

(xi)	any other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction relating exclusively to the assets that are the subject of the Qualified Receivables Transaction;

(xii)	in the case of Restricted Subsidiaries that are not Subsidiary Guarantors, restrictions imposed under instruments governing Indebtedness Incurred pursuant to the definition of “Permitted Indebtedness”;

(xiii)	in the case of any Restricted Subsidiary that is not a Subsidiary Guarantor, restrictions under the constitutive documents governing such Subsidiary: (A) with respect to existing Subsidiaries, existing on the date of the Indenture; and (B) with respect to Subsidiaries created or acquired after the date of the Indenture: (1) prohibiting such Subsidiary from guaranteeing Indebtedness of the Company or another Subsidiary; (2) on dividend payments and other distributions solely to permit pro rata dividends and other distributions in respect of any Capital Stock of such Subsidiary; (3) limiting transactions with the Company or another Subsidiary to those with terms that are fair and reasonable to such Subsidiary and no less favorable to such Subsidiary than could have been obtained in an arm’s-length transaction with an unrelated third party; and (4) limiting such Subsidiary’s ability to transfer assets or Incur Indebtedness without the consent of the holders of the Capital Stock of such Subsidiary; and

(xiv)	any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above; provided that such amendments or refinancings are, in the good faith judgment of the Company’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitation on sales of assets and subsidiary stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)	the Company or such Restricted Subsidiary, as the case may be, receives consideration (both cash and non-cash) equal to not less than the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(2)	at least 75% of the consideration from such Asset Disposition received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets. For purposes of this clause (2), each of the following shall be deemed to be cash:

(a)	any liabilities (as shown on the face of the Company’s or such Restricted Subsidiary’s then most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and Subordinated Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(b)	any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition:

(a)	first, is applied by the Company or such Restricted Subsidiary, as the case may be,

(i)	to the extent the Company or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Bank Indebtedness), to prepay, repay or purchase such Bank Indebtedness of the Company or of a Restricted Subsidiary within 365 days from the date of such Asset Disposition (such period, the “Application Period”), unless to the extent such Net Available Cash is otherwise used in accordance with clause (ii); provided, however, that, in connection with any prepayment, repayment or purchase of any such Indebtedness pursuant to this clause (a), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased, or

(ii)	to the extent the Company or such Restricted Subsidiary elects, to invest in Replacement Assets within the applicable Application Period; and

(b)	second, to the extent of the balance of the Net Available Cash after application in accordance with (a) above (such balance, “Excess Proceeds”), is applied by the Company or such Restricted Subsidiary, as the case may be, toward an offer to purchase Notes as set forth in the next succeeding paragraph;

provided, however, that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture;

provided, further, that clauses (1) and (2) above shall not apply with respect to any Permitted Divestiture.

The Indenture provides that on the 366th day after an Asset Disposition (or such earlier date, if any, as the Board of Directors of the Company or such Restricted Subsidiary determines that the Net Available Cash will not be applied in accordance with clause (3)(a) of the first paragraph of this covenant), if the aggregate amount of Excess Proceeds exceeds $35.0 million, the Company will be required to make an offer (“Asset Disposition Offer”) to all Holders of Notes and, to the extent required by the terms of other Senior Indebtedness, to all holders of other Senior Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Senior Indebtedness with the proceeds from any Asset Disposition (“Pari Passu Notes”) to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by Holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

Each Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Disposition Offer.

On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Notes or portions of such Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. The Company will deliver to the Trustee an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant and, in addition, the Company will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. The Company or the paying agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers’ Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Disposition Offer on or promptly following the Asset Disposition Purchase Date.

In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under the “Merger and consolidation” covenant, which transaction does not constitute a Change of Control, the successor company shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Disposition. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Available Cash for purposes of this covenant.

The Company will comply, to the extent applicable, with the requirements of Rule 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict.

Limitation on affiliate transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)	the terms of such Affiliate Transaction are no less favorable, taken as a whole, to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate; and

(2)	in the event such Affiliate Transaction involves an aggregate consideration in excess of $15.0 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the members of such Board of Directors having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above).

The preceding paragraph will not apply to:

(1)	any Restricted Payment (other than a Restricted Investment) permitted to be made pursuant to the “Limitation on restricted payments” covenant;

(2)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, stock purchase, ownership or option plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans provided on behalf of directors, officers, consultants and employees of the Company and its subsidiaries, in each case, as approved by the Board of Directors of the Company;
(3)	loans or advances to employees, consultants, officers or directors in the ordinary course of business of the Company or any of its Restricted Subsidiaries (including for travel, entertainment, moving or relocation) or Guarantees in respect thereof or otherwise made on their behalf (including payment on any such Guarantees) made in compliance with applicable law but in any event not to exceed $10.0 million in the aggregate outstanding (without giving effect to the forgiveness of any such loan) at any one time with respect to all loans or advances made since the Issue Date;

(4)	any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, and Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company, a Restricted Subsidiary and/or a Special Purpose Licensed Entity, as the case may be, in accordance with the “Limitation on indebtedness” covenant and the “Limitation on liens” covenant;

(5)	the payment of reasonable and customary fees to directors, and indemnity provided on behalf of, directors, officers, employees or consultants, of the Company or any of its subsidiaries; and

(6)	the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more materially disadvantageous, taken as a whole, to the Holders of the Notes than the terms of the agreements in effect on the Issue Date.

Conduct of business

The Company will not, and will not permit any Restricted Subsidiary to, engage in any other business that is not a Permitted Business.

SEC reports

Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and make available to the Trustee and the registered Holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, (a) in the footnotes to the financial statements and (b) in Management’s Discussion and Analysis of Results of Operations and Financial Condition, of the financial condition and results of operations of the Company and its Restricted Subsidiaries.

Merger and consolidation

The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction and any related financing, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the Coverage Ratio Exception;

(4)	each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply) shall have by supplemental indentures confirmed that its Note Guarantee shall apply to such Person’s obligations in respect of the Indenture and the Notes and its obligations under the Registration Rights Agreement shall continue to be in effect; and
(5)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Indenture.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The predecessor Company will be released from its obligations under the Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company, (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction and (z) the Company may consolidate with, merge into or transfer all or part of its properties and assets to a Subsidiary Guarantor.

In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor or the Company) and will not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor to any Person (other than another Subsidiary Guarantor or the Company) unless:

(1)	(a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Note Guarantee; (b) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the resulting, surviving or transferee Person or any Restricted Subsidiary as a result of such transaction as having been Incurred by such Person or such Restricted Subsidiary at the time of such transaction), no Default of Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures comply with the Indenture; or

(2)	the transaction is made in compliance with the “Limitation on sales of assets and subsidiary stock” covenant.

Future subsidiary guarantors

The Company will not permit any Restricted Subsidiary to Guarantee the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary (other than a Guarantee by a Foreign

Subsidiary of Indebtedness of a Foreign Subsidiary), unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations under the Indenture on a senior basis; provided that, (A) if the Notes or, if the issuer of the Indebtedness being Guaranteed is a Subsidiary Guarantor, its Note Guarantee is subordinated in right of payment to such Indebtedness, the Note Guarantee to be issued shall be subordinated to such Restricted Subsidiary’s Guarantee with respect to such Indebtedness substantially to the same extent as the Notes or the Note Guarantees, as the case may be, is subordinated to such Indebtedness under the Indenture and (B) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or a Note Guarantee, any Guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Note Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or the Note Guarantees, as the case may be.

The obligations of a Subsidiary Guarantor under its Note Guarantee will be limited as necessary to prevent its Note Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Covenant Suspension

During any period of time (a “Suspension Period”) that:

(1)	the Notes have Investment Grade Ratings by both Rating Agencies; provided that prior to the assignment of the Investment Grade Ratings the Company has advised the Rating Agencies that the Suspended Covenants will not apply during the Suspension Period;

(2)	no Default or Event of Default has occurred and is continuing; and

(3)	the Company has delivered an officers’ certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied;

the Company and the Restricted Subsidiaries will not be subject to the following provisions of the Indenture:

•	“—Limitation on indebtedness”;

•	“—Limitation on restricted payments”;

•	“—Limitation on restrictions on distributions from restricted subsidiaries”;

•	“—Limitation on sales of assets and subsidiary stock”;

•	“—Limitation on affiliate transactions”;

•	“—Conduct of business”; and

•	clause (3) of the first paragraph of “—Merger and consolidation”

(collectively, the “Suspended Covenants”). In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the Rating Agencies withdraws its ratings or downgrades the ratings assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default (such time, the “Reversion Time”) will be calculated in accordance with the terms of the covenant described above under “Limitation on restricted payments” as though such covenant had been in effect during the entire period of time from the Issue Date, it being understood that no actions taken by the Company or any of its Restricted Subsidiaries during the suspension period shall constitute a Default or an Event of Default under the Suspended Covenants.

For purposes of this “Limitation on sales of assets and subsidiary stock” covenant, at the Reversion Time the Excess Proceeds shall be reset to zero.

During a Suspension Period our Board of Directors may not designate any of our Subsidiaries as Unrestricted Subsidiaries pursuant to the second paragraph of the definition of “Unrestricted Subsidiary.”

Events of default

Under the Indenture each of the following is an Event of Default:

(1)	default in any payment of interest on any Note when due, continued for 30 days;

(2)	default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase or redemption, upon declaration or otherwise;

(3)	failure by the Company or any Subsidiary Guarantor to comply with its obligations under the “Merger and consolidation” covenant;

(4)	failure by the Company to comply for 30 days after written notice with any of its obligations under the covenants described under “Change of control” above or under the covenants described under “Certain covenants” above (in each case, other than a failure to purchase Notes, which will constitute an Event of Default under clause (2) above, and other than a failure to comply with the “Merger and consolidation” covenant, which is covered by clause (3));

(5)	failure by the Company to comply for 60 days after written notice with its other agreements contained in the Indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the date of the Indenture, which default:

(a)	is caused by a failure to pay principal at final maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or

(b)	results in the acceleration of such Indebtedness prior to its maturity (the “cross-acceleration provision”);

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $50.0 million or more;

(7)	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”);

(8)	failure by the Company or any Significant Subsidiary to pay the uninsured portion of final judgments aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 60 days (the “judgment default provision”); or

(9)	any Note Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor that is a Significant Subsidiary or group of Subsidiary Guarantors that taken together as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries would constitute a Significant Subsidiary denies or disaffirms its obligations under the Indenture or its Note Guarantee.

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

If an Event of Default (other than an Event of Default with respect to the Company of the type described in clause (7) above) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under “Events of default” has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default with respect to the Company of the type described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action the Company is taking or proposing to take in respect thereof.

Amendments and waivers

Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may, among other things:

(1)	reduce the amount of Notes whose Holders must consent to an amendment;

(2)	reduce the stated rate of or extend the stated time for payment of interest on any Note;

(3)	reduce the principal of or extend the Stated Maturity of any Note;

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described above under “Optional redemption,” whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(5)	make any Note payable in money other than that stated in the Note;

(6)	impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(8)	make any change to the ranking of Notes or the Note Guarantees that adversely affects the rights of any Holder of Notes; or

(9)	release any Subsidiary Guarantor from any of its obligations under its Note Guarantee, except as permitted by the Indenture.

Notwithstanding the foregoing, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture and the Notes to:

(1)	cure any ambiguity, omission, defect or inconsistency;

(2)	provide for the assumption by a successor corporation of the obligations of the Company under the Indenture or the assumption by a corporation, partnership, trust or limited liability company of the obligations of a Subsidiary Guarantor under the Indenture;

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f) (2) (B) of the Code);

(4)	add Guarantees with respect to the Notes or release a Subsidiary Guarantor in accordance with the applicable provisions of the Indenture;

(5)	secure the Notes;

(6)	add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(7)	make any change that does not materially adversely affect the rights of any Holder;

(8)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(9)	provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities;

(10)	release a Subsidiary Guarantor from its obligations under its Note Guarantee or the Indenture in accordance with the applicable provisions of the Indenture; or

(11)	provide for the appointment of a successor trustee; provided that such successor trustee is otherwise qualified and eligible to act as such under the terms of the Indenture.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or supplement. It is sufficient if such consent approves the substance of the proposed amendment or supplement. A consent to any amendment, supplement or waiver under the Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, the Company is required to mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice will not impair or affect the validity of the amendment or supplement.

Defeasance

The Company at any time may terminate all its obligations under the Notes and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, any Note Guarantees in effect at such time will terminate.

The Company at any time may terminate its obligations described under “Change of control” and under covenants described under “Certain covenants” (other than the “Merger and consolidation” covenant), the operation of the cross-default upon a payment default, cross-acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the Note Guarantee provision described under “Events of default” above and the limitations contained in clause (3) of the “Merger and consolidation” covenant (“covenant defeasance”).

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) under “Events of default” above or because of the failure of the Company to comply with clause (3) of the “Merger and consolidation” covenant above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions and exclusions) to the effect that Holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes, which shall survive until all Notes have been cancelled) as to all outstanding Notes when either

(1)	all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a)	all Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the provisions described under “Optional redemption,” and, in any case, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment of interest) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b)	the Company has paid all sums payable by it under the Indenture, and

(c)	the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

No personal liability of directors, officers, employees and stockholders

No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture, any Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the trustee

The Bank of New York Trust Company, N.A. is the Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes.

Governing law

The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain definitions

“Acquired Indebtedness” means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Acquisition” means the acquisition of Gambro Healthcare pursuant to the Gambro Healthcare Purchase Agreement.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)	the sale or other disposition of Cash Equivalents in the ordinary course of business;

(3)	a disposition of inventory in the ordinary course of business;

(4)	a disposition of obsolete or worn out equipment or equipment that is disposed of in each case in the ordinary course of business;

(5)	transactions permitted under the “Merger and consolidation” covenant;

(6)	an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(7)	for purposes of the “Limitation on sales of assets and subsidiary stock” covenant only, the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a Restricted Payment made in accordance with the “Limitation on restricted payments” covenant;

(8)	dispositions of assets (including without limitation the Capital Stock of Subsidiaries) with an aggregate Fair Market Value of less than $50.0 million per transaction or series of related transactions;

(9)	the creation of any Permitted Lien and dispositions in connection with Permitted Liens;

(10)	dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(11)	the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by the “Limitation on indebtedness” covenant;

(12)	any sale, transfer, issuance or other disposition or distribution of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(13)	the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property to the extent not materially interfering with the business of the Company and its Restricted Subsidiaries taken as a whole;

(14)	sales or other dispositions of assets or property pursuant to Sale/Leaseback Transactions entered into in compliance with the “Limitation on Indebtedness” covenant; and

(15)	sales or other dispositions of Receivables and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” in a Qualified Receivables Transaction.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13, “Accounting for Leases”) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

“Bank Indebtedness” means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, in respect of the Senior Credit Facilities and any related notes, collateral documents, letters of credit and Guarantees and any Interest Rate Agreement entered into in connection with the Senior Credit Facilities, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company at the rate specified therein whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, Guarantees and all other amounts payable thereunder or in respect thereof.

“Board of Directors” means, as to any Person, the board of directors or similar body of such Person or any duly authorized committee thereof.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)	securities with maturities of one year or less from the date of acquisition, issued, fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;

(2)	securities with maturities of one year or less from the date of acquisition issued, fully guaranteed or insured by any State of the United States of America or any political subdivision thereof rated at least AA- by S&P or Aa3 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

(3)	certificates of deposit, time deposits, overnight bank deposits, bankers’ acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition;

(4)	commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition;

(5)	money market accounts or funds, a substantial portion of the assets of which constitute Cash Equivalents described in clauses (1) through (4) above, with, issued by or managed by Qualified Issuers;

(6)	money market accounts or funds, a substantial portion of the assets of which constitute Cash Equivalents described in clauses (1) through (4) above, which money market accounts or funds have net assets of not less than $500.0 million and have the highest rating available of either S&P or Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;

(7)	money market accounts or funds rated at least AA by S&P and at least Aa by Moody’s;

(8)	auction rate securities rated not less than AAA by S&P and not less than Aaa by Moody’s; and

(9)	in the case of Foreign Subsidiaries of the Company, substantially similar instruments to those set forth in clauses (1) through (8) above.

“Change of Control” means:

(1)	any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); or

(2)	the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(3)	the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)	the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company;

provided that notwithstanding the foregoing the occurrence of a reorganization that results in all the Capital Stock of the Company being held by a parent entity (the “parent entity”) shall not result in a Change of Control provided that the shareholders of the parent entity immediately after such reorganization are the shareholders of the Company (with equivalent ownership percentages) immediately preceding such reorganization.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Fixed Charges for such four fiscal quarters; provided, however, that:

(1)	if the Company or any Restricted Subsidiary:

(a)	has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility drawn for working capital purposes in the ordinary course of business outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)	has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)	if since the beginning of such period the Company or any Restricted Subsidiary will have made any asset sale or other disposition or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an asset sale or other disposition:

(a)	the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such asset sale or other disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)	Consolidated Fixed Charges for such period will be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such asset sale or other disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any asset sale or other disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Fixed Charges for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act) will be determined in good faith by a responsible financial or accounting officer of the Company; except that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such transaction (which operating expense reductions are reasonably expected to be sustainable). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.

“Consolidated Debt Expense” means, for any period, the total debt expense of the Company and its consolidated Restricted Subsidiaries, whether paid or accrued, and included in debt expense as set forth on the statement of operations of the Company, plus, to the extent not included in such debt expense:

(1)	interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

(2)	amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3)	non-cash interest expense;

(4)	commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)	interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries;

(6)	costs associated with Hedging Obligations (including amortization of fees); provided, however, that if Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; and

(8)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For the purpose of calculating the Consolidated Coverage Ratio in connection with the Incurrence of any Indebtedness described in the final paragraph of the definition of “Indebtedness,” the calculation of Consolidated Interest Expense shall include all interest expense (including any amounts described in clauses (1) through (8) above) relating to any Indebtedness of the Company or any Restricted Subsidiary described in the final paragraph of the definition of “Indebtedness.”

For purposes of the foregoing, total debt expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements, (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of the Company and (iii) exclusive of the write-off of deferred financing costs. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, to the extent deducted or taken into account in calculating such Consolidated Net Income:

(1)	Consolidated Fixed Charges;

(2)	Consolidated Income Taxes;

(3)	consolidated expenses for valuation adjustments or impairment charges;

(4)	consolidated depreciation or amortization expense;

(5)	all one time non-recurring charges, fees and expenses Incurred by Gambro Healthcare pursuant to the Settlement Agreement entered into in December 2004 among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services and TRICARE Management Activity, Steven J. Bander, M.D. and Gambro Healthcare and all other one time non-recurring fees and expenses Incurred in connection with such settlement and the related investigation including up to $15.0 million (and interest thereon) and other charges, fees and expenses related thereto with respect to settlement between Gambro Healthcare and the National Association of Medicaid Fraud Control Units;

(6)	expenses and charges relating to minority interests and equity income in consolidated Subsidiaries; and

(7)	other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation).

Notwithstanding the preceding sentence, clauses (2) through (7) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (7) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Fixed Charges” means

•	Consolidated Debt Expense, plus

•

the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness, or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than the Company or a Restricted Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)	any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

(a)	subject to the limitations contained in clauses (3) through (9) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)	the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income;

(2)	any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, by operation of the terms of its charter, any contract or agreement, operation of law or otherwise, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)	subject to the limitations contained in clauses (3) through (9) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary (excluding the effect of restrictions relating to the Senior Credit Facilities permitted pursuant to clauses (i) and (iii) of the second paragraph of the “Limitation on restrictions on distributions from restricted subsidiaries” covenant) during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)	for the avoidance of doubt, the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)	any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4)	any gain or loss arising from the early extinguishment of any Indebtedness in connection with the Transactions, including the amortization or write-off of debt issuance costs or debt discount in connection with the Transactions;

(5)	any non-cash compensation charges arising from the grant of, issuance, vesting or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(6)	the cumulative effect of a change in accounting principles;

(7)	any fees, expenses or charges related to the Transactions;

(8)	any extraordinary or nonrecurring gain (or extraordinary or nonrecurring loss), together with any related provision for taxes on any such extraordinary or nonrecurring gain (or the tax effect of any such extraordinary or nonrecurring loss), realized by the Company or any Restricted Subsidiary during such period; and

(9)	gains and losses due solely to fluctuations in currency values.

For purposes of this definition of “Consolidated Net Income,” “nonrecurring” means any gain or loss as of any date that is not reasonably likely to recur within the two years following such date; provided that if there was a gain or loss similar to such gain or loss within the two years preceding such date, such gain or loss shall not be deemed nonrecurring.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of the Indenture; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Coverage Ratio Exception” has the meaning ascribed to such term in the first paragraph of the “Limitation on indebtedness” covenant.

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement or arrangements as to which such Person is a party or a beneficiary.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)	is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by the Company with the provisions of the Indenture described under the captions “Change of control” and the “Limitation on sales of assets and subsidiary stock” covenant and such repurchase or redemption complies with the “Limitation on restricted payments” covenant.

“Equity Offering” means an offering for cash (generating gross proceeds of not less than $50.0 million) by the Company (to the extent such offering is not on behalf of selling stockholders) of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Notes” means the notes issued in an exchange offer pursuant to a Registration Rights Agreement.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) (x) of $50.0 million or less shall be determined by Senior Management or the Board of Directors of the Company, in each case, acting reasonably and in good faith and (y) in excess of $50.0 million shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting

Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

“Gambro Healthcare” means DVA Renal Healthcare, Inc. (formerly know as Gambro Healthcare, Inc.), a Tennessee corporation.

“Gambro Healthcare Purchase Agreement” means the Stock Purchase Agreement among Gambro AB, Gambro, Inc. and Davita Inc. dated December 6, 2004, together with any amendments, modifications or waivers thereto.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or undertakings customary in a Qualified Receivables Transaction. The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantor Subordinated Obligation” means, with respect to a Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinate in right of payment to the obligations of such Subsidiary Guarantor under its Note Guarantee with respect to the Notes pursuant to a written agreement.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; provided that solely for purposes of determining compliance with the “Limitation on indebtedness” covenant (i) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (ii) unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133), in each case will be deemed not to be an Incurrence of Indebtedness; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	all obligations in respect of indebtedness of such Person for borrowed money;

(2)	all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except trade payables and other accrued liabilities arising in the ordinary course of business in connection with obtaining goods, materials or services);

(5)	Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

(6)	with respect to any Subsidiary that is not a Subsidiary Guarantor, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)	all Indebtedness of other Persons to the extent Guaranteed by such Person;

(9)	all obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

(10)	all net obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person;

(11)	all Disqualified Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (not including, in either case, any redemption or repurchase premium); and

(12)	to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Stock.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

In addition, “Indebtedness” of any Person shall include Indebtedness described above in this definition that would not appear as a liability on the balance sheet of such Person if:

(1)	such Indebtedness is the obligation of a partnership or joint venture that is not a Restricted Subsidiary (a “Joint Venture”);

(2)	such Person or a Restricted Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and

(3)	there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Restricted Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:

(a)	the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Restricted Subsidiary of such Person; or

(b)	if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Restricted Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable.

“interest” means interest on the Notes and additional interest, if any, owed thereon pursuant to a Registration Rights Agreement.

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers or trade receivables in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)	endorsements of negotiable instruments and documents in the ordinary course of business; and

(2)	an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of the “Limitation on restricted payments” covenant,

(1)	“Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary;

(2)	any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(3)	if the Company or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or distribution equal to the Fair Market Value of the Capital Stock of that entity not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Issue Date” means March 22, 2005.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), in connection with or as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)	all payments made to discharge any severance liabilities arising in connection with such Asset Disposition;

(4)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(5)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Non-Recourse Debt” means Indebtedness of a Person:

(1)	as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise); and

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and Exchange Notes issued in a registered exchange offer pursuant to the Registration Rights Agreements by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indentures thereto, and, collectively, all such Guarantees. Each such Note Guarantee will be in the form prescribed by the Indenture.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Business” means the businesses engaged in by the Company and its Subsidiaries on the Issue Date (after giving pro forma effect to the Transactions) as described in the offering memorandum dated March 15, 2005 relating to the issuance of Initial Notes on the Issue Date and businesses that are reasonably related thereto or reasonable extensions thereof.

“Permitted Divestiture” means any sale or other divestiture of assets or property made in anticipation of the Acquisition (as a result of discussion with antitrust regulators in connection with the Acquisition) or required to be made pursuant to any consent decree or similar order or agreement, which decree, order or agreement is issued or entered into prior to the consummation of the Acquisition and in connection therewith by the Antitrust Division of the U.S. Department of Justice, the Bureau of Competition of the U.S. Federal Trade Commission and/or any similar state or foreign regulatory agency or body.

“Permitted Indebtedness” has the meaning ascribed to such term in the second paragraph of the “Limitation on indebtedness” covenant.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	(a) the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary, and (b) any Investment deemed to be made upon the designation of an Unrestricted Subsidiary as a Restricted Subsidiary;

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)	cash and Cash Equivalents;

(4)	payroll, travel, moving, entertainment and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(5)	Guarantees issued in accordance with the “Limitation on indebtedness” covenant;

(6)	Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(7)	Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with the “Limitation on sales of assets and subsidiary stock” covenant;

(8)	Investments in existence on the Issue Date and any extension, modification or renewal of any such investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments (of cash or otherwise) or other increases thereof or Guarantees (other than as a result of the accrual or accretion of interest or original issue discount or the issuance by such investee of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(9)	Currency Agreements, Interest Rate Agreements and related Hedging Obligations, which transactions or obligations are both Incurred in compliance with the “Limitation on indebtedness” covenant and of the type described in clause (5) of the definition of “Permitted Indebtedness”;

(10)	Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (10), in an aggregate amount at the time of such Investment not to exceed $75.0 million outstanding at any one time (with the Fair Market Value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

(11)	any Investment received in exchange for the Capital Stock of an Unrestricted Subsidiary and Investments owned by an Unrestricted Subsidiary upon its redesignation as a Restricted Subsidiary;

(12)	Investments of the Company or any Restricted Subsidiary in any Special Purpose Licensed Entity which, when aggregated with the aggregate amount of all obligations Guaranteed pursuant to clause (13) of the definition of “Permitted Indebtedness,” shall not exceed $100.0 million at any time outstanding;

(13)	Investments by the Company or a Restricted Subsidiary in connection with a Qualified Receivables Transaction; and

(14)	Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection, and lease, workers’ compensation, performance and similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1)	Liens securing Indebtedness and other obligations under the Senior Credit Facilities (including related Hedging Obligations and other “Secured Obligations” (as defined in the Senior Credit Facilities)) Incurred in compliance with the “Limitation on indebtedness” covenant;

(2)	pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation or regulations or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements in each case Incurred in the ordinary course of business;

(3)	Liens imposed by law, including carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not more than 60 days past due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(4)	Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate provisions, if any, required pursuant to GAAP have been made in respect thereof;

(5)	Liens in favor of issuers of surety, indemnity, bid, warranty, release, appeal or performance bonds or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute an obligation for money borrowed;

(6)	encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)	Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligation;

(8)	leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)	judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded or appropriate reserves have been established as required by GAAP, if any;

(10)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that:

(a)	the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

(b)	such Liens are created within 180 days after the completion of the construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto or proceeds thereof;

(11)	banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

(a)	such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(12)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on the Issue Date;

(14)	Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)	Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary;

(17)	Liens securing the Notes and the Note Guarantees;

(18)

Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify Indebtedness that was previously so secured not in violation of the Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)	any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(20)	Liens in favor of the Company or a Restricted Subsidiary;

(21)	Liens under industrial revenue, municipal or similar bonds;

(22)	Liens in connection with dispositions of self-pay receivables in the ordinary course of business, which the Company or any of its Restricted Subsidiaries believe in good faith cannot be paid in full;

(23)	Liens securing Indebtedness Incurred pursuant to clause (16) of the definition of “Permitted Indebtedness”;

(24)	Liens on assets that are the subject of a Qualified Receivables Transaction;

(25)	customary non-assignment provisions in leases and other agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(26)	Liens securing Indebtedness Incurred pursuant to Sale/Leaseback Transactions entered into in compliance with the “Limitation on indebtedness” covenant, but only to the extent that such Liens attach to the assets or property being financed pursuant to such Sale/Leaseback Transactions and do not encumber any other assets or property of the Company or its Restricted Subsidiaries; and

(27)	in addition to the items referred to in clauses (1) through (26) above, Liens of the Company and its Restricted Subsidiaries in an aggregate amount which, when taken together with the aggregate amount of all other Liens Incurred pursuant to this clause (27) and then outstanding, will not exceed $10.0 million.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Qualified Issuer” shall mean any commercial bank that has a combined capital and surplus in excess of $500.0 million.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business.

“Qualified Receivables Transaction” means any sale, factoring or securitization transaction involving Receivables that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer, or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Receivables, all contracts and all guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables.

“Rating Agencies” means Moody’s and S&P.

“Receivable” means a right to receive payment arising from a sale or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and all proceeds thereof and rights (contractual or otherwise) and collateral related thereto and shall include, in any event, any items of property that would be classified as an account receivable of the Company or any of its subsidiaries or an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” or “proceeds” as so defined of any such items.

“Receivables Transaction Amount” means (a) in the case of any Receivables securitization (but excluding any sale or factoring of Receivables), the amount of obligations outstanding under the legal documents entered into as part of such Receivables securitization on any date of determination that would be characterized as principal if such Receivables securitization were structured as a secured lending transaction rather than as a purchase and (b) in the case of any sale or factoring of Receivables, the cash purchase price paid by the buyer in connection with its purchase of Receivables (including any bills of exchange) less the amount of collections received in respect of such Receivables and paid to such buyer, excluding any amounts applied to purchase fees or discount or in the nature of interest, in each case as determined in good faith and in a consistent and commercially reasonable manner by the Company.

“refinance” means to refinance, repay, prepay, replace, exchange, renew, extend or refund; “refinanced” and “refinances” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture, including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)	(a) if the Stated Maturity of the Indebtedness being refinanced (the “Refinanced Indebtedness”) is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Refinanced Indebtedness or (b) if the Stated Maturity of the Refinanced Indebtedness is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Refinanced Indebtedness;

(3)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Refinanced Indebtedness (plus, without duplication, any additional Indebtedness Incurred to pay interest or dividends owed thereon, any reasonable premium (or premium required to be paid pursuant to the instruments governing such Refinancing Indebtedness) paid to the holders of the Refinanced Indebtedness and reasonable fees and expenses Incurred in connection therewith);

(4)	if the Refinanced Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, on terms at least as favorable to the Holders of the Notes as those contained in the documentation governing the Refinanced Indebtedness;

(5)	the obligor of Refinancing Indebtedness is the same Person as the obligor of the Refinanced Indebtedness; and

(6)

the proceeds of the Refinancing Indebtedness shall be used substantially concurrently with the Incurrence thereof to redeem or refinance the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable at the option of the obligor thereof or is redeemable or prepayable only with notice or lapse of time, in which case such proceeds shall be held in a segregated account until the Refinanced Indebtedness becomes due or redeemable or prepayable or such notice or time period lapses and then shall be used to refinance the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be redeemed or refinanced within one year of the Incurrence of the Refinancing Indebtedness.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among the Company and the initial purchasers set forth therein relating to the Initial Notes and, with respect to any Additional Notes, one or more substantially similar registration rights agreements among the Company and the other parties thereto, as such agreements may be amended from time to time.

“Replacement Assets” means:

(1)	other properties or assets to replace the properties or assets that were the subject of the Asset Disposition;

(2)	properties and assets that will be used in businesses of the Company or its Restricted Subsidiaries or a Permitted Business; or

(3)	any Permitted Business or Capital Stock of a Person operating in a Permitted Business to the extent not otherwise prohibited by the Indenture.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Payment” has the meaning ascribed to such term in the first paragraph of the “Limitation on restricted payments” covenant.

“Restricted Payments Basket” has the meaning ascribed to such term in the first paragraph of the “Limitation on restricted payments” covenant.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Agreements” means the third amended and restated credit agreement dated as of July 30, 2004 among the Company, Credit Suisse First Boston, Cayman Islands Branch, Bank of America, N.A., Banc of America Securities LLC, The Bank of New York, The Bank of Nova Scotia, Wachovia Bank, National Association, the lenders, issuing banks and swingline bank party thereto including any related letters of credit, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder, extending the maturity of any Indebtedness thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders) (which for the avoidance of doubt shall include the senior credit facilities entered into, at or prior to the Acquisition (and any other debt financing entered into, or debt securities issued, in connection with or in contemplation of the Acquisition), by the Company, certain Subsidiaries of the Company, the lenders party thereto and JP Morgan Securities Inc., as lead arranger, including any related letters of credit, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time)).

“Senior Credit Facilities” means, with respect to the Company or any Restricted Subsidiary, one or more debt facilities (including the Senior Credit Agreements) or commercial paper facilities with banks or other institutional lenders providing revolving credit loans, term loans, receivables financing (including through the sale of receivables) or letters of credit, in each case as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Senior Indebtedness” means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, all amounts payable by the Company under or in respect of Indebtedness of the Company, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the rate specified in the documentation with respect thereto whether or not a claim for post-filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

(1)	any Indebtedness Incurred in violation of the Indenture;

(2)	any obligation of the Company to any Subsidiary;

(3)	any liability for Federal, state, foreign, local or other taxes owed or owing by the Company;

(4)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(5)	any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of the Company, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations; or

(6)	any Capital Stock.

“Senior Management” shall mean the Chairman of the Board (if an officer), President, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company.

“Senior Subordinated Indebtedness” means the Senior Subordinated Notes and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally with the Senior Subordinated Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness.

“Senior Subordinated Indenture” means the Indenture, dated the Issue Date, among the Company, the guarantors identified therein and the Bank of New York Trust Company, N.A., as trustee, with respect to the Company’s 7 1/4% Senior Subordinated Notes due 2015.

“Senior Subordinated Notes” means the “Notes,” as defined in the Senior Subordinated Indenture as in effect on the Issue Date.

“Senior Subordinated Note Guarantees” means the “Note Guarantees,” as defined in the Senior Subordinated Indenture as in effect on the Issue Date.

“Senior Subordinated Registration Rights Agreement” means the “Registration Rights Agreement,” as defined in the Senior Subordinated Indenture as in effect on the Issue Date.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Special Purpose Licensed Entity” means any Person in a related business of the Company and the Restricted Subsidiaries that (i) the Company and its Restricted Subsidiaries are prohibited from engaging in directly under applicable law, including provisions of state law (a) prohibiting the ownership of healthcare facilities by public companies, (b) prohibiting the corporate practice of medicine or (c) otherwise restricting the ability of the Company or one of its Restricted Subsidiaries to acquire directly a required license to operate a healthcare facility, and (ii) has entered into a transaction or series of transactions with the Company or any of its Restricted Subsidiaries under which:

(x)	the Company or any of its Restricted Subsidiaries provides management, administrative or consulting services to the Special Purpose Licensed Entity;

(y)	the owners of the Special Purpose Licensed Entity are prohibited from transferring any of their interests in the Special Purpose Licensed Entity without the consent of the Company or one of its Restricted Subsidiaries; and

(z)	the Company or one of its Subsidiaries has the right to require the owners of the Special Purpose Licensed Entity to transfer all of their interests in the Special Purpose Licensed Entity to a Person designated by the Company or one of its Restricted Subsidiaries.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or (b) any partnership, joint venture limited liability company or similar business entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary of the Company in existence on the Issue Date that provides a Note Guarantee on the Issue Date and any other Restricted Subsidiary that provides a Note Guarantee in accordance with the Indenture; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with the Indenture, such Person ceases to be a Subsidiary Guarantor.

“Total Tangible Assets” means, as of any date, the total amount of tangible assets of the Company and the Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date.

“Transactions” means the Acquisition and the related acquisition financing transactions and the issuance of the Initial Notes on the Issue Date and the application of the proceeds therefrom as set forth under “Use of Proceeds” in the offering memorandum dated March 15, 2005 relating to the issuance of the Initial Notes on the Issue Date.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

(1)	such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(2)	all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(3)	such designation and the Investment of the Company in such Subsidiary complies with the “Limitation on restricted payments” covenant;

(4)	such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries;

(5)	such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a)	to subscribe for additional Capital Stock of such Person; or

(b)	to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(6)	on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary with terms, taken as a whole, substantially less favorable to the Company than those that might have been obtained from Persons who are not Affiliates of the Company.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and the Company could Incur at least $1.00 of additional Indebtedness under the Coverage Ratio Exception on a pro forma basis taking into account such designation.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

“Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly-Owned Restricted Subsidiary.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The global notes

The notes will be issued in the form of one or more registered notes in global form, without interest coupons. Upon issuance, each of the global notes will be deposited with the Trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC, which are called DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants, and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York,

•	a “banking organization” within the meaning of the New York State Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the Uniform Commercial Code and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Investors in the global notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. All interests in a global note, including those held through Euroclear System, or Euroclear, or Clearstream Banking, S.A., or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names,

•	will not receive or be entitled to receive physical, certificated notes and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any) and interest with respect to the notes represented by a global note will be made by the Trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note to DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in their respective settlement systems. However, DTC, Euroclear and Clearstream are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days,

•	DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days or

•	certain events of default provided in the indenture should occur.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Discussion

The following is a summary of certain U.S. federal income tax consequences resulting from the exchange of restricted notes for notes to be issued pursuant to the exchange offer by a holder of restricted notes that purchased the restricted notes for cash in the initial offering at the original offering price on February 23, 2007. This summary is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, partnerships or other pass-through entities, persons holding notes as a hedge against currency risks, as a position in an integrated transaction or a conversion transaction, or as a position in a “straddle” for tax purposes, or persons whose functional currency is not the U.S. dollar. It also does not deal with persons other than original purchasers of the notes (except where otherwise specifically noted) from Credit Suisse Securities (USA) LLC, the initial purchaser of the restricted notes. Persons considering the purchase of the notes in the exchange offer should consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

As used herein, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes (i) a citizen or resident of the U.S., (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, (iv) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (v) any other person whose income or gain in respect of a note is effectively connected with the conduct of a U.S. trade or business. As used herein, the term “non-U.S. Holder” means a beneficial owner of a note that is not a U.S. Holder. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of any note, the treatment of a partner in that partnership will generally depend upon the status of such partner and the activities of such partnership. Prospective purchasers that are partnerships or that hold the notes through a partnership or similar pass-through entity should consult their tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership, or disposition of the notes.

Tax consequences of the exchange offer

The exchange of restricted notes for notes to be issued pursuant to the exchange offer will not constitute a significant modification of the restricted notes and, therefore, will not constitute a taxable exchange for U.S. federal income tax purposes. As a result, the exchange will have no U.S. federal income tax consequences to a holder. Therefore, the holder’s holding period and adjusted tax basis for a note will not be affected and the holder will continue to take into account income, gain, or loss in respect of a note in the same manner as prior to the exchange (as more fully described below).

Treatment of the notes as indebtedness

We intend to take the position that, under current law and interpretations thereof, the notes will be classified for U.S. federal income tax purposes as indebtedness. Pursuant to the terms of the notes, we will agree and each holder will agree (by its acceptance of a beneficial ownership interest in a note) to treat the notes as indebtedness for all U.S. federal income tax purposes. No assurance can be given, however, that the Internal Revenue Service, or IRS, will not challenge such position or, if challenged, that such a challenge will not be successful. If the IRS were to assert successfully that the notes should be treated as equity for U.S. federal income tax purposes, the tax treatment of the notes would differ from that described below. The remainder of this discussion assumes that the notes will be classified as indebtedness for U.S. federal income tax purposes.

U.S. Holders

Payments of interest.  Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received, in accordance with the U.S. Holder’s regular method of tax accounting.

Disposition of a note.  Upon the sale, exchange, redemption, or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement (other than amounts representing accrued and unpaid interest) and such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal such U.S. Holder’s initial investment in the note. Such gain or loss generally will be long-term capital gain or loss if the note had been held at the time of disposition for more than one year. Long-term capital gains of certain taxpayers will be taxed at preferential rates. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Payments of interest.  A non-U.S. Holder that is an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the notes on its own behalf will not be subject to U.S. federal income taxes on payments of interest on a note, unless such non-U.S. Holder is (i) a direct or indirect 10% or greater shareholder of DaVita, (ii) a controlled foreign corporation related to DaVita, or (iii) a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

•	is signed under penalties of perjury by the beneficial owner of the note,

•	certifies that such owner is not a U.S. Holder, and

•	provides the beneficial owner’s name and address.

A “Withholding Agent” is the last U.S. payor (or a non-U.S. payor that is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. Holder (which itself is not a Withholding Agent). Generally, this statement is made on an IRS Form W-8BEN (“W-8BEN”), which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of such change and furnish a new W-8BEN. A noteholder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner’s W-8BEN (or the substitute form).

A non-U.S. Holder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the non-U.S. Holder was a U.S. person provided the non-U.S. Holder provides to the Withholding Agent an IRS Form W-8ECI. If the non-U.S. Holder is a corporation, any effectively connected income will generally be subject to a “branch profits tax” at a rate of 30% (or a reduced rate under an applicable treaty).

Disposition of a note.  Generally, a non-U.S. Holder will not be subject to U.S. federal income taxes on any amount that constitutes capital gain upon retirement or disposition of a note, unless (i) such non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the U.S., or (ii) such gain is effectively connected with the conduct of a U.S. trade or business of the non-U.S. Holder. In addition, if the non-U.S. Holder is a corporation, any such effectively connected gain will generally be subject to a “branch profits tax” at a rate of 30% (or a reduced rate under an applicable treaty).

Alternative characterization of the notes.  As discussed above, we intend to take the position that the notes will be classified for U.S. federal income tax purposes as indebtedness. If, however, the IRS were to assert successfully that the notes should be treated as equity for U.S. federal income tax purposes, this alternative characterization may result in material adverse tax consequences to non-U.S. Holders. In particular, interest paid on the notes and distributions with respect to the notes would be treated as distributions with respect to our stock. Consequently, non-U.S. Holders would be subject to withholding at a rate of 30% (or such lower rate as may be specified in an applicable tax treaty) to the extent distributions are characterized as dividends from sources within the U.S. for U.S. federal income tax purposes.

Information reporting and backup withholding

Backup withholding of U.S. federal income tax may apply to payments made in respect of the notes to registered owners that are not “exempt recipients” and that fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described above under “Non-U.S. Holders—Payments of interest” would establish an exemption from backup withholding for those non-U.S. Holders that are not exempt recipients.

Upon the sale of a note to (or through) a broker, the broker must report the sale and withhold on the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Certification of the registered owner’s non-U.S. status would generally be made on a W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION

Each broker-dealer that receives notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of those notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of notes received for its own account in exchange for restricted notes that had been acquired as a result of market making or other trading activities (“participating broker-dealers”). We have agreed that until the earlier of (a) 180 days after the closing of the exchange offer or (b) the first day after the consummation of the exchange offer when participating broker-dealers no longer have a prospectus delivery obligation under SEC staff interpretations we will make this prospectus, as it may be amended or supplemented, available to any participating broker-dealer for use in connection with any such resale. Any participating broker-dealers required to use this prospectus and any amendments or supplements to this prospectus for resales of the notes must notify us of this fact by checking the box on the letter of transmittal requesting additional copies of these documents or by writing or telephoning the exchange agent at the address or telephone number set forth in the letter of transmittal.

Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by participating broker-dealers for up to two periods of up to 30 consecutive days each, but no more than an aggregate of 60 days during any 365-day period, under specific circumstances. For example, we may suspend the use of this prospectus if:

•

the SEC or any state securities authority issues any stop order suspending the effectiveness of the registration statement to which this prospectus relates or initiates any proceedings for that purpose,

•

any event occurs as a result of which the registration statement to which this prospectus relates or this prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or herein or necessary to make the statements therein or herein, in light of the circumstances under which they were made, not misleading, or

•

we determine, in the exercise of our reasonable judgment, that (1) it is not in our or our stockholders’ best interests to disclose a possible acquisition or business combination or other transaction, business development or event involving us, or (2) obtaining any financial statements relating to an acquisition or business combination that is required to be included in this prospectus would be impracticable.

If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

We will not receive any proceeds from any sale of notes by broker-dealers or other persons. Notes received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those notes or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the notes. Any participating broker-dealer that resells notes received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any resale of these notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and to indemnify the initial purchaser of the restricted notes, the holders of the restricted notes (including participating broker-dealers), their respective affiliates, directors and officers, and each person, if any, who controls any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, against specified liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the notes being issued in the exchange offer and certain of the guarantees will be passed upon for us by Sidley Austin LLP, San Francisco, California. Certain legal matters in connection with certain of the guarantees will be passed upon for us by Joseph Schohl, our Vice President, General Counsel and Secretary.

EXPERTS

The consolidated financial statements and financial statement schedule of DaVita Inc. as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2006 consolidated financial statements refers to DaVita Inc.’s adoption of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file reports, proxy statements, information statements and other information with the SEC. Reports, proxy statements, information statements and other information filed by us with the SEC pursuant to the requirements of the Securities Exchange Act of 1934 may be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Copies of such material also may be obtained from the Public Reference Section of the SEC located at 100 F. Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site that contains reports, proxy statements, information statements and other information regarding us. The SEC’s web site address is http://www.sec.gov. We are a publicly held corporation and our common stock is traded on the New York Stock Exchange under the symbol “DVA.” Reports, proxy statements, information statements, and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Statements contained or incorporated or deemed to be incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus, each such statement being qualified in all respects by such reference.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information in this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and until the completion of the exchange offer (other than any portions of any such documents that are not deemed “filed” under the Securities Exchange Act of 1934 in accordance with the Securities Exchange Act of 1934 and applicable SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007; and

•

our current reports on Form 8-K filed with the SEC on January 30, 2007, February 12, 2007 (only with respect to the information under Item 8.01 therein), February 16, 2007, February 22, 2007, February 26, 2007, February 28, 2007, March 8, 2007, March 13, 2007, March 23, 2007 and May 1, 2007.

Any statement contained in this prospectus or in a document that is incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated, or is deemed to be incorporated, by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement will not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to:

DaVita Inc.

601 Hawaii Street

El Segundo, California 90245

Telephone: (310) 536-2420

Attention: LeAnne Zumwalt, Vice President, Investor Relations

Part II

Information not required in the prospectus

Item 20. Indemnification of directors and officers

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the registrants are covered by insurance policies maintained and held in effect by DaVita Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrant incorporated under California Law

DVA Healthcare Procurement Services, Inc. and Total Renal Care, Inc. are incorporated under the laws of the State of California. Section 317 of the General Corporation Law of the state of California (the “California Statute”) provides that a California corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. Section 317 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine and no indemnification shall be made of amounts paid in settling or otherwise disposing of a pending action without court approval or of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval. Where an agent of a corporation is successful on the merits in defense of any proceeding referred to above, the Corporation must indemnify the agent against expenses actually and reasonably incurred by the agent. Section 307 of the California Statute further authorizes a corporation to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in that capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against that liability under the California Statute by him or her.

Article IV of DVA Healthcare Procurement Services, Inc.’s Bylaws provides that DVA Healthcare Procurement Services, Inc. shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of DVA Healthcare Procurement Services, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Healthcare Procurement Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Healthcare Procurement Services, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Healthcare Procurement Services, Inc. against such officer or director by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Healthcare Procurement Services, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Healthcare Procurement Services, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Healthcare Procurement Services, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA Healthcare Procurement Services, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Healthcare Procurement Services, Inc. would have the power to indemnify them.

Article 5 of Total Renal Care, Inc.’s Bylaws provides that Total Renal Care, Inc. shall cause all members of its Governing Board to be included as insured persons under certain insurance policies.

Registrant formed under the California Limited Liability Company Act

Orange Dialysis, LLC is a limited liability company formed under the laws of the state of California. Section 17155 of the California Limited Liability Company Act (“CLLCA”) provides that, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines, or expenses of any kind incurred as a result of acting in that capacity. The CLLCA further provides that a limited liability company shall have power to purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

Section 7.4 of Orange Dialysis LLC’s Operating Agreement provides that Orange Dialysis, LLC will indemnify its manager and member to the fullest extent permitted by law.

Registrants formed under the California Uniform Partnership Act of 1994

Beverly Hills Dialysis Partnership, Eastmont Dialysis Partnership, Pacific Coast Dialysis Center, Total Renal Care/Eaton Canyon Dialysis Center Partnership, Total Renal Care/Peralta Renal Center Partnership, and Total Renal Care/Piedmont Dialysis Partnership are partnerships formed under the laws of the state of California. Section 16401 of the Uniform Partnership Act of 1994 provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

Section 10.3 of the partnership agreement of each of Beverly Hills Dialysis Partnership, Total Renal Care/Eaton Canyon Dialysis Center Partnership, Total Renal Care/Peralta Renal Center Partnership, and Total Renal Care/Piedmont Dialysis Partnership provides that such entity will indemnify its partners to the fullest extent permitted by law, but in no event for the negligence or willful misconduct of a partner.

Section 10.3 of the partnership agreement of each of Eastmont Dialysis Partnership and Pacific Coast Dialysis Center provides that such entity will indemnify its partners to the fullest extent permitted by law.

Registrant incorporated under Colorado Law

Total Renal Care of Colorado, Inc. is incorporated under the laws of the state of Colorado. Article 109, Section 102 of the Colorado Business Corporation Act (the “Colorado Statute”) provides that a corporation may indemnify a person made party to proceedings because the person is or was a director against liability incurred in the proceeding if (a) the person conducted himself or herself in good faith, and (b) the person reasonably believed: (i) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation’s best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. A Colorado corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted under the Colorado Statute in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Colorado Statute authorizes a Colorado corporation to indemnify an officer, employee, fiduciary or agent of the corporation to the same extent as a director. Where a person is successful, on the merits or otherwise, in the defense of any proceeding referred to above, the corporation must indemnify such person against reasonable expenses incurred by such person. Article 109, Section 108 of the Colorado Statute further authorizes a corporation to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another domestic or foreign entity or of an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from the person’s status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under the Colorado Statute.

Article VI of the Articles of Incorporation of Total Renal Care of Colorado, Inc. provides that Total Renal Care of Colorado, Inc. shall indemnify its directors, officers and any other partner, trustee, employee, fiduciary or agent to the fullest extent permitted by law. Article V of the Articles of Incorporation of Total Renal Care of Colorado, Inc. provides that its directors will not be personally liable to Total Renal Care of Colorado, Inc. or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by law. Article Eleven of Total Renal Care of Colorado, Inc.’s Bylaws provides that it shall indemnify its directors and officers, except for claims related to liabilities under state or federal securities laws or for fraud, negligence or misconduct of such director or officer.

Registrants incorporated under Delaware Law

Dialysis Holdings, Inc., DVA Nephrology Services, Inc., Kidney Care Rx, Inc., PDI Holdings, Inc., PDI Supply, Inc., Physicians Dialysis Acquisitions, Inc., Physicians Dialysis Ventures, Inc., Physicians Dialysis, Inc., RTC Holdings, Inc., RTC TN, Inc., Renal Life Link, Inc., Renal Treatment Centers—California, Inc., Renal Treatment Centers—Hawaii, Inc., Renal Treatment Centers—Illinois, Inc., Renal Treatment Centers—Mid-Atlantic, Inc., Renal Treatment Centers—Northeast, Inc., Renal Treatment Centers—West, Inc., Renal Treatment Centers, Inc., TRC West, Inc., and Total Renal Research, Inc. are incorporated under the laws of the state of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Where an officer or director is successful, on the merits or otherwise, in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would have the power to indemnify such person under the Delaware Statute.

Article VI of the Amended and Restated Certificate of Incorporation of Dialysis Holdings, Inc. generally requires Dialysis Holdings, Inc. to indemnify its directors and officers to the fullest extent permitted under the Delaware Statute.

Article IV of the Bylaws of each of DVA Nephrology Services, Inc. and Dialysis Holdings, Inc. provides that each such entity shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of such entity) against all expenses, judgments or fines reasonably incurred if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of such entity and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that each such entity shall indemnify each director or officer in any proceeding brought by or in the right of such entity against such director or officer by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of each such entity and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to such entity unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without such entity’s consent and related expenses. The Bylaws also provide that each entity may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not such entity would have the power to indemnify them.

Article X of Kidney Care Rx, Inc.’s Bylaws provides that Kidney Care Rx, Inc. may indemnify its directors, officers and any other employees, fiduciaries or agents to the fullest extent permitted by the Delaware Statute. Article X also provides that Kidney Care Rx, Inc. may purchase certain insurance policies for its directors and officers and other employees, fiduciaries or agents.

Article 10 of the Bylaws of each of PDI Holdings, Inc., PDI Supply, Inc., Physicians Dialysis Acquisitions, Inc. and Physicians Dialysis Ventures, Inc. provides that such entity may indemnify its directors, officers and any other employees, fiduciaries or agents to the fullest extent permitted by the Delaware Statute. Each entity may also indemnify any person for any act or omission of such person that is determined to have been in good faith and in a manner believed to be in, or not opposed to, such entity’s best interest. Article 10 of the Bylaws of each of PDI Holdings, Inc., PDI Supply, Inc., Physicians Dialysis Acquisitions, Inc. and Physicians Dialysis Ventures, Inc. also provides that such entity may purchase and maintain certain insurance policies for its directors, officers, employees and agents.

The Seventh Article of the Certificate of Incorporation of Physicians Dialysis, Inc. provides that Physicians Dialysis, Inc. will indemnify its directors, officers and other employees, fiduciaries or agents to the fullest extent permitted by the Delaware Statute. The Eighth Article of the Certificate of Incorporation provides that its directors will not be personally liable to Physicians Dialysis, Inc. or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute.

The Fifth Article of the Certificate of Incorporation of RTC Holdings, Inc. provides that RTC Holdings, Inc. shall indemnify its directors and officers to the fullest extent permitted by law. The Sixth Article of the Certificate of Incorporation of RTC Holdings, Inc. provides that its directors will not be personally liable to RTC Holdings, Inc. or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute.

The Fifth Article of the Certificate of Incorporation of RTC TN, Inc. provides that RTC TN, Inc. shall indemnify its directors and officers to the fullest extent permitted by law. Article V of the Bylaws of RTC TN, Inc. provides that RTC TN, Inc. shall indemnify its directors, officers, employees or agents to the fullest extent permitted by law. The Sixth Article of the Certificate of Incorporation provides that its directors will not be personally liable to RTC TN, Inc. or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute.

Article XI of the Certificate of Incorporation of Renal Life Link, Inc. provides that Renal Life Link, Inc. shall indemnify its directors and officers to the full extent permitted under Section 145 of the Delaware Statute.

The Fifth Article of the Certificate of Incorporation of each of Renal Treatment Centers—California, Inc., Renal Treatment Centers—Hawaii, Inc., Renal Treatment Centers—Illinois, Inc., Renal Treatment Centers—Mid-Atlantic, Inc., Renal Treatment Centers—Northeast, Inc. and Renal Treatment Centers—West, Inc. provides that each such entity shall indemnify any persons it has the power to indemnify under the Delaware Statute to the fullest extent permitted by the Delaware Statute. The Ninth Article of the Certificate of Incorporation provides that each entity’s directors will not be personally liable to the entity or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute.

The Eighth Article of the Certificate of Incorporation of Renal Treatment Centers, Inc. provides that Renal Treatment Centers, Inc. shall indemnify its directors and officers to the fullest extent permitted by the Delaware Statute. The Seventh Article of the Certificate of Incorporation provides that its directors will not be personally liable to Renal Treatment Centers, Inc. or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute.

The Ninth Article of the Certificate of Incorporation of TRC West, Inc. provides that TRC West, Inc. shall indemnify any person it has the power to indemnify under the Delaware Statute to the fullest extent permitted by the Delaware Statute. TRC West, Inc.’s Bylaws provide that TRC West, Inc. may indemnify its directors, officers and any other employees, or agents to the fullest extent permitted by the Delaware Statute. The Tenth Article of the Certificate of Incorporation provides that its directors will not be personally liable to TRC West, Inc. or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors to the fullest extent permitted by the Delaware Statute.

Article 6 of the Bylaws of Total Renal Research, Inc. provides that Total Renal Research, Inc. may indemnify its directors, officers and any other employees, fiduciaries or agents to the fullest extent permitted by the Delaware Statute.

Registrants formed under the Delaware Limited Liability Company Act

DaVita—West, LLC, Kidney Care Services, LLC, Mid-City New Orleans Dialysis Partnership, LLC, North Atlanta Dialysis Center, LLC, Ontario Dialysis Center, LLC, RMS DM, LLC, Sierra Rose Dialysis Center, LLC, Southeast Florida Dialysis, LLC, Southwest Atlanta Dialysis Centers, LLC and Total Renal Care of Utah, LLC are each a limited liability company formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company’s limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Article 5.04 of the operating agreement of DaVita—West, LLC provides that, except as otherwise provided by law, DaVita—West, LLC shall indemnify its officers, agents and employees according to the same policies which its member maintains for its own similarly situated officers, agents and employees.

Section 9.4 of the operating agreements of Kidney Care Services, LLC, RMS DM, LLC, Sierra Rose Dialysis Center, LLC and Southwest Atlanta Dialysis Centers, LLC, and Section 10.3 of the operating agreement of Total Renal Care of Utah, LLC, each provide that such entity shall indemnify its manager and member to the fullest extent permitted by the Delaware Limited Liability Company Act.

Section 9.5 of the operating agreement of North Atlanta Dialysis Center, LLC provides that to the fullest extent permitted by law each manager and member shall be entitled to indemnification from North Atlanta Dialysis Center, LLC for acts or omissions made in good faith on behalf of North Atlanta Dialysis Center, LLC and in a manner reasonably believed to be within the scope of authority granted to such person under the operating agreement, except that no person is entitled to indemnification in respect of any loss incurred by reason of his or her gross negligence, fraud or willful misconduct. The operating agreement also provides that North Atlanta Dialysis Center, LLC may purchase and maintain insurance on behalf of the managers and members against liability that may be incurred in connection with the activities of North Atlanta Dialysis Center, LLC or such indemnity. Pursuant to a management agreement between DaVita Inc. and North Atlanta Dialysis Center, LLC, North Atlanta Dialysis Center, LLC has agreed to indemnify DaVita, Inc. and its affiliates and their respective officers, employees and shareholders from any liability arising out of the ownership or operation of the business or breach of the management agreement.

Registrants formed under the Delaware Revised Uniform Limited Partnership Act

Astro, Hobby, West Mt. Renal Care Limited Partnership, Dialysis Centers of Abilene, L.P., Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership, Renal Treatment Centers—Southeast, LP, South Shore Dialysis Center, L.P. and Total Renal Care Texas Limited Partnership are each a limited partnership formed under the laws of the state of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions set forth in the partnership agreement.

Section 4.5 of the partnership agreement of Astro, Hobby, West Mt. Renal Care Limited Partnership and Section 4.6 of the partnership agreement of Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership each provide that such partnership shall indemnify its general partner and its affiliates, provided that the claims giving rise to the indemnification were not the result of gross negligence or willful misconduct on the part of such general partner or affiliate.

Section 9.5 of the limited partnership agreement of South Shore Dialysis Center, L.P. provides that to the fullest extent permitted by law each limited and general partner shall be entitled to indemnification from South Shore Dialysis Center, L.P. for acts or omissions made in good faith on behalf of South Shore Dialysis Center, L.P. and in a manner reasonably believed to be within the scope of authority granted to such partner under the limited partnership agreement, except that no partner is entitled to indemnification in respect of any loss incurred by reason of his or her gross negligence, fraud or willful misconduct. The limited partnership agreement also provides that South Shore Dialysis Center, L.P. may purchase and maintain insurance on behalf of partners against liability that may be incurred in connection with the activities of South Shore Dialysis Center, L.P. or such indemnity.

Registrants incorporated under Florida Law

DVA Laboratory Services, Inc., Total Acute Kidney Care, Inc., Total Renal Laboratories, Inc., Flamingo Park Kidney Center, Inc. and Open Access Sonography, Inc. are incorporated under the laws of the state of

Florida. Section 850 of the Florida Business Corporation Act (the “Florida Statute”) provides that a Florida corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 850 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Where a director, officer, employee, or agent of a corporation is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him or her against expenses actually and reasonably incurred.

However, a Florida corporation is not permitted to indemnify any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) a transaction from which the director, officer, employee, or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section 834 of the Florida Statute are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

Section 850 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the Florida Statute.

Article XI of the certificate of incorporation of DVA Laboratory Services, Inc. provides that DVA Laboratory Services, Inc. shall indemnify any director and any officer who is also a director to the fullest extent permitted by the Florida Statute. It also provides that the board of directors has sole discretion with respect to indemnifying any officer who is not a director, except as prohibited by the Florida Statute. Article IV of DVA Laboratory Services, Inc.’s Bylaws provides that DVA Laboratory Services, Inc. shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of DVA Laboratory Services, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Laboratory Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Laboratory Services, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Laboratory Services, Inc. against such director or officer by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Laboratory Services, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Laboratory Services, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Laboratory Services, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA Laboratory Services, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Laboratory Services, Inc. would have the power to indemnify them.

Article IX of the Bylaws of Total Acute Kidney Care, Inc. provide that Total Acute Kidney Care, Inc. shall indemnify each director, officer, employee or agent to the extent permitted by Florida Statute 607.014, except against gross negligence or willful misconduct. Article IX of the Bylaws of Total Acute Kidney Care, Inc. also provide that it may maintain insurance for indemnification of any person to the extent permitted in Florida Statute 607.014.

Article X of the Articles of Incorporation of Flamingo Park Kidney Center, Inc. provides that Flamingo Park Kidney Center, Inc. shall indemnify each officer or director the fullest extent permitted by law. Article IX of the Bylaws of Flamingo Park Kidney Center, Inc. provides that it shall indemnify any director, officer, employee or agent to the fullest extent permitted by law, except against gross negligence or willful misconduct.

Article IV of the Articles of Incorporation of Open Access Sonography, Inc. provides that Open Access Sonography, Inc. shall indemnify any director, officer or agent to the fullest extent permitted by Florida law.

Registrant formed under the Florida Revised Uniform Partnership Act of 1995

Bay Area Dialysis Partnership is formed under the laws of the state of Florida. Section 8401 of the Florida Revised Uniform Partnership Act of 1995 provides that a partnership shall reimburse a partner for payments made and indemnify a partner for liabilities incurred by the partner in the ordinary course of the business of the partnership or for the preservation of its business or property.

Section 10.2 of the Partnership Agreement of Bay Area Dialysis Partnership provides that Bay Area Dialysis Partnership shall indemnify the managing general partner and each other partner to the fullest extent permitted by law.

Registrant incorporated under Georgia Law

Elberton Dialysis Facility, Inc. is incorporated under the laws of the state of Georgia. Section 851 of the Georgia Business Corporation Code (the “Georgia Statute”) provides that a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if: (a) such individual conducted himself or herself in good faith; and (b) such individual reasonably believed: (i) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation; (ii) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful. A Georgia corporation is not permitted to indemnify a director (a) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under the Georgia Statute; or (b) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. Where a director is successful, on the merits or otherwise, in the defense of any proceeding referred to above, the Corporation must indemnify him or her against reasonable expenses incurred by the director. Section 857 further authorizes a Georgia corporation to indemnify an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director. In addition, Section 858 of the Georgia Statute authorizes a Georgia corporation to purchase and maintain insurance on behalf of an individual who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee, or agent of the corporation, serves at the corporation’s request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him or her in such capacity or arising from his or her status as such, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under the Georgia Statute.

Article V of the Bylaws of Elberton Dialysis Facility, Inc. provides that Elberton Dialysis Facility, Inc. shall indemnify its directors, officers, employees or agents to the fullest extent permitted by law. Article V of the Bylaws of Elberton Dialysis Facility, Inc. also provide that it may purchase and maintain insurance policies which insure its directors, officers, employees or agents against certain liabilities.

Registrant formed under the Georgia Limited Liability Company Act

Nephrology Medical Associates of Georgia, LLC is a limited liability company formed under the laws of the state of Georgia (“GLLCA”). Section 306 of the GLLCA provides that, subject to such standards and restrictions, if any, as are set forth in the articles of organization or a written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided, however, that no limited liability company shall have the power to indemnify any member or manager for any liability that may not be eliminated or limited by the articles of organization or a written operating agreement by reason of Section 305, Division (4)(A)(i) or (ii) of the GLLCA which provides that, to the extent that a member or manager has duties (including fiduciary duties) and liabilities relating thereto to a limited liability company or to another member or manager, the member’s or manager’s duties and liabilities may be expanded, restricted, or eliminated by provisions in the articles of organization or a written operating agreement; provided, however, that no such provision shall eliminate or limit the liability of a member or manager (i) for intentional misconduct or a knowing violation of law, or (ii) for any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement.

Section 9.5 of the Operating Agreement of Nephrology Medical Associates of Georgia, LLC provides that Nephrology Medical Associates of Georgia, LLC shall indemnify its manager and its member to the fullest extent permitted by law.

Registrant formed under the Indiana Business Flexibility Act

TRC- Indiana, LLC is a limited liability company formed under the laws of the state of Indiana. Chapter 4, Section 4 of the Indiana Business Flexibility Act provides that a written operating agreement may provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Section 10.1 of the Operating Agreement of TRC- Indiana, LLC provides that TRC- Indiana, LLC shall indemnify its manager and its members to the fullest extent permitted by law.

Registrant incorporated under Illinois Law

Lincoln Park Dialysis Services, Inc. is incorporated under the laws of the state of Illinois. Section 8.75 of the Business Corporation Act of 1983 of the state of Illinois (the “Illinois Statute”) provides that an Illinois corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 8.75 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where a present or former director, officer or employee of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, the corporation must indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person.

Section 8.75 of the Illinois Statute further authorizes an Illinois corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under the Illinois Statute.

Article XI of the Bylaws of Lincoln Park Dialysis Services, Inc. provides that Lincoln Park Dialysis Services, Inc. shall indemnify its directors or officers, except against any negligent or wrongful acts.

Registrants incorporated under Maryland Law

Carroll County Dialysis Facility, Inc., DVA Healthcare of Maryland, Inc. and Mason-Dixon Dialysis Facilities, Inc. are incorporated under the laws of the state of Maryland. Section 2-418 of the Maryland General Corporation Law (the “Maryland Statute”) provides that a Maryland corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that: (a) the act or omission of the director was material to the matter giving rise to the proceeding; and (i) was committed in bad faith; or (ii) was the result of active and deliberate dishonesty; or (b) the director actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. However, unless limited by the charter, if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall have been adjudged to be liable to the corporation. A Maryland corporation is not permitted to indemnify a director in respect of any proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged to be liable on the basis that personal benefit was improperly received. However, if a court of appropriate jurisdiction shall determine upon application that, the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director has met the standards of conduct set forth above or has been adjudged liable, then the court may order such indemnification as the court shall deem proper; however, indemnification with respect to any such proceeding shall be limited to expenses. Where a director is successful, on the merits or otherwise, in the defense of any proceeding referred to above, unless limited by the charter, the corporation must indemnify him or her against reasonable expenses incurred by such director. The Maryland Statute further authorizes a Maryland corporation to indemnify an officer, employee or agent of the corporation to the same extent as a director.

In addition, Section 2-418 of the Maryland Statute authorizes a Maryland corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the Maryland Statute.

The Eleventh Article of the Articles of Incorporation of Mason-Dixon Dialysis Facilities, Inc. provides that Mason-Dixon Dialysis Facilities, Inc. may indemnify its directors, officers, employees or agents to the fullest extent permitted by Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland. The Ninth Article of the Articles of Incorporation provides that its directors and officers will not be personally liable to Mason-Dixon Dialysis Facilities, Inc. or its stockholders for monetary damages except if the director or officer received an improper benefit or profit or if the director’s or officer’s action or failure to act was the result of active and deliberate dishonesty material to the cause of action.

Article IV of DVA Healthcare of Maryland, Inc.’s Bylaws provides that DVA Healthcare of Maryland, Inc. shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of DVA Healthcare of Maryland, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Maryland, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Healthcare of Maryland, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Healthcare of Maryland, Inc. against such director or officer by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Maryland, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Healthcare of Maryland, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Healthcare of Maryland, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA Healthcare of Maryland, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Healthcare of Maryland, Inc. would have the power to indemnify them.

Registrant incorporated under Massachusetts Law

DVA Healthcare of Massachusetts, Inc. is incorporated under the laws of the State of Massachusetts. Section 8.51 of the Massachusetts Business Corporation Act (the “Massachusetts Statute”) permits a corporation to indemnify a director of the corporation against liability in such capacity if the director (i) conducted himself in good faith, (ii) reasonably believed his conduct was in, or at least not opposed to, the best interests of the corporation, and (iii) in the case of a criminal proceeding, had no reason to believe his conduct was unlawful. Section 8.51 of the Massachusetts Statute also allows for indemnification of a director if the liability in question was eliminated by the corporation’s articles of organization pursuant to Section 2.02(b)(4) of the Massachusetts Statute. Section 8.52 of the Massachusetts Statute requires a corporation to indemnify a director who was wholly successful on the merits or otherwise in the defense of any proceeding to which such director was a party because he was a director of the corporation. Section 8.56 of the Massachusetts Statute permits a corporation to indemnify an officer of the corporation to the same extent as a director, and if such officer is not a director of the corporation, to such further extent as may be provided in the corporation’s articles of organization, Bylaws, board resolution or contract provided that the officer may not be indemnified for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 of the Massachusetts Statute requires that a corporation indemnify an officer of the corporation who was wholly successful on the merits or otherwise in the defense of any proceeding to which such officer was a party because he or she was an officer of the corporation. Section 8.57 of the Massachusetts Statute permits a corporation to purchase and maintain insurance on behalf of the corporation’s directors and officers against liability asserted against them in such capacity, whether or not the corporation would have power to indemnify them against such liability.

Article IV of DVA Healthcare of Massachusetts, Inc.’s Bylaws provides that DVA Healthcare of Massachusetts, Inc. shall indemnify each director or officer in any proceeding brought against such officer or director by reason of such status (other than an action by or in the right of DVA Healthcare of Massachusetts, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Massachusetts, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Healthcare of Massachusetts, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Healthcare of Massachusetts, Inc. against such officer or director by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Massachusetts, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Healthcare of Massachusetts, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Healthcare of Massachusetts, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA Healthcare of Massachusetts, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Healthcare of Massachusetts, Inc. would have the power to indemnify them.

Registrant incorporated under Michigan Law

Downriver Centers, Inc. is incorporated under the laws of the State of Michigan. Section 561 of the Business Corporation Act of the state of Michigan (the “Michigan Statute”) provides that a Michigan corporation has the power to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses, including attorneys’ fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. Section 562 further provides that a corporation similarly may indemnify such person serving in any such capacity who was or is a party or is threatened to be made a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. The corporation is not permitted to indemnify a person for a claim, issue, or matter in which the person has been found liable to the corporation except to the extent authorized in the Michigan Statute. Where a director or officer of a corporation is successful on the merits or otherwise in defense of an action, suit, or proceeding referred to above, the corporation must indemnify him or her against actual and reasonable expenses incurred, including attorneys’ fees.

Section 567 of the Michigan Statute further authorizes a Michigan corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify him or her against liability under the Michigan Statute.

Article XI of the Bylaws of Downriver Centers, Inc. provides that Downriver Centers, Inc. shall indemnify any director, officer, partner, trustee, employee or agent if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Downriver Centers, Inc. or its shareholders, and with respect to any criminal action or proceeding, if the person has no reasonable cause to believe the conduct was unlawful.

Registrants incorporated under Nevada Law

DVA Healthcare Nephrology Partners, Inc. and DVA Healthcare Renal Care, Inc. are incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes (the “Nevada Statute”) permits a corporation to indemnify any person in any proceeding (except an action by or in the right of the corporation) by reason of being a director or officer of the corporation for expenses, judgments, fines and amounts paid in settlement reasonably incurred. A corporation may indemnify any person in any action by or in the right of the corporation to procure a judgment in its favor by reason of being a director or officer of the corporation for expenses, including amounts paid in settlement and attorneys’ fees reasonably incurred, except that indemnification may not be made for any matter as to which such a person has been finally adjudged by a court to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. In either case, however, to be eligible for indemnification, the person to be indemnified must not be found to have breached his or her fiduciary duties with such breach involving intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 78.7502 of the Nevada Statute also provides that to the extent a director or officer has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the corporation against expenses reasonably incurred. Section 78.752 of the Nevada Statute permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation’s directors and officers for any liability and expenses incurred by them in such capacity, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Article IV of the Bylaws of each of DVA Healthcare Nephrology Partners, Inc. and DVA Healthcare Renal Care, Inc. provide that each such entity shall indemnify each director or officer in any proceeding brought against such officer or director by reason of such status (other than an action by or in the right of such entity) against all expenses, judgments or fines reasonably incurred if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of such entity and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that each of DVA Healthcare Nephrology Partners, Inc. and DVA Healthcare Renal Care, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of such entity against such director or officer by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of such entity and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to such entity unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without such entity’s consent and related expenses. The Bylaws also provide that each of DVA Healthcare Nephrology Partners, Inc. and DVA Healthcare Renal Care, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against such persons in such capacity whether or not such entity would have the power to indemnify them.

Registrants formed under the New Jersey Limited Liability Company Act

Neptune Artificial Kidney Center, L.L.C. and Freehold Artificial Kidney Center, L.L.C. are limited liability companies organized under the laws of the State of New Jersey. Section 42:2B-10 of the New Jersey Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 5.1 of the operating agreements of each of Neptune Artificial Kidney Center, L.L.C. and Freehold Artificial Kidney Center, L.L.C. provides that such entity and each of its members shall indemnify and hold harmless such entity and, to the extent damaged apart from such entity, the other members, from and against all costs, expenses, liabilities, damages, claims, demands, actions, suits and proceedings which shall arise by virtue of the member’s alleged actions or omissions. However, this provision does not apply to any alleged acts or omissions by a member arising out of or in connection with the member’s activities on behalf of the entity other than acts involving willful or malicious conduct or gross negligence.

Registrant incorporated under New York Law

DVA of New York, Inc. and TRC of New York, Inc. are incorporated under the laws of the state of New York. Section 722 of the Business Corporation Law of the State of New York (the “New York Statute”) provides that a New York corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that such person, such person’s testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that such person’s conduct was unlawful. Section 722 further provides that a corporation similarly may indemnify any such person serving in any such capacity made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by such person in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which such person reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 726 of the New York Statute further authorizes a New York corporation to purchase and maintain insurance: (a) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and (b) to indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of the New York Statute, and (c) to indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the New York Statute provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

Paragraph 7 of the Certificate of Incorporation of DVA of New York, Inc. provides that DVA of New York, Inc. shall indemnify its directors and officers to the full extent permitted by law. Article IV of DVA of New York, Inc.’s Bylaws provides that DVA of New York, Inc. shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of DVA of New York, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA of New York, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA of New York, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA of New York, Inc. against such officer or director by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA of New York, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA of New York, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA of New York, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA of New York, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA of New York, Inc. would have the power to indemnify them.

The Eighth Article of the Certificate of Incorporation of TRC of New York, Inc. provides that TRC of New York, Inc. shall indemnify all persons whom it may indemnify under the provisions of Article 7 of the New York Business Corporation Law to the fullest extent permitted under those provisions. The Ninth Article of the Articles of Incorporation provides that its directors will not be personally liable to TRC of New York, Inc. or its stockholders to the fullest extent permitted by the provisions of the New York Business Corporation Law.

Registrant incorporated under Pennsylvania Law

DVA Healthcare of Pennsylvania, Inc. is incorporated under the laws of the State of Pennsylvania. Section 1741 of the Pennsylvania Business Corporation Law of 1988, as amended (the “Pennsylvania Statute”), provides that, unless otherwise restricted in its Bylaws, a business corporation may indemnify its directors and officers (other than in an action by or in the right of the corporation) against expenses, judgments, fines and amounts paid in settlement reasonably incurred in such capacity provided the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 1742 of the Pennsylvania Statute provides that, unless otherwise restricted in its Bylaws, a business corporation may indemnify its directors and officers in any action by or in the right of the corporation against expenses reasonably incurred in such capacity provided the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation. However, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court deems proper. Pursuant to Section 1743 of the Pennsylvania Statute, a corporation is required to indemnify its directors and officers against reasonable expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. Section 1746 of the Pennsylvania Statute provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any Bylaws provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Section 1747 of the Pennsylvania Statute grants a corporation, unless otherwise restricted in its Bylaws, the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them in such capacity, whether or not the corporation would have the power to indemnify them against such liability.

Article IV of DVA Healthcare of Pennsylvania, Inc.’s Bylaws provides that DVA Healthcare of Pennsylvania, Inc. shall indemnify each director or officer in any proceeding brought against such officer or director by reason of such status (other than an action by or in the right of DVA Healthcare of Pennsylvania, Inc.) against all expenses, judgments or fines reasonably incurred if such director or officer acted in good faith and in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Pennsylvania, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that DVA Healthcare of Pennsylvania, Inc. shall indemnify each director or officer in any proceeding brought by or in the right of DVA Healthcare of Pennsylvania, Inc. against such officer or director by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of DVA Healthcare of Pennsylvania, Inc. and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to DVA Healthcare of Pennsylvania, Inc. unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without DVA Healthcare of Pennsylvania, Inc.’s consent and related expenses. Article IV of the Bylaws also provides that DVA Healthcare of Pennsylvania, Inc. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not DVA Healthcare of Pennsylvania, Inc. would have the power to indemnify them.

Registrants incorporated under Tennessee Law

DVA Renal Healthcare, Inc., DVA Nephrology Partners, Inc. and DVA Supply Corp. are incorporated under the laws of the State of Tennessee. Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (“Tennessee Statute”) provide that a corporation may indemnify any of its directors and, unless its charter provides otherwise, officers, against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he or she reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he or she reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the Tennessee Statute provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The Tennessee Statute also provides that in connection with any proceeding charging improper personal benefit to a director or officer, no indemnification may be made if such director or officer is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the Tennessee Statute mandates that the corporation, unless limited by its charter, indemnify the director or officer against reasonable expenses incurred in the proceeding. Pursuant to the Tennessee Statute, unless the corporation’s charter provides otherwise, a court may order that a director or officer be indemnified if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such director or officer was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) such director or officer was adjudged liable on the basis that personal benefit was improperly received by him or her; or (iii) such director or officer failed to meet the standards of conduct set forth in (a), (b), (c) and (d) above. If the director or officer was adjudged liable as described in (i) or (ii) above, then such indemnification is limited to reasonable expenses incurred. Section 48-18-508 of the Tennessee Statute provides that a corporation may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not the corporation would have the power to indemnify them.

Article IV of the Bylaws of each of DVA Renal Healthcare, Inc., DVA Nephrology Partners, Inc. and DVA Supply Corp. provides that each such entity shall indemnify each director or officer in any proceeding brought against such director or officer by reason of such status (other than an action by or in the right of such entity) against all expenses, judgments or fines reasonably incurred if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of such entity and, in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. The Bylaws also provide that each of DVA Renal Healthcare, Inc., DVA Nephrology Partners, Inc. and DVA Supply Corp. shall indemnify each director or officer in any proceeding brought by or in the right of such entity against such director or officer by reason of such status against all expenses reasonably incurred if such person acted in good faith, in a manner such person reasonably believed to be in the best interests of such entity and with due care, including reasonable inquiry, provided that no such indemnification shall be made (i) where such person shall have been adjudged to be liable to such entity unless the court shall determine that such person is fairly and reasonably entitled to indemnity for expenses, or (ii) for amounts paid in settlement without such entity’s consent and related expenses. The Bylaws also provide that each of DVA Renal Healthcare, Inc., DVA Nephrology Partners, Inc. and DVA Supply Corp. may purchase and maintain insurance for its directors and officers for liability asserted against them in such capacity, whether or not such entity would have the power to indemnify them.

Registrants incorporated under Texas Law

Dialysis Specialists of Dallas, Inc. and RTC-Texas Acquisitions, Inc. are incorporated under the laws of the state of Texas. Article 2.02-1 of the Texas Business Corporation Act (the “Texas Statute”) provides that a Texas corporation may indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined that the person: (a) conducted himself or herself in good faith; (b) reasonably believed: (i) in the case of conduct in his or her official capacity as a director of the corporation, that his or her conduct was in the corporation’s best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Texas corporation is not permitted to indemnify a director in respect of a proceeding: (a) in which the person is found liable on the basis that personal benefit was improperly received by him or her, whether or not the benefit resulted from an action taken in the person’s official capacity; or (b) in which the person is found liable to the corporation. A person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Where a director is successful, on the merits or otherwise, in the defense of a proceeding referred to above, the Corporation must indemnify such director against reasonable expenses incurred by him or her. The Texas Statute further authorizes a Texas corporation to indemnify an officer, employee or agent of the corporation to the same extent as a director.

In addition, Article 2.02-1 of the Texas Statute authorizes a Texas corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him or her against that liability under the Texas Statute.

Article Nine of the Articles of Incorporation of Dialysis Specialists of Dallas, Inc. provides that Dialysis Specialists of Dallas, Inc. shall indemnify any director, officer, employee or agent to the fullest extent permitted by the General Corporation Law of the State of Texas.

Article VIII of the Bylaws of RTC-Texas Acquisitions, Inc. provides that RTC-Texas Acquisitions, Inc. will indemnify its directors, advisory directors or officers, if it is determined, subject to certain exceptions, that such persons conducted themselves in good faith, reasonably believed that the conduct was in RTC-Texas

Acquisitions, Inc.’s best interests, and in the case of a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

Registrant formed under the Utah Limited Liability Company Act

DaVita Nephrology Associates of Utah, LLC is a limited liability company formed under the laws of the state of Utah. Section 1802 of the Utah Limited Liability Company Ac (“ULLCA”) provides that a Utah company may indemnify an individual made a party to a proceeding because he or she is or was a manager, against liability incurred in the proceeding if: (a) his or her conduct was in good faith; (b) he or she reasonably believed that his or her conduct was in, or not opposed to, the company’s best interests; and (c) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. A Utah company is not permitted to indemnify a manager under this section (a) in connection with a proceeding by or in the right of the company in which the manager was adjudged liable to the company; or (b) in connection with any other proceeding charging that the manager derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding he was adjudged liable on the basis that he derived an improper personal benefit. However, unless a company’s articles of organization provide otherwise, a manager of the company who is or was a party to a proceeding may apply for indemnification to the court or other decision-maker conducting the proceeding or to another court of competent jurisdiction and, on receipt of an application, if the court determines that the manager is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the manager met the applicable standard of conduct set forth above or was adjudged liable, the court may order indemnification as the court determines to be proper, except that the indemnification with respect to any proceeding in which liability has been adjudged in the circumstances described in above is limited to reasonable expenses incurred. Section 1803 of the ULLCA further provides that, unless limited by its articles of organization, a company must indemnify a manager who is successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which he or she was a party because he or she is or was a manager of the company, against reasonable expenses, including attorney’s fees, incurred by him or her. Unless a company’s articles of organization provide otherwise, Section 1807 further authorizes a Utah company to indemnify a member, employee, fiduciary, or agent of the company to the same extent as to a manager.

In addition, Section 1808 authorizes a Utah company to purchase and maintain liability insurance on behalf of a person who is or was a manager, member, employee, fiduciary, or agent of the company, or who, while serving as a manager, member, employee, fiduciary, or agent of the company, is or was serving at the request of the company as a manager, member, director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic limited liability company or other person, or of an employee benefit plan, against liability asserted against or incurred by him in that capacity or arising from his status as a manager, member, employee, fiduciary, or agent, whether or not the company would have power to indemnify him against the same liability under the ULLCA.

Section 9.5 of the Operating Agreement of DaVita Nephrology Associates of Utah, LLC provides that DaVita Nephrology Associates of Utah, LLC will indemnify its manager and member to the fullest extent permitted by law.

Registrants incorporated under Virginia Law

Continental Dialysis Center of Springfield-Fairfax, Inc., Continental Dialysis Centers, Inc., East End Dialysis Center, Inc., Peninsula Dialysis Center, Inc. and Tri-City Dialysis Center, Inc. are incorporated under the laws of the state of Virginia. Section 697 of the Virginia Stock Corporation Act (the “Virginia Statute”) provides that a Virginia corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself in good faith; and (b) the individual believed: (i) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests; and (ii) in all other cases, that his or her conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. A Virginia corporation is not permitted to indemnify a director under this section: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him or her, whether or not involving action in his or her official capacity, in which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification permitted under the Virginia Statute in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Unless limited by its articles of incorporation, a corporation must indemnify a director who entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of the corporation against reasonable expenses incurred by him or her. With respect to a proceeding by or in the right of the corporation, the court may (i) order indemnification of the director to the extent of his or her reasonable expenses if it determines that, considering all the relevant circumstances, the director is entitled to indemnification even though he or she was adjudged liable to the corporation and (ii) also order the corporation to pay the director’s reasonable expenses incurred to obtain the order of indemnification. The Virginia Statute further authorizes a Virginia corporation to indemnify an officer, employee, or agent of the corporation to the same extent as to a director.

In addition, Section 703 of the Virginia Statute authorizes a Virginia corporation to purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him or her against the same liability under the Virginia Statute.

Article V of the Articles of Incorporation of each of Peninsula Dialysis Center, Inc. and Tri-City Dialysis Center, Inc. provides that such entity will indemnify a director or officer to the fullest extent permitted by the Virginia Stock Corporation Act, and may indemnify any other person to the fullest extent permitted by the Virginia Stock Corporation Act. Article V of the Articles of Incorporation also provides that each entity may purchase and maintain insurance policies which insure its directors, officers, employees or agents against certain liabilities. Article V also provides that each entity’s directors or officers will not be personally liable to such entity or its stockholders to the fullest extent permitted by the provisions of the Virginia Stock Corporation Act.

Item 21. Exhibits

Exhibit Number	Description

4.1	Indenture for the 6 5/8% Senior Notes due 2013, dated as of March 22, 2005, by and among DaVita Inc., the Guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee.(1)

4.2	Form of 6 5/8% Senior Note due 2013 (included in Exhibit 4.1).(1)

4.3	Form of Note Guarantee for 6 5/8% Senior Note due 2013 (included in Exhibit 4.1).(1)

5.1	Opinion of Sidley Austin LLP as to the validity of the notes to be issued in the exchange offer and certain of the guarantees.(2)

5.2	Opinion of Joseph Schohl, Vice President, Secretary and General Counsel of DaVita Inc. as to the validity of certain of the guarantees.(2)

12.1	Statement regarding computation of ratio of earnings to fixed charges.(2)

23.1	Consent of KPMG LLP, independent registered public accounting firm.(2)

Exhibit Number	Description

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.3	Consent of Joseph Schohl, Vice President, Secretary and General Counsel of DaVita Inc. (included in Exhibit 5.2).

24.1	Power of Attorney (included in the signature pages hereto).

25.1	Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. relating to Indenture for the 6 5/8% Senior Notes due 2013.(2)

99.1	Form of Letter of Transmittal.(2)

99.2	Form of Notice of Guaranteed Delivery.(2)

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.(2)

99.4	Form of Letter to Clients.(2)

99.5	Registration Rights Agreement for the 6 5/8% Senior Notes due 2013, dated as of February 23, 2007, by and among DaVita Inc., the Guarantors party thereto and the initial purchaser.(4)

(1)	Incorporated by reference from DaVita Inc.’s Current Report on Form 8-K filed on March 25, 2005.
(2)	Filed herewith.
(3)	Incorporated by reference from the Registration Statement on Form S-4 (No. 333-12698) filed on July 5, 2005.
(4)	Incorporated by reference from DaVita Inc.’s Current Report on Form 8-K filed on February 28, 2007.

Item 22. Undertakings

(a) The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), a(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

(c)	The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning this transaction that was not the subject of and included in the registration statement when it became effective.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report of DaVita Inc. pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 16th day of May, 2007.

DAVITA, INC.

By:	/s/ KENT J. THIRY
Name:	Kent J. Thiry
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of DaVita Inc., hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable DaVita Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KENT J. THIRY Kent J. Thiry	Chairman and Chief Executive Officer (Principal Executive Officer)	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer)	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer)	May 16, 2007

/s/ CHARLES G. BERG Charles G. Berg	Director	May 16, 2007

/s/ WILLIAM W. BRITTAIN, JR. William W. Brittain, Jr.	Director	May 16, 2007

/s/ NANCY-ANN DEPARLE Nancy-Ann DeParle	Director	May 16, 2007

/s/ RICHARD B. FONTAINE Richard B. Fontaine	Director	May 16, 2007

/s/ PETER T. GRAUER Peter T. Grauer	Director	May 16, 2007

/s/ C. RAYMOND LARKIN, JR. C. Raymond Larkin, Jr.	Director	May 16, 2007

/s/ JOHN M. NEHRA John M. Nehra	Director	May 16, 2007

Name	Title	Date

/s/ WILLIAM L. ROPER, M.D. William L. Roper, M.D.	Director	May 16, 2007

/s/ ROGER J. VALINE Roger J. Valine	Director	May 16, 2007

/s/ RICHARD C. VAUGHAN Richard C. Vaughan	Director	May 16, 2007

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on the 16th day of May, 2007.

CARROLL COUNTY DIALYSIS FACILITY, INC.

CONTINENTAL DIALYSIS CENTER, INC.

CONTINENTAL DIALYSIS CENTER OF SPRINGFIELD-FAIRFAX, INC.

DIALYSIS HOLDINGS, INC.

DIALYSIS SPECIALISTS OF DALLAS, INC.

DVA HEALTHCARE NEPHROLOGY PARTNERS, INC.

DVA HEALTHCARE PROCUREMENT SERVICES, INC.

DVA HEALTHCARE RENAL CARE, INC.

DVA HEALTHCARE OF PENNSYLVANIA, INC.

DVA HEALTHCARE OF MARYLAND, INC.

DVA HEALTHCARE OF MASSACHUSETTS, INC.

DVA NEPHROLOGY SERVICES, INC.

DVA OF NEW YORK, INC.

DVA SUPPLY CORP.

DVA LABORATORY SERVICES, INC.

DVA NEPHROLOGY PARTNERS, INC.

DVA RENAL HEALTHCARE, INC.

DOWNRIVER CENTERS, INC.

EAST END DIALYSIS CENTER, INC.

ELBERTON DIALYSIS FACILITY, INC.

FLAMINGO PARK KIDNEY CENTER, INC.

LINCOLN PARK DIALYSIS SERVICES, INC.

MASON-DIXON DIALYSIS FACILITIES, INC.

OPEN ACCESS SONOGRAPHY, INC.

PENINSULA DIALYSIS CENTER, INC.

PHYSICIANS DIALYSIS, INC.

PHYSICIANS DIALYSIS ACQUISITIONS, INC.

PHYSICIANS DIALYSIS VENTURES, INC.

RENAL LIFE LINK, INC.

RENAL TREATMENT CENTERS, INC.

RENAL TREATMENT CENTERS-CALIFORNIA, INC.

RENAL TREATMENT CENTERS-HAWAII, INC.

RENAL TREATMENT CENTERS-ILLINOIS, INC.

RENAL TREATMENT CENTERS-MID-ATLANTIC, INC.

RENAL TREATMENT CENTERS-NORTHEAST, INC.

RENAL TREATMENT CENTERS-WEST, INC.

RTC-TEXAS ACQUISITION, INC.

TOTAL ACUTE KIDNEY CARE, INC.

TOTAL RENAL CARE, INC.

TOTAL RENAL CARE OF COLORADO, INC.

TOTAL RENAL LABORATORIES, INC.

TOTAL RENAL RESEARCH, INC.

TRC OF NEW YORK, INC.

TRI-CITY DIALYSIS CENTER, INC.

By:	*
Kent J. Thiry Chief Executive Officer

ASTRO, HOBBY, WEST MT. RENAL CARE LIMITED PARTNERSHIP

By: TOTAL RENAL CARE, INC.
Its: General Partner

By: *
Kent J. Thiry Chief Executive Officer

BAY AREA DIALYSIS PARTNERSHIP

By: TOTAL RENAL CARE, INC.
Its: Managing Partner

By: *
Kent J. Thiry Chief Executive Officer

BEVERLY HILLS DIALYSIS PARTNERSHIP

By: TOTAL RENAL CARE, INC.
Its: Managing Partner

By: *
Kent J. Thiry Chief Executive Officer

DAVITA NEPHROLOGY ASSOCIATES OF UTAH, L.L.C.

By: TOTAL RENAL CARE, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

DAVITA – WEST, LLC

By: RENAL TREATMENT CENTERS, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

DIALYSIS CENTERS OF ABILENE, L.P.

By: TOTAL RENAL CARE, INC.
Its: General Partner

By: *
Kent J. Thiry Chief Executive Officer

EASTMONT DIALYSIS PARTNERSHIP

By: TOTAL RENAL CARE, INC.
Its: Managing Partner

By: *
Kent J. Thiry Chief Executive Officer

FREEHOLD ARTIFICIAL KIDNEY CENTER, LLC

By: DVA RENAL HEALTHCARE, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

HOUSTON KIDNEY CENTER/TOTAL RENAL CARE INTEGRATED SERVICE NETWORK LIMITED PARTNERSHIP

By: TOTAL RENAL CARE, INC.
Its: General Partner

By: *
Kent J. Thiry Chief Executive Officer

KIDNEY CARE RX, INC.

By:	/s/ JOSH GOLOMB
Josh Golomb President

KIDNEY CARE SERVICES, LLC

By: TOTAL RENAL CARE, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

MID-CITY NEW ORLEANS DIALYSIS PARTNERSHIP, LLC

By: RENAL TREATMENT CENTERS – SOUTHEAST, LP
Its: Sole Member

By: DAVITA – WEST, LLC
Its: Partner

By: RENAL TREATMENT CENTERS, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

NEPHROLOGY MEDICAL ASSOCIATES OF GEORGIA, LLC

By: TOTAL RENAL CARE, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

NEPTUNE ARTIFICIAL KIDNEY CENTER, LLC

By: DVA RENAL HEALTHCARE, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

NORTH ATLANTA DIALYSIS CENTER, LLC

By: RENAL TREATMENT CENTERS – MID-ATLANTIC, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

ONTARIO DIALYSIS CENTER, LLC

By:RENAL TREATMENT CENTERS – CALIFORNIA, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

ORANGE DIALYSIS, LLC

By: RENAL TREATMENT CENTERS – CALIFORNIA, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

PACIFIC COAST DIALYSIS CENTER

By: TOTAL RENAL CARE, INC.
Its: Managing Partner

By: *
Kent J. Thiry Chief Executive Officer

PDI HOLDINGS, INC.

By:	/s/ H.W. GUY SEAY
H.W. Guy Seay President

PDI SUPPLY, INC.

By:	*
Kent J. Thiry Chief Executive Officer

RENAL TREATMENT CENTERS-SOUTHEAST, L.P.

By: RENAL TREATMENT CENTERS, INC.
Its: General Partner

By: *
Kent J. Thiry Chief Executive Officer

RMS DM, LLC

By: TOTAL RENAL CARE, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

RTC HOLDINGS, INC.

By:	/s/ JOSEPH SCHOHL
Joseph Schohl President

RTC TN, INC.

By:	/s/ JOSEPH SCHOHL
Joseph Schohl President

SIERRA ROSE DIALYSIS CENTER, LLC

BY: RENAL TREATMENT CENTERS – WEST, INC
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

SOUTHEAST FLORIDA DIALYSIS, LLC

BY: TOTAL RENAL CARE, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

SOUTHWEST ATLANTA DIALYSIS CENTERS, LLC

BY:RENAL TREATMENT CENTERS – MID-ATLANTIC, INC
Its: Managing Member

By: *
Kent J. Thiry Chief Executive Officer

SOUTH SHORE DIALYSIS CENTER, L.P.

BY: TOTAL RENAL CARE, INC.
Its: General Partner

By: *
Kent J. Thiry Chief Executive Officer

TOTAL RENAL CARE/EATON CANYON DIALYSIS CENTER PARTNERSHIP

By: TOTAL RENAL CARE, INC.
Its: Managing Partner

By: *
Kent J. Thiry Chief Executive Officer

TOTAL RENAL CARE/PERALTA RENAL CENTER PARTNERSHIP

By: TOTAL RENAL CARE, INC.
Its: General Partner

By: *
Kent J. Thiry Chief Executive Officer

TOTAL RENAL CARE/PIEDMONT DIALYSIS PARTNERSHIP

By: TOTAL RENAL CARE, INC.
Its: General Partner

By: *
Kent J. Thiry Chief Executive Officer

TOTAL RENAL CARE TEXAS LIMITED PARTNERSHIP

By: TOTAL RENAL CARE, INC.
Its: General Partner

By: *
Kent J. Thiry Chief Executive Officer

TOTAL RENAL CARE OF UTAH, L.L.C.

By: TOTAL RENAL CARE, INC.
Its: Sole Member

By: *
Kent J. Thiry Chief Executive Officer

TRC-INDIANA LLC

By: RENAL TREATMENT CENTERS – ILLINOIS, INC.
Its:Managing Member

By: *
Kent J. Thiry Chief Executive Officer

TRC WEST, INC.

By:	/s/ H.W. GUY SEAY
H.W. Guy Seay President

By:	/s/ KENT J. THIRY
Kent J. Thiry Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and sole director of Carroll County Dialysis Facility, Inc., Continental Dialysis Center, Inc., Continental Dialysis Center of Springfield-Fairfax, Inc., Dialysis Holdings, Inc., Dialysis Specialists of Dallas, Inc., Downriver Centers, Inc., DVA Healthcare Nephrology Partners, Inc., DVA Healthcare of Maryland, Inc., DVA Healthcare of Massachusetts, Inc., DVA Healthcare of Pennsylvania, Inc., DVA Healthcare Procurement Services, Inc., DVA Healthcare Renal Care, Inc., DVA Laboratory Services, Inc., DVA Nephrology Partners, Inc., DVA Nephrology Services, Inc., DVA of New York, Inc., DVA Renal Healthcare, Inc., DVA Supply Corp., East End Dialysis Center, Inc., Elberton Dialysis Facility, Inc., Flamingo Park Kidney Center, Inc., Lincoln Park Dialysis Services, Inc., Mason-Dixon Dialysis Facilities, Inc., Open Access Sonography, Inc., Peninsula Dialysis Center, Inc., Renal Life Link, Inc., Renal Treatment Centers, Inc., Renal Treatment Centers-California, Inc., Renal Treatment Centers-Hawaii, Inc., Renal Treatment Centers-Illinois, Inc., Renal Treatment Centers-Mid-Atlantic, Inc., Renal Treatment Centers-Northeast, Inc., Renal Treatment Centers-West, Inc., Total Acute Kidney Care, Inc., Total Renal Care, Inc., Total Renal Care of Colorado, Inc., Total Renal Laboratories, Inc., Total Renal Research, Inc. TRC of New York, Inc. and Tri-City Dialysis Center, Inc., hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the above-named registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KENT J. THIRY Kent J. Thiry	Sole Director and Chief Executive Officer (Principal Executive Officer)	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer)	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer)	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of DVA Renal Healthcare, Inc., the sole member of Freehold Artificial Kidney Center, LLC and Neptune Artificial Kidney Center, LLC hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the above-named registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KENT J. THIRY Kent J. Thiry	Sole Director and Chief Executive Officer (Principal Executive Officer) of DVA Renal Healthcare, Inc.	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer) of DVA Renal Healthcare, Inc.	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer) of DVA Renal Healthcare, Inc.	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of Kidney Care Rx, Inc. hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Kidney Care Rx, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOSH GOLOMB Josh Golomb	Sole Director and President (Principal Executive Officer)	May 16, 2007

/s/ H.W. GUY SEAY H.W. Guy Seay	Vice President and Treasurer (Principal Financial and Accounting Officer)	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and directors of PDI Holdings, Inc. hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable PDI Holdings, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ H.W. GUY SEAY H.W. Guy Seay	Director and President (Principal Executive Officer)	May 16, 2007

/s/ STEVEN I. GRIEGER Steven I. Grieger	Director and Vice President	May 16, 2007

/s/ PETER WINNINGTON Peter Winnington	Director and Treasurer (Principal Financial and Accounting Officer)	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of PDI Supply, Inc. hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable PDI Supply, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ H.W. GUY SEAY H.W. Guy Seay	Sole Director	May 16, 2007

/s/ KENT J. THIRY Kent J. Thiry	Chief Executive Officer (Principal Executive Officer)	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer)	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer)	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of Physicians Dialysis, Inc., Physicians Dialysis Acquisitions, Inc. and Physicians Dialysis Ventures, Inc. hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the above-named registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ H.W. GUY SEAY H.W. Guy Seay	Sole Director	May 16, 2007

/s/ KENT J. THIRY Kent J. Thiry	Chief Executive Officer (Principal Executive Officer)	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer)	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer)	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of RTC-Texas Acquisition, Inc. hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable RTC-Texas Acquisition, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KENT J. THIRY Kent J. Thiry	Sole Director and Chief Executive Officer (Principal Executive Officer)	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer)	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer)	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of Total Renal Care, Inc., the managing partner, general partner or member of Astro, Hobby, West Mt. Renal Care Limited Partnership, Bay Area Dialysis Partnership, Beverly Hills Dialysis Partnership, DaVita Nephrology Associates of Utah, L.L.C., Dialysis Center of Abilene, LP, Eastmont Dialysis Partnership, Houston Kidney Center/Total Renal Care Integrated Service Network Limited Partnership, Kidney Care Services, LLC, Nephrology Medical Associates of Georgia, LLC, Pacific Coast Dialysis Center, RMS DM, LLC, South Shore Dialysis Center, LP, Southeast Florida Dialysis, LLC, Total Renal Care/Eaton Canyon Dialysis Center Partnership, Total Renal Care/Peralta Renal Center Partnership, Total Renal Care/Piedmont Dialysis Partnership, Total Renal Care Texas Limited Partnership, and Total Renal Care of Utah, L.L.C. hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the above-named registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KENT J. THIRY Kent J. Thiry	Sole Director and Chief Executive Officer (Principal Executive Officer) of Total Renal Care, Inc.	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer) of Total Renal Care, Inc.	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer) of Total Renal Care, Inc.	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of Renal Treatment Centers, Inc., the managing partner, general partner or member of DaVita-West, LLC, Mid-City New Orleans Dialysis Partnership, LLC and Renal Treatment Centers-Southeast, L.P., hereby severally constitute a appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of the our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the above-named registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KENT J. THIRY Kent J. Thiry	Sole Director and Chief Executive Officer (Principal Executive Officer) of Renal Treatment Centers, Inc.	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer) of Renal Treatment Centers, Inc.	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Financial and Accounting Officer) of Renal Treatment Centers, Inc.	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of Renal Treatment Centers-California, Inc., the sole member of Ontario Dialysis Center, LLC and Orange Dialysis, LLC hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the above-named registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KENT J. THIRY Kent J. Thiry	Sole Director and Chief Executive Officer (Principal Executive Officer) of Renal Treatment Centers-California, Inc.	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer) of Renal Treatment Centers-California, Inc.	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer) of Renal Treatment Centers-California, Inc.	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of Renal Treatment Centers-West, Inc., the sole member of Sierra Rose Dialysis Center, LLC hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable Sierra Rose Dialysis Center, LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KENT J. THIRY Kent J. Thiry	Sole Director and Chief Executive Officer (Principal Executive Officer) of Renal Treatment Centers-West, Inc.	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer) of Renal Treatment Centers- West, Inc.	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer) of Renal Treatment Centers-West, Inc.	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of Renal Treatment Centers-Mid-Atlantic, Inc., the managing member of Southwest Atlanta Dialysis Centers, LLC and sole member of North Atlanta Dialysis Center, LLC hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable the above-named registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KENT J. THIRY Kent J. Thiry	Sole Director and Chief Executive Officer (Principal Executive Officer) of Renal Treatment Centers-Mid-Atlantic, Inc.	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer) of Renal Treatment Centers-Mid-Atlantic, Inc.	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer) of Renal Treatment Centers-Mid-Atlantic, Inc.	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and sole director of Renal Treatment Centers-Illinois, Inc., the sole member of TRC-Indiana LLC hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable TRC-Indiana LLC to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ KENT J. THIRY Kent J. Thiry	Sole Director and Chief Executive Officer (Principal Executive Officer) of Renal Treatment Centers-Illinois, Inc.	May 16, 2007

/s/ MARK G. HARRISON Mark G. Harrison	Chief Financial Officer (Principal Financial Officer) of Renal Treatment Centers-Illinois, Inc.	May 16, 2007

/s/ JAMES HILGER James Hilger	Vice President and Controller (Principal Accounting Officer) of Renal Treatment Centers-Illinois, Inc.	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and directors of TRC West, Inc. hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable TRC West, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ H.W. GUY SEAY H.W. Guy Seay	Director and President (Principal Executive Officer)	May 16, 2007

/s/ MONTE L. MILLER Monte L. Miller	Director and Vice President	May 16, 2007

/s/ STEVEN I. GRIEGER Steven I. Grieger	Director, Vice President and Treasurer (Principal Financial and Accounting Officer)	May 16, 2007

POWER OF ATTORNEY

We, the undersigned officers and directors of RTC Holdings, Inc. and RTC TN, Inc. hereby severally constitute and appoint Kent J. Thiry, Joseph Schohl and H.W. Guy Seay, and each of them, our true and lawful attorney with full power to each such person to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, under the Securities Act of 1933, as amended, and generally to do all things in our names and on our behalf in such capacities to enable RTC Holdings, Inc. and RTC TN, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOSEPH SCHOHL Joseph Schohl	Director and President (Principal Executive Officer)	May 16, 2007

/s/ PETER WINNINGTON Peter Winnington	Director and Treasurer (Principal Financial and Accounting Officer)	May 16, 2007

/s/ STEVEN I. GRIEGER Steven I. Grieger	Director	May 16, 2007

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Indenture for the 6 5/8% Senior Notes due 2013, dated as of March 22, 2005, by and among DaVita Inc., the Guarantors party thereto and The Bank of New York Trust Company, N.A., as Trustee.(1)

4.2	Form of 6 5/8% Senior Note due 2013 (included in Exhibit 4.1).(1)

4.3	Form of Note Guarantee for 6 5/8% Senior Note due 2013 (included in Exhibit 4.1).(1)

5.1	Opinion of Sidley Austin LLP as to the validity of the notes to be issued in the exchange offer and certain of the guarantees.(2)

5.2	Opinion of Joseph Schohl, Vice President, Secretary and General Counsel of DaVita Inc. as to the validity of certain of the guarantees.(2)

12.1	Statement regarding computation of ratio of earnings to fixed charges.(2)

23.1	Consent of KPMG LLP, independent registered public accounting firm.(2)

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.1).

23.3	Consent of Joseph Schohl, Vice President, Secretary and General Counsel of DaVita Inc. (included in Exhibit 5.2).

24.1	Power of Attorney (included in the signature pages hereto).

25.1	Form T-1 Statement of Eligibility Under Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A. relating to Indenture for the 6 5/8% Senior Notes due 2013.(2)

99.1	Form of Letter of Transmittal.(2)

99.2	Form of Notice of Guaranteed Delivery.(2)

99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.(2)

99.4	Form of Letter to Clients.(2)

99.5	Registration Rights Agreement for the 6 5/8% Senior Notes due 2013, dated as of February 23, 2007, by and among DaVita Inc., the Guarantors party thereto and the initial purchaser.(4)

(1)	Incorporated by reference from DaVita, Inc.’s Current Report on Form 8-K filed on March 25, 2005.
(2)	Filed herewith.
(3)	Incorporated by reference from the Registration Statement on Form S-4 (No. 333-12698) filed on July 5, 2005.
(4)	Incorporated by reference from DaVita, Inc.’s Current Report on Form 8-K filed on February 28, 2007.